As Filed with the Securities and Exchange Commission on April 1, 2005
                                                     Registration No. 333-122406

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           =========================

                                AMENDMENT NO. TWO
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           =========================

                              Parke Bancorp, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

            New Jersey                        6022                    65-1241959
 -------------------------------   ----------------------------    ----------------
 (State or Other Jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)    Identification No.)

                               Parke Bancorp, Inc.
                                601 Delsea Drive
                      Washington Township, New Jersey 08080
                                 (856) 256-2500
    ------------------------------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

            Vito S. Pantilione, President and Chief Executive Officer
                               Parke Bancorp, Inc.
                                601 Delsea Drive
                      Washington Township, New Jersey 08080
                                 (856) 256-2500
    ------------------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies To:
                               John J. Spidi, Esq.
                           Tiffany A. Hasselman, Esq.
                            Malizia Spidi & Fisch, PC
                            1100 New York Ave., N.W.
                                 Suite 340 West
                             Washington, D.C. 20005
                                 (202) 434-4660

                           =========================

 Approximate  Date of Commencement of the Proposed Sale of the Securities to the
Public: As soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions to the merger described in the proxy statement/prospectus.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                               [LOGO] PARKE BANK


March 25, 2005

Dear Fellow Shareholders:


         On behalf of the Board of Directors and management of Parke Bank (the "Bank"), we invite you to attend our Annual Meeting of Shareholders to be held at The Italian Bistro, 590 Delsea Drive, Washington Township, New Jersey, on April 26, 2005, at 10:00 a.m. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting.

         In addition to the election of directors and the ratification of the appointment of the independent auditor, shareholders will be asked to consider and vote upon the following item:

o a proposal to reorganize the Bank into the holding company form of ownership by approving a Plan of Acquisition under which (i) the Bank will become a wholly-owned subsidiary of Parke Bancorp, Inc., a New-Jersey corporation formed for the purpose of becoming the holding company for the Bank and (ii) each outstanding share of the Bank will be automatically converted into one share of Parke Bancorp, Inc.

         Your Board of Directors has unanimously approved the adoption of a holding company structure for the Bank. Deregulation in the financial services industries has created many opportunities for the Bank. In recent years, we have seen numerous financial institutions form holding companies to take advantage of these opportunities. Although we have no present plans to acquire or establish other businesses, upon consummation of the holding company reorganization, the Bank will be in a position to take immediate advantage of any such opportunities that may arise.

         The Board of Directors of the Bank believes that the holding company reorganization is in the best interests of the shareholders and urges you to vote "FOR" this proposal. Forming a holding company is an important step in the continued growth of our business and will create a more flexible corporate structure, increase the range of financial activities we can offer, and help us to respond to future regulatory changes.

         Your percentage stock ownership interest in Parke Bancorp, Inc. will remain the same as your present interest in the Bank. Each share of common stock of the Bank will automatically become one share of common stock of Parke Bancorp, Inc. Shares of common stock of Parke Bank are traded on the Nasdaq Stock Market under the symbol "PKBK." After the Reorganization, Parke Bancorp, Inc.'s common stock will trade on the Nasdaq Stock Market.

         Approval of the holding company reorganization requires the favorable vote of the holders of at least two- thirds of the outstanding shares of common stock of the Bank. YOUR VOTE IS VERY IMPORTANT. FAILURE TO VOTE IS EQUIVALENT TO VOTING AGAINST APPROVAL OF THE HOLDING COMPANY REORGANIZATION.

         Whether or not you plan to attend the meeting, please sign and date the
         -----------------------------------------------------------------------
enclosed  proxy  card and  return  it in the  accompanying  postage-paid  return
--------------------------------------------------------------------------------
envelope as quickly as possible. This will not prevent you from voting in person
-------------------------------
at the meeting, but will assure that your vote is counted if you are unable to attend the meeting.
                                           Sincerely,



                                           Vito S. Pantilione
                                           President and Chief Executive Officer

         The securities that Parke Bancorp, Inc. will issue in the Reorganization are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

         Neither the Securities and Exchange Commission, the Federal Reserve Board, the New Jersey Department of Banking and Insurance, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
                                   PARKE BANK
                                601 DELSEA DRIVE
                      WASHINGTON TOWNSHIP, NEW JERSEY 08080
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 26, 2005
--------------------------------------------------------------------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Parke Bank (the "Bank") will be held at The Italian Bistro, 590 Delsea Drive, Washington Township, New Jersey, on April 26, 2005, at 10:00 a.m. The Meeting is for the purpose of considering and acting upon the following matters:

         1. The approval of the Plan of Acquisition whereby the Bank will be reorganized into the holding company form of organization and will become a wholly-owned subsidiary of a newly-formed holding company called Parke Bancorp, Inc. and each share of common stock of the Bank will automatically be converted into one share of common stock of Parke Bancorp, Inc. (the "Holding Company Reorganization");

         2.       The election of twelve directors of the Bank;

         3. The ratification of the appointment of McGladrey & Pullen, LLP as the Bank's independent auditor for the fiscal year ending December 31, 2005; and

         4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

         Action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned.

Under the Bank's Bylaws, the Board of Directors has fixed the close of business on March 16, 2005, as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.

         Each shareholder has the right to dissent from the Reorganization and demand payment of the value of his or her shares of the Bank's common stock if the Reorganization is completed. The right of a shareholder to receive such payment is contingent upon strict compliance with the requirements of the New Jersey Banking Act of 1948. The full text of the applicable sections of the New Jersey Banking Act of 1948 is included as Appendix D to the Proxy Statement.

         Whether or not you plan to attend the meeting, you are requested to sign, date and return the enclosed proxy in the enclosed postage-paid envelope. You may revoke your proxy by filing with the secretary of the Bank a written revocation or a duly executed proxy bearing a later date. If you are present at the meeting you may revoke your proxy and vote in person on each matter brought before the meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote in person at the meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              David O. Middlebrook
                                              Corporate Secretary
Washington Township, New Jersey
March 25, 2005

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE BANK THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                                 TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
SUMMARY.....................................................................................1
         The Reorganization.................................................................1
         Comparison of Shareholders' Rights Before and After the Reorganization..............
         Recommendation and Reasons..........................................................
         Conditions and Regulatory Approvals Required for the Reorganization.................
         Tax Consequences of the Reorganization..............................................
         Rights of Dissenting Shareholders...................................................
         Management After the Reorganization.................................................
         Regulation and Supervision After the Reorganization.................................
         Exchange of Stock Certificates......................................................

GENERAL INFORMATION..........................................................................
         Introduction........................................................................
         Purpose of Meeting..................................................................
         Record Date.........................................................................
         Quorum..............................................................................
         Voting And Revocability of Proxies..................................................
         Vote Required for Approval of Proposals I, II and III...............................
         Solicitation of Proxies.............................................................
         Shareholder Proposals...............................................................
         Form 10-KSB.........................................................................

PROPOSAL I - THE HOLDING COMPANY REORGANIZATION..............................................
         General.............................................................................
         Reasons for the Reorganization......................................................
         Plan of Acquisition.................................................................
         Effective Date......................................................................
         Exchange of Stock Certificates......................................................
         Tax Consequences....................................................................
         Comparison of Shareholders' Rights..................................................
         Accounting Treatment................................................................
         Conditions to the Reorganization....................................................
         Amendment or Termination............................................................
         Federal and State Taxation..........................................................
         Dissenters' Rights .................................................................

PROPOSAL II - ELECTION OF DIRECTORS..........................................................

PROPOSAL III - RATIFICATION OF APPOINTMENT OF AUDITORS.......................................

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATION..................................................................
         Forward Looking Statements..........................................................
         Overview............................................................................
         Critical Accounting Policies........................................................
         Operating Results for the Years Ended December 31, 2004 and 2003....................
         Financial Condition at December 31, 2004 and December 31, 2003......................
         Loan Quality........................................................................

                                      -i-


         Interest Rate Sensitivity and Liquidity.............................................
         Off-Balance Sheet Arrangements......................................................
         Impact of Inflation and Changing Prices.............................................
         Recent Accounting Pronouncements....................................................

MARKET PRICES AND DIVIDENDS..................................................................
         General.............................................................................
         Dividend Restrictions Imposed on Parke Bancorp, Inc.................................
         Dividend Restrictions Imposed on Parke Bank.........................................

BUSINESS OF PARKE BANCORP, INC...............................................................

BUSINESS OF PARKE BANK.......................................................................
         General.............................................................................
         Market Area.........................................................................
         Competition.........................................................................
         Lending Activities..................................................................
         Non-Performing and Problem Assets...................................................
         Investment Activities...............................................................
         Sources of Funds....................................................................
         Properties..........................................................................
         Legal Proceedings...................................................................

REGULATION...................................................................................
         Regulation of Parke Bank............................................................
         Regulation of Parke Bancorp, Inc....................................................

MANAGEMENT OF PARKE BANCORP, INC.............................................................
         Directors and Executive Officers of Parke Bancorp, Inc..............................

MANAGEMENT OF THE BANK.......................................................................
         Directors and Executive Officers....................................................
         Meetings and Committees of the Board of Directors...................................
         Principal Accounting Fees and Services..............................................
         Director Nomination Process.........................................................
         Shareholder Communications..........................................................
         Certain Relationships and Related Transactions......................................
         Director and Executive Officer Compensation.........................................
         Security Ownership of Certain Beneficial Owners and Management......................
         Section 16(a) Beneficial Ownership Reporting Compliance.............................

DESCRIPTION OF COMMON STOCK OF PARKE BANCORP, INC............................................

LEGAL AND TAX OPINIONS.......................................................................

EXPERTS......................................................................................

INDEX TO FINANCIAL STATEMENTS................................................................

APPENDIX A  -  PLAN OF ACQUISITION........................................................A-1

                                      -ii-

APPENDIX B  - CERTIFICATE OF INCORPORATION OF PARKE BANCORP, INC..........................B-1
APPENDIX C  - BYLAWS OF PARKE BANCORP, INC................................................C-1
APPENDIX D  - SECTIONS 140 TO 145 OF THE NEW JERSEY BANKING ACT OF 1948
                    (RIGHTS OF DISSENTING SHAREHOLDERS) ..................................D-1

--------------------------------------------------------------------------------

                                     SUMMARY

         The following is a summary of certain information contained in this Proxy Statement. This summary is not complete and is qualified in its entirety by the more detailed information appearing in this Proxy Statement and the appendices. Shareholders should review the entire Proxy Statement and, in particular, the specific sections referred to in this summary.

Parke Bank

         Parke Bank (the "Bank") is a New Jersey-chartered commercial bank, which commenced operations in January 1999. The Bank's deposits are currently FDIC insured, and the Bank is regulated by the New Jersey Department of Banking and Insurance and the FDIC. The Bank maintains its principal office at 601 Delsea Drive, Washington Township, New Jersey 08080, and its telephone number at that address is (856) 256-2500. It also conducts business through two branch offices in Northfield and Washington Township, New Jersey, and a loan production office in Philadelphia, Pennsylvania.

Parke Bancorp, Inc.

         Parke Bancorp, Inc. is a corporation incorporated in January 2005 under New Jersey law for the purpose of becoming a holding company of the Bank. Parke Bancorp, Inc.'s principal executive office is located at 601 Delsea Drive, Washington Township, New Jersey 08080, and its telephone number at that address is (856) 256-2500.

         Parke Bancorp, Inc. is currently a non-operating, shell corporation. Upon the completion of the Reorganization, the Bank will become a wholly-owned subsidiary of Parke Bancorp, Inc. and each shareholder of the Bank will become a shareholder of Parke Bancorp, Inc. with the same respective ownership interest as presently held in the Bank. Immediately after consummation of the Reorganization, it is expected that Parke Bancorp, Inc. will not engage in any business activity other than to hold all of the stock of the Bank. It is anticipated, however, that Parke Bancorp, Inc. in the future will begin to explore the feasibility of other investment opportunities, including possible diversification through acquisitions and mergers, although no specific future plans are being considered at this time.

The Reorganization

         Under the Plan of Acquisition, as amended (the "Plan"), attached as Appendix A, the Bank will be reorganized into the holding company form of organization (the "Holding Company Reorganization"or the "Reorganization"). As a result of the Reorganization, the Bank will become a wholly-owned subsidiary of Parke Bancorp, Inc. and each outstanding share of the Bank's common stock will be automatically converted into one share of the common stock of Parke Bancorp, Inc.

Comparison of Shareholders' Rights Before and After the Reorganization

         The governing documents of Parke Bancorp, Inc. are substantially different from the current governing documents of the Bank. There are a number of differences between the Bank's Certificate of Incorporation and the Certificate of Incorporation for Parke Bancorp, Inc. In addition, there are a number of differences between the Bylaws of the Bank and the Bylaws of Parke Bancorp, Inc. Certain of these differences could have the effect of discouraging an acquisition of Parke Bancorp, Inc., or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions that might otherwise have a favorable effect on the price of Parke Bancorp, Inc.'s common stock.

                                      -1-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Furthermore,  these differences  could preclude or make more difficult  takeover attempts that do not have the support of the Board of Directors of Parke Bancorp, Inc. and may tend to perpetuate existing management. This means that if the Reorganization is approved by the shareholders, the rights of the shareholders will be materially different after the Reorganization.

         The Board of Directors of the Bank unanimously approved the Plan of Acquisition and is unanimously in support of the Certificate of Incorporation under which Parke Bancorp, Inc. was incorporated and the Bylaws that have been adopted for Parke Bancorp, Inc. The Board of Directors believes the differences in the governing documents to be in the best interest of shareholders in order to take advantage of anti-takeover protections available to Parke Bancorp, Inc. under New Jersey law.

Recommendation and Reasons for the Reorganization

         The Board of Directors of the Bank has unanimously approved the Reorganization and unanimously recommends that the shareholders vote FOR the approval and adoption of the Plan. A holding company structure offers certain advantages in comparison to the Bank's present corporate structure. These advantages include increased organizational flexibility and greater opportunity to offer financial services related to banking. In addition, the Reorganization will put in place a board of directors consistent with current rules of the Nasdaq Stock Market regarding director independence. In the event that shareholders do not approve the Reorganization, it is possible, absent a major restructuring of the Bank's Board of Directors, that the Bank's common stock will be delisted from quotation on the Nasdaq Stock Market. See "Proposal I - The Holding Company Reorganization - Reasons for the Reorganization - Advantages of Holding Company Structure"and "- Preservation of Nasdaq Listing."

Conditions and Regulatory Approvals Required for the Reorganization

         In addition to approval by shareholders owning at least two-thirds of the outstanding voting shares of the Bank, the consummation of the Reorganization is conditioned upon the receipt of the approval of the New Jersey Department of Banking and Insurance and Board of Governors of the Federal
Reserve System. See "Proposal I - The Holding Company Reorganization - Conditions to the Reorganization."

         At the Record Date, the directors and executive officers of the Bank as a group beneficially owned 721,590 shares, or 32.9% of the outstanding shares of Bank common stock, not including exercisable options or warrants. The Bank's directors and executive officers intend to vote their shares in favor of the Reorganization.

Tax Consequences of the Reorganization

         The Reorganization will qualify as a tax-free reorganization, and no gain or loss will be recognized by the Bank or by Bank shareholders whose shares are converted into shares of Parke Bancorp, Inc. common stock. See "Proposal I -The Holding Company Reorganization - Tax Consequences."

Rights of Dissenting Shareholders

         Under  the New  Jersey  Banking  Act of  1948,  dissenters'  rights  of appraisal are available to Bank shareholders who follow certain prescribed procedures. If properly exercised, dissenters' rights of appraisal allow a shareholder who opposes the Reorganization to demand the payment by the Bank of the fair value of his shares. See "Proposal I - The Holding Company Reorganization - Dissenters' Rights."

                                      -2-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Management After the Reorganization

         The Reorganization will not result in a change in the Bank's directors, officers, or personnel. For information with respect to the management of Parke Bancorp, Inc., see "Management of Parke Bancorp, Inc."

Directors of Parke Bancorp, Inc.

         Directors Daniel J. Dalton, Fred G. Choate and Celestino R. Pennoni, all of whom are currently directors of the Bank, will be the initial directors of Parke Bancorp, Inc. Through the Reorganization, by creating a holding company with a majority independent board, the Bank will be able to comply with the new rules of the Nasdaq Stock Market because Parke Bancorp, Inc. will replace the Bank as the issuer whose stock is quoted on Nasdaq. The nine directors currently serving on the Board of Directors of the Bank who are not the initial directors of Parke Bancorp, Inc. will later be added to the Board of Directors of Parke Bancorp, Inc. by resolution of the three initial directors. There will be no changes in the Board of Directors of the Bank as a result of the Reorganization. See " "Proposal I - The Holding Company Reorganization - Reasons for the Reorganization - Preservation of Nasdaq Listing."

 Regulation and Supervision After the Reorganization

         After the Reorganization, Parke Bancorp, Inc. will be regulated as a bank holding company by the Federal Reserve Board. The Bank, as a state-chartered commercial bank, will continue to be regulated by the New Jersey Department of Banking and Insurance and to have its accounts insured by the Federal Deposit Insurance Corporation (the "FDIC"). See "Regulation."

         Following the Reorganization, Parke Bancorp, Inc. will become subject to the periodic and other reporting requirements of the Securities Exchange Act of 1934, as amended, and will file such reports with the Securities and Exchange Commission. Currently, the Bank files such reports on its behalf with the FDIC but will no longer do so after the Reorganization. See "Regulation - Regulation of Parke Bancorp, Inc. -Federal Securities Laws."

Exchange of Stock Certificates

         The  former   shareholders   of  the  Bank  will  be  notified  of  the
consummation of the Reorganization, and they will receive a letter of transmittal by which they will forward their stock certificates for Bank common stock to the transfer agent for surrender and exchange for certificates representing Parke Bancorp, Inc. common stock. Shareholders should not send their stock certificates for Parke Bank common stock to the Bank, Parke Bancorp, Inc. or the transfer agent until they receive a letter of transmittal.

                                       -3-
--------------------------------------------------------------------------------

                               GENERAL INFORMATION

Introduction

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Bank to be used at the Annual Meeting of Shareholders of the Bank which will be held at The Italian Bistro, 590 Delsea Drive, Washington Township, New Jersey, on April 26, 2005, at 10:00 a.m. and at any adjournments or postponements thereof (the "Meeting"). The accompanying Notice of Annual Meeting, this Proxy Statement, and the enclosed Form of Proxy are being first mailed to shareholders on or about March 25, 2005.

Purpose of Meeting

         At the Meeting, shareholders will consider and vote upon:

o the approval and adoption of the Plan of Acquisition under which the Reorganization will be effected;

o    the election of twelve directors of the Bank; and

o the ratification of the appointment of McGladrey & Pullen, LLP as the Bank's independent auditor for the fiscal year ending December 31, 2005.

         The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournment thereof.

Record Date

         Shareholders of record as of the close of business on March 16, 2005 (the "Record Date"), are entitled to one vote for each share of the Bank's common stock then held. As of the Record Date, the Bank had 2,195,217 shares of common stock issued and outstanding.

Quorum

         The presence in person or by proxy of at least a majority of the outstanding shares of the Bank's common stock entitled to vote is necessary to constitute a quorum at the Meeting. With respect to any matter, broker non-votes (i.e., shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter) will be considered present for purposes of determining whether a quorum is present.

Voting And Revocability of Proxies

         Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by signed proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Bank at the address of the Bank shown above or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors will be voted as specified thereon. Proxies marked "abstain" will have the effect of a vote against approval of the holding company reorganization.

         If no  specification  is made,  signed  proxies will be voted (i) "FOR"
                                                                            ---
approval of the  Reorganization,  (ii) "FOR" the nominees for director described
                                        ---
in this Proxy Statement and (iii) "FOR" the  ratification of McGladrey & Pullen,
                                   ---
LLP as the Bank's independent auditor for the fiscal year ending December 31, 2005 at the Meeting or any adjournment thereof. The proxy confers discretionary authority on the persons named thereon to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and with respect to matters incident to the conduct of the Meeting.

         The Board of Directors is not aware of any additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholder the discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournment thereof.

Vote Required for Approval of Proposals I, II and III

         With respect to Proposal I, approval of the holding company reorganization, a shareholder may vote "FOR" the proposal, "AGAINST" the proposal or "ABSTAIN" from voting on the proposal. Approval of Proposal I requires the affirmative vote of at least two-thirds of the issued and outstanding shares of the Bank's common stock eligible to be voted at the Meeting. Abstentions and broker non-votes will have the effect of a vote against Proposal I. As of the Record Date, directors and executive officers of the Bank beneficially owned 32.9% of the Bank's common stock. These persons have indicated that they intend to vote "FOR" the Reorganization.
                                    ---

         With respect to Proposal II, the election of directors, the proxy provided by the Board of Directors allows a shareholder to vote for the election of the nominees proposed by the Board of Directors, or to withhold authority to vote for the nominees being proposed. Under the Bank's Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for the nominees being proposed is withheld.

         With respect to Proposal III, ratification of the Bank's independent auditor's for the fiscal year ending December 31, 2005, a shareholder may vote "FOR" the proposal, "AGAINST" the proposal or "ABSTAIN" from voting on the proposal. Approval of Proposal III requires the affirmative vote of a majority of the votes actually cast in person or by proxy at the Meeting. Abstentions and broker non-votes will have no effect on Proposal III.

         Concerning any other matters that may properly come before the Meeting, unless otherwise required by law, all such matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (i) broker non-votes or (ii) proxies marked "ABSTAIN" as to that matter.

Solicitation of Proxies

         The cost of soliciting proxies will be borne by the Bank. The Bank will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Bank's common stock. In addition to solicitations by mail, directors, officers, and regular employees of the Bank may solicit proxies personally or by telephone without additional compensation. The Company has engaged D.F. King & Co. to act as a proxy solicitor in connection with the Meeting; and the anticipated cost of this engagement is approximately $6,500.

Shareholder Proposals

         In order to be considered for inclusion in the Bank's proxy materials, or the proxy materials of Parke Bancorp, Inc. assuming that the holding company reorganization is completed, for the annual meeting of shareholders to be held in 2006, all shareholder proposals must be received at the executive office of the Bank, or Parke Bancorp, Inc. at 601 Delsea Drive, Washington Township, New Jersey 08080 by November 25, 2005. Shareholder proposals must meet other applicable criteria as set forth in the Bylaws in order to be considered for inclusion in the proxy materials.

         Shareholder proposals that are not included in the Bank's Proxy Statement, or the proxy materials of Parke Bancorp, Inc. assuming that the holding company reorganization is completed, for the 2006 annual meeting, will only be considered at such meeting if the shareholder submits notice of the proposal to the Bank, or to Parke Bancorp, Inc., at the above address by February 25, 2006. Shareholder proposals must meet other applicable criteria as set forth in the Bylaws in order to be considered at the 2006 annual meeting.

You May Obtain a Copy of the Bank's Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2004

         A copy of the Bank's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 as filed with the FDIC will be furnished without charge to shareholders as of the Record Date upon written request to the Chief Financial Officer, Parke Bank, 601 Delsea Drive, Washington Township, New Jersey 08080.

                 PROPOSAL I - THE HOLDING COMPANY REORGANIZATION

General

         The Reorganization will be accomplished under the Plan, under which the Bank will become a wholly-owned subsidiary of Parke Bancorp, Inc., a New Jersey corporation. Under the terms of the Plan, each outstanding share of the Bank's common stock will be converted into one share of Parke Bancorp, Inc. common stock, and the former holders of the Bank's common stock will become the holders of all of the outstanding shares of Parke Bancorp, Inc. common stock. Parke Bancorp, Inc. was incorporated in January 2005 solely for the purpose of becoming a bank holding company and has no prior operating history. Following the Reorganization, it is intended that the Bank will continue its operations at the same locations, with the same management and Board of Directors, and subject to all the rights, obligations, and liabilities of the Bank existing immediately prior to the Reorganization. The Bank may distribute capital to Parke Bancorp, Inc. prior to or following the reorganization in the form of a cash dividend subject to applicable regulations regarding capital distributions. Initially, the Bank intends to capitalize Parke Bancorp, Inc. with $100,000 in cash. See "Market Prices and Dividends - Dividend Restrictions Imposed on the Bank."

Reasons for the Reorganization

         Advantages of Holding Company Structure. A bank holding company structure will provide greater flexibility than is currently available to the Bank. Present regulations of the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation limit the types of businesses in which the Bank may engage and limit the amount that may be invested by the Bank in subsidiaries. The establishment of a bank holding company is designed to permit diversification of operations and the acquisition and formation of companies engaged in lines of business which, while complementary to the business of the Bank, should help reduce the risks inherent in an industry that is sensitive to interest rate changes. Management believes that acquisition or formation of such enterprises which do not have the degree of asset and liability interest rate sensitivity inherent in the structure of a bank would provide a beneficial stabilizing effect on operations. However, at this time, the Bank has not identified any enterprises that would be the subject of future acquisitions nor have criteria been developed to identify such an enterprise.

         Under the holding company structure, Parke Bancorp, Inc. would operate under the general corporate laws of the State of New Jersey which provide more flexibility than currently available to the Bank in the areas of corporate governance, director and officer responsibility, and limitations of liability. In addition, because of the requirements of New Jersey banking laws, interstate branching by Parke Bank will be easier to accomplish under the holding company structure.

         Upon completion of the Reorganization, the Board of Directors of Parke Bancorp, Inc. would have the authority to adopt stock repurchase plans, subject to any applicable statutory and regulatory requirements. Based upon facts and circumstances that may arise following Reorganization, Parke Bancorp, Inc. may wish to repurchase shares of its common stock in the future. Any stock repurchases will be subject to the determination of the Board that the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that capital will be adequate taking into account, among other things, the level of non-performing and other risk assets, Parke Bancorp, Inc.'s and the Bank's current and projected results of operations and asset/liability structure, the economic environment, and tax and other considerations.

         Although the Board of Directors presently intends for Parke Bancorp, Inc. to remain a unitary bank holding company, it would have the ability to become a multiple bank holding company (a holding company which has more than one bank subsidiary) in the future if the Board so desires. A multiple holding company structure can facilitate the acquisition of other banks and mutual and stock savings institutions in addition to other companies. If a multiple bank holding company structure is utilized, the acquired institution would be able to operate on a more autonomous basis as a wholly-owned subsidiary of Parke Bancorp, Inc. rather than as a division of the Bank. For example, the acquired financial institution could retain its own directors, officers, and corporate name, as well as have representation on Parke Bancorp, Inc.'s Board of Directors. This more autonomous operation may be decisive in acquisition negotiations. Although there are currently no future plans for the acquisition of other financial institutions or companies or the expansion of additional services through the formation of subsidiaries of Parke Bancorp, Inc., it and the Bank would be in a position following the Reorganization to take advantage of any opportunities that may arise.

         In addition, in the opinion of the Board of Directors, the Certificate of Incorporation of Parke Bancorp, Inc. offers several advantages over the current Certificate of Incorporation of the Bank. The Certificate of Incorporation of Parke Bancorp, Inc. and the Bylaws adopted by Parke Bancorp, Inc. contain provisions which offer anti-takeover protection. These provisions reduce the ability of minority shareholders to exert a significant influence over the control and management of Parke Bancorp, Inc.

         The intention of the anti-takeover provisions is to reduce the risk of a takeover attempt that has not been negotiated with the Board of Directors. Certain shareholders, however, might deem takeover attempts to be in their interest, and such provisions could discourage takeover attempts in which shareholders might otherwise have received a premium for their shares over the current market price. Such provisions may also tend to perpetuate existing management.

         Preservation of Nasdaq Listing. In addition to the benefits of the holding company form of organization, the Board of Directors considered that new rules of the Nasdaq Stock Market, which will apply to the Bank as of July 31, 2005, have made it necessary to restructure the membership of the Board of Directors so that the common stock can continue to be quoted on the Nasdaq Stock Market. Failure to have a majority of independent directors, as defined by the rules of the Nasdaq Stock Market, would likely result in the delisting of the Bank's common shares from the Nasdaq Stock Market. In addition, if shareholders do not approve Proposal I, the Reorganization cannot proceed and the Bank will be compelled to consider other alternatives to achieve a majority independent board of directors under Nasdaq rules in order to maintain the continued listing of the Bank's common stock on the Nasdaq Stock Market. If the Bank is unable to comply with the Nasdaq director independence rules, it is likely that the Bank's stock will be delisted from quotation on the Nasdaq Stock Market. While the Bank believes that the proposed structure of the Board of Directors of Parke Bancorp, Inc. will comply with the independence rules of the Nasdaq Stock Market, the Bank has not consulted with, or obtain a written opinion from, the Nasdaq Stock Market regarding whether the Nasdaq Stock Market concurs.


         New Nasdaq Rule 4350(c)(1) requires that a majority of the board of directors be "independent directors," as defined in Nasdaq Rule 4200(a)(15). The new Rule 4350(c)(1) was adopted by Nasdaq on November 4, 2003 and will first become effective for small business issuers such as the Bank on July 31, 2005. Nasdaq generally defines an independent director as any person, other than an officer of employee of the company, who does not have a relationship with the company that would, in the opinion of the company's board of directors, interfere with the exercise of independent judgment in carrying out the responsibilities of a director.


         Nasdaq's rules additionally state that a director "who is a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more," is not "independent" for purposes of the Nasdaq Rules.


         Parke Place Construction, owned by Directors Thomas Hedenberg and Ray Tresh, received rental payments from the Bank of $69,300 in 2001 for the Bank's main office building. In January 2002, the building was purchased by a limited liability company whose principals were all of the then directors of Parke Bank excluding Director Daniel J. Dalton, who was not affiliated in any way with this limited liability company. The highest annual rent paid on the main office was approximately $84,000 for 2002. Under Nasdaq's definition, as stated above, directors may engage in transactions below $200,000 and still be considered "independent" as defined by Nasdaq. Thus, when the Bank filed its initial Nasdaq listing application and began trading on Nasdaq in late 2002, this real estate transaction did not disqualify any of the directors who were principals of the limited liability company. However, subsequent to Parke Bank's initial listing on Nasdaq, the Bank purchased the office for $1,500,000, which the Board believed to be fair market value for such property, from the limited liability company of which all of the directors of Parke Bank were principals. That purchase occurred in December 2002 and, similarly, a branch office building was purchased by the Bank in February 2003 under similar circumstances for $650,000. Nasdaq's definition of independent considers whether there has been a disqualifying business transaction with the company in "the current or any of the past three fiscal years." While these purchases did not violate any Nasdaq rule at the time they were made, under the new Nasdaq independence rules, because the last disqualifying transaction occurred in February 2003, the directors who were involved in the real estate transactions will not be independent under Nasdaq's definition until January 1, 2007, at which point there will not have been a disqualifying transaction in the current (i.e., 2007) or any of the past three fiscal years (i.e., 2006, 2005 and 2004).


         As a result of these real estate transactions involving the Bank's main office and a branch office, the majority of the Bank's Board of Directors are not "independent" under Nasdaq's definition. Directors Daniel J. Dalton and Fred
G. Choate were not principals of the limited liability company and are considered independent under Nasdaq Rules, and, along with Director Celestino R. Pennoni, Chairman of the Board of Directors of the Bank, will be the initial directors of Parke Bancorp, Inc. Through the Reorganization, by creating a holding company with a majority independent board, the Bank will be able to comply with the new rules of the Nasdaq Stock Market because Parke Bancorp, Inc. will replace the Bank as the issuer whose stock is quoted on Nasdaq. Under the Bylaws of Parke Bancorp, Inc., which were prepared in accordance with New Jersey law, any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders. Accordingly, the nine directors currently serving on the Board of Directors of the Bank who are not the initial directors of Parke Bancorp, Inc. will later be added to the Board of Directors of Parke Bancorp, Inc. by resolution of the three initial directors. It is contemplated that these appointments will be made in January 2007, upon the expiration of the three year look-back provisions of the independence rules of the Nasdaq Stock Market. Under the Bylaws, these new directors are required to be submitted to shareholders of Parke Bancorp, Inc. for approval at the next annual meeting of shareholders in or about April 2007. There will be no changes in the Board of Directors of the Bank as a result of the Reorganization.


         While the Company is not required to fill the nine new board seats by board resolution, it is legally permitted to do so by the Company's Certificate of Incorporation, Bylaws and the New Jersey Business Corporation Act. The Company believes that this approach is preferable to having a shareholders meeting with nine vacancies on the Board of Directors. If the Company were to hold its annual meeting of shareholders with nine vacancies, the Company may lose control of the election process and 75% of the Board as a whole could be more easily replaced. This may result in a change in control of the Company or could invite a very costly and distracting election contest for board seats. The nine directors appointed by the Board of Directors will be submitted to shareholders for approval at the first annual meeting of shareholders of the Company following their appointment in or about April 2007, less than four months after they are so appointed.


         Notwithstanding the new Nasdaq definition of independence of directors, Parke Bank's Board of Directors believes that each of the Bank's non-employee directors is independent, within the common meaning of such term, and has no relationship that would adversely affect such director's exercise of independent judgment in carrying out his responsibilities as a director or acting in the best interests of the Bank.

Plan of Acquisition

         The Reorganization will be accomplished under the Plan, which is attached as Appendix A to this Proxy Statement and is incorporated by reference into this Proxy Statement. The following discussion is qualified in its entirety by reference to the Plan.

         Upon shareholder approval and adoption of the Plan, the Reorganization will be accomplished as follows:

         (1) Upon the Effective Date, each outstanding share of Parke Bank common stock shall be converted into one share of Parke Bancorp, Inc. common stock and the holders of the then issued and outstanding shares of Parke Bank common stock, except shareholders who exercise dissenters' rights, shall, without any further action on their part or on the part of Parke Bancorp, Inc., automatically and by operation of law cease to own such shares and shall instead become owners of one share of Parke Bancorp, Inc. common stock for each share of Parke Bank common stock previously held by them.

         (2) Upon the Effective Date, the Bank shall issue to Parke Bancorp, Inc. one share of Parke Bank common stock for each share of Parke Bank common stock outstanding immediately prior to the Effective Date.

         (3) Upon or immediately after the Effective Date, the Bank shall notify all shareholders of the procedure by which certificates representing shares of Parke Bank common stock may be exchanged for certificates of Parke Bancorp, Inc. common stock. The Bank's transfer agent, Registrar and Transfer Company, Cranford, New Jersey, shall act as exchange agent in effecting the exchange of certificates. After receipt of such notification, each holder shall be obligated to surrender the certificates representing shares of Parke Bank common stock for exchange into certificates of Parke Bancorp, Inc. common stock as promptly as possible. Notwithstanding the foregoing, any shareholder not desiring to exchange his or her shares shall be entitled to dissenters' rights as provided under the New Jersey Banking Act of 1948. See "Dissenters' Rights."

         The Board of Directors presently intends to cause Parke Bancorp, Inc. to be initially capitalized with $100,000. Future capitalization of Parke Bancorp, Inc. will be dependent upon dividends declared by the Bank based on future earnings, or the raising of additional capital by Parke Bancorp, Inc. through a future issuance of securities, debt, or by other means. The Board of Directors has made no determination as to any future issuance of securities or debt at this time.

         Each outstanding option to purchase shares of the Bank's common stock under the Bank's 1999 Employee Stock Option Plan, 2002 Employee Equity Incentive Plan and 2003 Stock Option Plan shall be converted into an option to purchase the same number of shares of Parke Bancorp, Inc. common stock on the same terms and conditions, and each outstanding warrant to purchase common stock of Parke Bank issued upon the Bank's organization in 1998 shall be converted into a warrant to purchase the same number of shares of Parke Bancorp, Inc. common stock on the same terms and conditions.

         After the Reorganization, the Bank will continue its existing business and operations as a wholly-owned subsidiary of Parke Bancorp, Inc. The consolidated capitalization, assets, liabilities, income, and financial statements of Parke Bancorp, Inc. immediately following the Reorganization will be substantially the same as those of the Bank immediately prior to consummation of the Reorganization. The corporate existence of the Bank will continue unaffected and unimpaired by the Reorganization. The Reorganization will not result in a change in the Bank's directors, officers, or personnel. For information with respect to the management of Parke Bancorp, Inc., see "Management of Parke Bancorp, Inc." After consummation of the Reorganization, the Bank will be subject to regulation and supervision by regulatory authorities to the same extent as it is now. It is expected that the Bank will pay the initial expenses of Parke Bancorp, Inc. after consummation of the Reorganization, which expenses are expected to be nominal. For information with respect to the supervision and regulation of Parke Bancorp, Inc., see "Parke Bancorp, Inc. - Regulation."

         In connection with the Reorganization, the Bank has filed an application to form a bank holding company with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). In addition, the Bank has submitted the Plan of Acquisition to the New Jersey Department of Banking and Insurance for approval. New Jersey law authorizes a New Jersey corporation and a state-chartered bank to enter into a plan of acquisition to exchange shares in the bank for shares in the holding company and requires that the Plan be approved by the affirmative vote of two-thirds of the outstanding shares of voting stock of the Bank and that the Bank's shareholders be accorded dissenters' rights of appraisal.

Effective Date

         The effective date of the Reorganization (the "Effective Date") will be a date selected by the Parke Bancorp, Inc. and the Bank, which date shall be within a reasonable period after shareholder approval and the regulatory approvals of the Federal Reserve Board and the New Jersey Department of Banking and Insurance are received. Upon the Effective Date, the Plan of Acquisition shall be filed with the New Jersey Department of Banking and Insurance along with the certification of the president of the Bank that the Plan was approved at the Meeting by the holders of at least two-thirds of the outstanding shares of the Bank.

Exchange of Stock Certificates

         The former shareholders of the Bank will be notified of the consummation of the Reorganization and will receive a letter of transmittal by which certificates representing the Bank's common stock may be surrendered and exchanged for certificates of Parke Bancorp, Inc. common stock. The Bank's transfer agent, Registrar and Transfer Company, Cranford, New Jersey, shall act as exchange agent in effecting the exchange of certificates. After receipt of such notification and letter of transmittal, each holder shall be obligated to surrender the certificates representing shares of Parke Bank common stock for exchange into certificates of Parke Bancorp, Inc. common stock as promptly as possible.

         Until so surrendered to the exchange agent, certificates formerly representing Parke Bank common stock will be deemed for all corporate purposes to evidence the number of shares of Parke Bancorp, Inc. common stock which the holder thereof would be entitled to receive upon surrender.

Tax Consequences

         The Bank has received an opinion of its special counsel, Malizia Spidi & Fisch, PC, Washington, D.C., as to the material federal tax consequences of the Reorganization. Such opinion is based upon the factual representations and warranties of management of the Bank and assumes that the Reorganization is consummated in accordance with the Plan and in conformity with the requirements of the Federal Reserve Board and the New Jersey Department of Banking and Insurance. Such opinion, which is not binding on the Internal Revenue Service ("IRS"), provides in pertinent part as follows:

          (1) Neither the Bank nor Parke Bancorp, Inc. will recognize any gain or loss upon the share exchange of Parke Bancorp, Inc. common stock for Parke Bank common stock.

          (2) The Bank shareholders will not recognize any gain or loss upon their exchange of share of Parke Bank common stock solely for shares of Parke Bancorp, Inc. common stock.

          (3) A Bank shareholder's basis in his or her Parke Bancorp, Inc. common stock received in the exchange will be the same as the basis of the Parke Bank common stock surrendered in the exchange therefor.

          (4) A Bank shareholder's holding period in his or her Parke Bancorp, Inc. common stock received in the exchange will include the period during which the Parke Bank common stock surrendered was held, provided that the Parke Bank common stock surrendered is a capital asset in the hands of the Bank shareholder on the date of the exchange.

         The Bank believes that the Reorganization will be treated for New Jersey state tax purposes similar to the treatment of the Reorganization for federal tax purposes, although it has not received an opinion of counsel to such effect. Each holder of Parke Bank common stock should consult his or her own tax advisor as to specific federal, state, and local tax consequences of the Reorganization, if any, to such shareholder.

Comparison of Shareholders' Rights

         As a result of the Reorganization, holders of Parke Bank common stock will become shareholders of Parke Bancorp, Inc. There are certain differences in the rights of shareholder arising from the differences between the Bank's governing documents and those of Parke Bancorp, Inc.

         The Certificate of Incorporation under which Parke Bancorp, Inc. was formed is substantially different from the Bank's Certificate of Incorporation. The Certificate of Incorporation of Parke Bancorp, Inc. takes advantage of the anti-takeover protections available under New Jersey law. The Board of Directors of the Bank unanimously approved the Certificate of Incorporation and found it in the best interest of shareholders to afford Parke Bancorp, Inc. the maximum protection available under applicable law following the Reorganization. In addition, there are a number of differences between the Bank's Bylaws and the Bylaws of Parke Bancorp, Inc.

         The following discussion is not intended to be a complete statement of the differences affecting the rights of shareholders, but rather summarizes the more significant differences and certain important similarities. Shareholders are encouraged to read the Certificate of Incorporation and Bylaws of Parke Bancorp, Inc., which are attached as Appendices B and C, respectively, to this Proxy Statement. The Bank's Certificate of Incorporation and Bylaws are available without charge upon written request to the Secretary of Parke Bank, 601 Delsea Drive, Washington Township, New Jersey 08080.

         Preemptive Rights. The Bank may issue shares of authorized but unissued shares of stock without first offering such shares of existing shareholders. However, shares of newly authorized stock upon an increase in the authorized capital stock of the Bank must be offered first to existing shareholders. An increase in the authorized amount of capital stock would also require the affirmative vote of the holders of at least two-thirds of the outstanding shares.

         Parke Bancorp, Inc's Certificate of Incorporation provides that no shareholder shall have any preemptive right to purchase shares of stock. An increase in the authorized amount of capital stock would require an amendment to the Certificate of Incorporation approved by a majority of the votes cast on such amendment. The shares of newly authorized stock may be issued without offering them first to existing shareholders.

         Authorized Capital Stock. The Bank's authorized capital stock consists of 10,000,000 shares of capital stock, $5.00 par value per share. The Bank currently has only common stock outstanding, but is permitted under New Jersey law to issue preferred stock if an amendment to the Certificate of Incorporation authorizing the issuance of preferred stock is approved by the holders of at least two-thirds of the outstanding shares of common stock.

         Parke Bancorp, Inc.'s authorized capital stock consists of 11,000,000 shares, of which 10,000,000 shares are common stock, $0.10 par value per share, and 1,000,000 shares are preferred stock, $0.10 par value per share. No shareholder approval is required for Parke Bancorp, Inc. to issue shares of preferred stock. Preferred stock, which possibly would represent an additional class of stock required to approve any proposed acquisition, may be issued from time to time without shareholder approval in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the designations, powers, preferences and relative participating, optional and other special rights of such shares, including voting rights (which could be multiple or as a separate class) and conversion rights. Issuance of the preferred stock could adversely affect the relative voting rights of holders of Parke Bancorp, Inc. common stock. In the event of a proposed merger, tender offer or other attempt to gain control of Parke Bancorp, Inc. that the Board of Directors does not approve, it might be possible for the Board to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of such a transaction. An effect of the possible issuance of preferred stock may be to deter a future non-negotiated takeover attempt. The Board has no present plans or understandings for the issuance of any preferred stock and does not intend to issue any preferred stock except on terms which the Board deems to be in the best interests of the shareholders. The preferred stock, none of which has been issued by Parke Bancorp, Inc., together with authorized but unissued shares of common stock, also could represent additional capital required to be purchased by the acquiror.

         Payment of Dividends. The ability of the Bank to pay dividends on its capital stock is restricted by FDIC and New Jersey Department of Banking and Insurance regulations. Although Parke Bancorp, Inc. is not subject to these restrictions as a New Jersey corporation, such restrictions will indirectly affect Parke Bancorp, Inc. because dividends from the Bank will be Parke Bancorp, Inc.'s primary source of funds for the payment of dividends to shareholders of Parke Bancorp, Inc. There are also restrictions on Parke Bancorp, Inc.'s ability to pay dividends to its shareholders. New Jersey law provides that dividends may not be paid if it would cause the corporation to be unable to pay its debts as they become due in the normal course of business or if it would cause the corporation's total assets to be less than its total liabilities. See "Market Prices and Dividends."

         Election of Directors. Cumulative voting in elections of directors of the Bank is prohibited. Similarly, the Certificate of Incorporation of Parke Bancorp, Inc. specifically disallows cumulative voting. With regard to cumulative voting, there is no difference between the governing documents of the Bank and Parke Bancorp, Inc.

         Terms of Directors. Under the Bank's Certificate of Incorporation directors serve a one-year term so that the entire Board of Directors must be elected each year. The Certificate of Incorporation of Parke Bancorp, Inc. divides the Board of Directors into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years or until their successors are elected and qualified, with one class being elected annually. Because the Board of Directors of Parke Bancorp, Inc. is classified into three separate terms of office, it could potentially take two annual meetings of shareholders to change the composition of a majority of the Board of Directors.

         Number of Directors. The Bank's Certificate of Incorporation states that there shall be not less than five nor more than twenty-five directors of the Bank. In accordance with the Bank's Bylaws, the exact number of directors is determined by the Board of Directors in its discretion. Under New Jersey law , if the number of directors is increased, the newly created directorships shall be filled by the shareholders. The Board may, at its option, fill any other vacancy in the Board, provided, however that if following a vacancy less than five directors or less than a quorum remain, the remaining directors shall fill the vacancy at the next regular or special meeting of the Board. Additionally, the Bank's Board may, between annual meetings, increase the number of directors by not more than two, and may appoint persons to fill the vacancies so created.

         Parke Bancorp, Inc.'s Certificate of Incorporation states that the number of directors shall be such number as provided from time to time in or in accordance with the Bylaws, which provide for three initial directors and permit an increase to up to fifteen directors. Under the Certificate of Incorporation of Parke Bancorp, Inc., any vacancy may be filled by the affirmative vote of a majority of the remaining directors even if less than a quorum of the Board, and any director so chosen shall serve until the next annual meeting of shareholders. The Certificate of Incorporation of Parke Bancorp, Inc. permits the Board to increase or decrease the number of directors at any time with the affirmative vote of two-thirds of the directors then in office, provided that a decrease shall not have the effect of shortening the term of any incumbent director. There is no limit on the number of newly-created directorships that the directors then in office may approve, other than the general limitation of fifteen total directors. The newly-created directorships shall be filled by a vote of a majority of the directors then in office and the newly appointed directors shall hold office for a term expiring at the next annual meeting of shareholders and may then be nominated for reelection.

         Accordingly, the three initial directors of Parke Bancorp, Inc. may add up to twelve seats to the Board of Directors at one time. The three initial directors of Parke Bancorp, Inc. intend to add nine seats to Parke Bancorp, Inc.'s Board on or about January 1, 2007, as discussed above. It is the intent of the three initial directors to appoint the nine directors who currently serve on the Bank's Board who are not initial directors of Parke Bancorp, Inc. to these new seats. The three initial directors may add the new seats and appoint the persons to fill the seats by Board action alone. The nine new seats would be divided evenly into the three classes of the Board and the appointed directors would serve until the next annual meeting of shareholders of Parke Bancorp, Inc. at which they would be nominated by the Board for reelection into those three classes. The result will be that Parke Bancorp, Inc. will have a twelve member Board of Directors, with four directors in each class, each serving a three-year term.

         Removal of Directors. Under the Bank's Bylaws, the shareholders may remove one or more directors with or without cause, by the approval of a majority of the votes cast at a meeting of shareholders called for that purpose. Under New Jersey corporate law, unless the certificate of incorporation provides otherwise, a director or the entire board of directors may be removed with or without cause by a majority of the votes entitled to be cast by all shareholders. Parke Bancorp, Inc.'s Certificate of Incorporation provides that directors may be removed only for cause and only by a vote of the holders of at least 80% of the outstanding shares. In addition, the Board may remove directors for cause and suspend directors pending a final determination that cause exists for removal.

         Shareholder Nominations and Proposals. The Bank's Bylaws provide that nominations, other than those made by the Board of Directors, may be made by written notice to the Bank not less than 60 days in advance of the annual meeting of shareholders if the meeting is held within 30 days of the anniversary date of the prior year's annual meeting, or 90 days in advance of the meeting if the meeting is held on or after the anniversary of the prior year's annual meeting. If, however, a special meeting to elect shareholders is held, then notice must be given no later than ten days following the date on which notice of such special meeting was first given to shareholders. Nominations not made in this manner may, in his discretion, be disregarded by the chairman of the meeting, and upon his instruction, the vote tellers may disregard all votes cast for such nominee. The same advance notice requirements apply to shareholder proposals to be considered at annual or special meetings.

         The Certificate of Incorporation of Parke Bancorp, Inc. provides that all nominations, other than those made by the Board, must be made within the time frame specified in the Bylaws. Under the Bylaws of Parke Bancorp, Inc., to be timely, notice must be given at least 60 days in advance of the anniversary of the preceding year's annual meeting, except that notice with respect to the first scheduled annual meeting may be given not later than ten days following the date that notice of such meeting was mailed to shareholders, provided that the written notice must be received by Parke Bancorp, Inc. no later than the close of business on the fifth day preceding the date of the meeting. The presiding officer of an annual meeting shall determine and declare to the meeting whether the nomination was properly made in accordance with the provisions of the Bylaws, and any defective nominee shall be disregarded. The same advance notice requirements apply to shareholder proposals to be considered at annual or special meetings.

         Special Meetings of Shareholders. Under New Jersey law, special meetings of shareholders of the Bank may be called at any time by the president, the chairman, the Board, or at the request of one or more shareholders who own in the aggregate not less than 10% of all the stock of the Bank. The Certificate of Incorporation of Parke Bancorp, Inc. provides that a special meeting of shareholders may be called only by the president, by a majority of the Board of Directors or by a designated committee of the Board. Shareholders are not be permitted to call a special meeting of shareholders under the Certificate of Incorporation of Parke Bancorp, Inc.

         Shareholder Action Without a Meeting. Under New Jersey law, any action required or permitted to be taken at a meeting of shareholders of the Bank may be taken without a meeting if there is unanimous consent in writing by the shareholders to such action without a meeting. Parke Bancorp, Inc.'s Certificate of Incorporation also provides that shareholders may take action without a meeting if there is unanimous consent in writing by the shareholders to such action without a meeting. The power of shareholders of Parke Bancorp, Inc. to take action by non-unanimous consent is specifically denied.

         Approval of Mergers. Under New Jersey law, approval of mergers requires the affirmative vote of at least two-thirds of the outstanding stock of the Bank.

         The Certificate of Incorporation of Parke Bancorp, Inc. provides that any merger, consolidation, liquidation, or dissolution of Parke Bancorp, Inc. or any action that would result in the sale or other disposition of all or substantially all of the assets of Parke Bancorp, Inc. shall require the affirmative vote of the holders of at least 80% of the outstanding shares, provided, however, that if a particular transaction is approved by the Board of Directors, such transaction shall require only the minimum vote required under New Jersey law for shareholder approval of mergers, which is a majority of the votes actually cast in person or by proxy.

         Dissenters' Rights of Appraisal. Under New Jersey law, shareholders of the Bank have the right to dissent from a merger agreement, subject to specified procedural requirements. This appraisal right is available for the capital stock of the Bank (i) regardless of where the Bank's shares or the shares of the other party to the merger agreement are listed or traded; and (ii) regardless of the number of shareholders of record of the Bank or the number of shareholders of record of the other party to the merger agreement.

         Under general New Jersey corporate law, a shareholder of a New Jersey corporation such as Parke Bancorp, Inc. generally has the right to dissent from any merger or consolidation involving the corporation or sale of all or substantially all of the corporation's assets, subject to specified procedural requirements. However, generally no such appraisal rights are available for the shares of any class or series of a corporation's capital stock if:

o as of the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon an agreement of merger or consolidation, such shares were either listed on a national securities exchange or held of record by more than 1,000 shareholders; or

o the consideration to be received in the merger consists of cash and/or shares of stock which are either listed on a national securities exchange or held of record by more than 1,000 shareholders. In addition, if the merger or consolidation would not require the approval of shareholders under New Jersey law, dissenters' rights are not available.

         For a discussion of the rights of dissenting shareholder of the Bank in connection with the Reorganization, see "Proposal No. I - The Holding Company Reorganization - Dissenters' Rights."

         Amendment of Governing Instruments. No amendment of the Bank's Certificate of Incorporation may be made unless it is adopted by the Board of Directors and approved by at least two-thirds of the outstanding stock of the Bank. The Board of Directors has the power to make, alter and repeal the Bylaws of the Bank, subject to alteration or repeal by the shareholders.

         Parke Bancorp, Inc.'s Certificate of Incorporation may be amended if the amendment is first approved by the Board of Directors and thereafter is approved by the holders of a majority of the shares of Parke Bancorp, Inc. However, amendments to Article VII (preemptive rights), IX (meetings of shareholders; cumulative voting; proxies), X (notice for nominations and proposals), XI (directors), XII (removal of directors), XIII (certain limitations on voting rights), XIV (approval of business combinations), XV (shareholder approval of certain transactions), XVII (elimination of directors' and officers' liability), XVIII (indemnification), XIX (amendment of bylaws) and XX (amendment of certificate of incorporation) may not be amended without the affirmative vote of the holders of at least 80% of the outstanding shares.

         Parke Bancorp, Inc.'s Bylaws may be amended by a two-thirds vote of the Board of Directors or by the affirmative vote of the holders of at least 80% of the outstanding shares. The shareholders may prescribe that any bylaw so adopted by a shareholder vote may not be changed by the Board.

         Board Consideration of Nonmonetary Factors. Parke Bancorp, Inc.'s Certificate of Incorporation permits the Board of Directors, in evaluating a business combination or a tender or exchange offer, to consider, in addition to the adequacy of the amount to be paid in connection with any such transaction, certain specified factors and any other factors the Board deems relevant, including:

o the social and economic effects of the transaction on Parke Bancorp, Inc., its employees, depositors, loan and other customers, creditors and other elements of the communities in which the Bank conducts business;

o the business and financial condition and earnings prospects of the acquiring party or parties; and

o the competence, experience and integrity of the acquiring party or parties and its or their management.

         Being permitted to consider such factors may place the Board of Directors in a stronger position to oppose any proposed business combination, tender or exchange offer if the Board concludes that the transaction would not be in the best interest of Parke Bancorp, Inc., even if the price offered is significantly greater than the then market price of any equity security of Parke Bancorp, Inc.

         New Jersey Shareholders Protection Act. In addition to the various anti-takeover protections that may be included in the certificate of incorporation, some states have enacted statutes that provide protection against unfriendly takeovers unless contrary provisions are contained in the certificate of incorporation. Corporations that foresee themselves as potential takeover targets should incorporate in states having such statutory anti-takeover provisions in order to enhance their defensive position.

         New Jersey has enacted statutory anti-takeover provisions in its Shareholder Protection Act, under Sections 14A:10A-1 through 10A-6 of the New Jersey Business Corporation Act. Statutory anti-takeover provisions can be effective by causing substantial delays before an acquiror can consummate certain business combinations (including a merger), which typically either causes the takeover to fail or enables the corporation to locate a more favorable acquiror.

         New Jersey's statute provides for a five-year prohibition on consummation of a business combination with the target from the date an acquiror becomes an "interested shareholder" (i.e. holds 10% or more of the target corporation's voting stock) unless the business combination is approved by the board of directors prior to the time the interested shareholder acquired its 10% holding.

         In addition, a New Jersey corporation may not engage in a business combination with an interested shareholder at any time unless one of the following three conditions is met: (1) approval by the target's board of directors, prior to the 10% acquisition; (2) an affirmative vote of two-thirds of the outstanding voting stock not owned by the interested shareholder; or (3) compliance with certain financial formulations designed to assure a fair price for the target's shareholders in exchange for their ownership interest.

         A corporation may exempt itself from the requirements of the statute by so specifying in its certificate of incorporation. The Certificate of Incorporation of Parke Bancorp, Inc. does not opt out of New Jersey's Shareholders Protection Act.

         Anti-takeover Effects. Certain of the foregoing provisions of Parke Bancorp, Inc.'s Certificate of Incorporation and Bylaws and the operation of New Jersey law could have the effect of discouraging an acquisition of Parke Bancorp, Inc., or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions that might otherwise have a favorable effect on the price of Parke Bancorp, Inc.'s common stock. Furthermore, because at least 80% of outstanding shares must approve the amendment of certain provisions of Parke Bancorp, Inc.'s Certificate of Incorporation and approve certain business combinations, management, together with a minority of shareholder support, could preclude or make more difficult takeover attempts that do not have the support of the Board of Directors of Parke Bancorp, Inc. and may tend to perpetuate existing management.

         Notwithstanding the foregoing, the Board of Directors of the Bank believe that the provisions described above with respect to Parke Bancorp, Inc.'s Certificate of Incorporation and Bylaws are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by the Board of Directors of Parke Bancorp, Inc. The Board of Directors of the Bank believes that these provisions are in the best interests of the shareholders. In the judgment of the Board, the directors are in the best position to determine the true value of the company and to negotiate more effectively for what may be in the best interests of the shareholders. Accordingly, the Board of Directors of the Bank believes that it serves the shareholders to encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors of the Bank that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of Parke Bancorp, Inc.

         Despite the belief of the Board of Directors of the Bank as to the benefits to the shareholders of the foregoing provisions, these provisions also may have the effect of discouraging a future takeover attempt in which shareholders might receive a premium for their shares over then current market prices. These provisions may serve to make it more difficult to remove incumbent management and may also discourage all attempts to acquire control not approved by the Board for any reason. As a result, shareholders who might desire to participate in, or benefit from, such a transaction may not have an opportunity to do so. The Board of Directors of the Bank, however, have concluded that the potential benefits of these provisions outweigh their possible disadvantages.

         The Board of Directors of the Bank is not aware of any effort that might be made to acquire control of the Bank or of Parke Bancorp, Inc. following the Reorganization.

         Indemnification and Limitation on Liability. Under New Jersey law and in accordance with the Bank's Bylaws, the Bank shall indemnify a director, officer, employee or agent who is a party to any action, suit or proceeding, civil or criminal, by reason of the fact that he acted in such capacity for the Bank, subject to certain limitations and qualifications. The Bank's Certificate of Incorporation also provides that directors and officers shall not be personally liable to the Bank or its shareholders for damages for breach of any duty owed to the Bank or its shareholders, subject to certain limitations and qualifications.

         Under New Jersey law and in accordance with Parke Bancorp, Inc.'s Certificate of Incorporation, Parke Bancorp, Inc. shall indemnify a director, officer, employee or agent who is a party to any action, suit or proceeding, civil or criminal, by reason of the fact that he acted in such capacity for Parke Bancorp, Inc., subject to certain limitations and qualifications. Parke Bancorp, Inc.'s Certificate of Incorporation also provides that directors and officers shall not be personally liable for damages for breach of any duty owed to Parke Bancorp, Inc. or its shareholders, other than a breach of duty based upon an act or omission (i) in breach of the duty of loyalty, (ii) not in good faith or involving a knowing violation of law; or (iii) resulting in receipt of an improper personal benefit. This provision does not limit the personal liability of Parke Bancorp, Inc. directors or officers for monetary damages for breaches of the fiduciary duties imposed on directors which constitute self-dealing, willful misconduct, or a knowing violation of law. In addition, this provision does not limit the liability of directors or officers arising under any criminal statute or for the payment of any federal, state, or local taxes. However, with respect to other matters, this provision will preclude certain shareholder derivative actions and may be construed to preclude other third party claims against the directors, even if such actions otherwise would be beneficial to shareholders of Parke Bancorp,

Inc. The Certificate of Incorporation also provides that any amendment or repeal of this provision will not adversely affect any right of a director of Parke Bancorp, Inc. with respect to any right or protection of a director of Parke Bancorp, Inc. existing at the time to such amendment or repeal.

         The provisions regarding personal liability and indemnification are designed to assist Parke Bancorp, Inc. in attracting and retaining qualified directors and officers and to ensure that directors and officers will be able to exercise their best business judgment in managing Parke Bancorp, Inc.'s affairs, subject to their continuing fiduciary duties to Parke Bancorp, Inc. and its shareholders, in a manner that is not unreasonably impeded by exposure to the potentially high personal costs or other uncertainties of litigation. The nature of the tasks and responsibilities undertaken by directors of publicly-held corporations often require such persons to make difficult judgments of great importance which can expose such persons to personal liability, but from which they will acquire no personal benefit. In recent years, litigation against corporations and their directors and officers, challenging good faith business judgments and involving no allegations of personal wrongdoing, has become common. Such litigation regularly involves damage claims in large amounts that bear no relationship to the amount of compensation received by the directors or officers, particularly in the case of directors who are not employees of the corporation. The expense of such litigation, whether it is well-founded or not, can be enormous. The provisions in Parke Bancorp, Inc.'s Certificate of Incorporation relating to director liability are intended to reduce, in appropriate cases, the risk incident to serving as a director or officer and to assist Parke Bancorp, Inc. in attracting and retaining the persons most qualified to serve. Such provisions, however, may result in shareholders relinquishing a potential cause of action against a director for breach of fiduciary duty, including acts or omissions which constitute gross negligence.

Accounting Treatment

         For accounting purposes, the assets, liabilities, and shareholders' equity of the Bank immediately prior to the Reorganization will be carried forward on either separate or consolidated financial statements of the Bank and Parke Bancorp, Inc. after the Reorganization at the amounts carried on their respective books at the Effective Date of the Reorganization.

Conditions to the Reorganization

         The Plan of Acquisition sets forth a number of conditions that must be met before the Reorganization will be consummated.

         The obligations of the Bank and Parke Bancorp, Inc., to effect the Reorganization and otherwise consummate the transactions, which are the subject matter hereof, shall be subject to satisfaction of the following conditions:

o    approval  of the Plan by the  Commissioner  of  Banking of the State of New
     Jersey;

o approval of the Plan by the holders of at least two-thirds of the outstanding shares of the Bank; and

o non-objection of the Board of Governors of the Federal Reserve System to Parke Bancorp, Inc.'s application to form a holding company and acquire the Bank.

         On January ___, 2005, Parke Bank filed an application with the Commissioner of Banking of the State of New Jersey for approval of the Plan and the Reorganization. Such application was approved on ____________, 2005. On ___________, 2005, Parke Bancorp, Inc. filed with Federal Reserve Board an application to form a bank holding company. By approving the Reorganization, the shareholders will be approving compliance by the Bank and Parke Bancorp, Inc. with any conditions imposed by the Federal

Reserve Board in connection with its approval of the application that are not deemed by the Bank to be materially adverse to the Bank or its shareholders. In the event the Reorganization is not approved by the shareholders, the Bank will not proceed with the Reorganization.

Amendment or Termination

         The Bank and Parke Bancorp, Inc., by mutual consent of their Boards of Directors and to the extent permitted by law, may amend the Plan according to which the Reorganization will be implemented at any time before or after approval of the Plan by their respective shareholders, but no amendment that would have a materially adverse impact on the Bank or its shareholders may be implemented unless approval of the shareholders is first obtained.

         At any time prior to the Effective Date, the Board of Directors of the Bank may terminate the Plan if in the judgment of the Board of Directors the consummation of the Plan is inadvisable for any reason. To terminate the Plan, the Bank's Board of Directors shall adopt a resolution terminating the Plan and, in the event such termination occurs after the shareholders of the Bank have voted on the Plan, promptly give written notice that the Plan has been terminated to the shareholders of the Bank. Upon the adoption of the Board resolution, the Plan shall be of no further force or effect and the Bank and Parke Bancorp, Inc. shall not be liable to each other, to any shareholder of the Bank or to any other person by reason of the Plan or the termination thereof. Without limiting the reasons for which the Bank's Board of Directors may terminate the Plan, the Board may terminate the Plan if:

o the number of shareholders dissenting from the Plan and demanding payment of the value of their shares would in the judgment of the Board render the Plan inadvisable; or

o the Bank or Parke Bancorp, Inc. fails to receive, or fails to receive in form and substance satisfactory to the Bank or Parke Bancorp, Inc., any permit, license or qualification from any federal or state authority required in connection with the consummation of the Plan.

Federal and State Taxation

         After the consummation of the Reorganization, the Bank and Parke Bancorp, Inc. may file consolidated federal and state income tax returns that would have the effect of eliminating inter-company distributions, including dividends, in the computation of the consolidated taxable income.

Dissenters' Rights

         In accordance with the New Jersey Banking Act of 1948, which governs New Jersey state-chartered banks, shareholders of the Bank will be entitled to the rights and remedies applicable to dissenting shareholders and shall be subject to the limitations on such rights and remedies under those provisions.

         If the Reorganization is not consummated for any reason, the demand for appraisal will be of no effect. Any shareholder who objects to the Reorganization may seek the remedies provided under the New Jersey Banking Act of 1948. The following summary of this law does not purport to be complete and is qualified in its entirety by reference to Appendix D to this Proxy Statement, which contains the complete text of this law.

         A shareholder wishing to demand appraisal rights must file with at the Bank's principal office, 601 Delsea Drive, Washington Township, New Jersey 08080, a written notice of dissent to the Reorganization. The notice of dissent must be received by the Bank no later than the third day prior to the date fixed for the meeting of shareholders to vote upon the Reorganization. The notice of dissent must be sent via registered mail or delivered in person by the dissenting shareholder or his agent. Voting against the Reorganization, by proxy or otherwise, is not sufficient to enable a shareholder to perfect the rights of a dissenting shareholder. However, any shareholder who files the required notice of dissent and votes in favor of the Reorganization, whether in person or by proxy (including those shareholders who return the enclosed proxy card executed but without a designation as to the vote on the Reorganization) will be deemed to have waived the right to qualify as a dissenter. If the Reorganization is not consummated for any reason, appraisal rights will not be available.

         Following approval by the shareholders, if obtained, the Bank will on the Effective Date of the Reorganization file the Plan of Acquisition with the New Jersey Department of Banking and Insurance along with the certification of the president of the Bank that the Plan was approved at the Meeting by the holders of at least two-thirds of the outstanding shares of the Bank. A dissenting shareholder who filed a timely written notice of dissent and did not vote in favor of the Reorganization, may within 30 days of the filing of the Plan with the New Jersey Department of Banking and Insurance serve a demand upon the Bank at its principal office for payment of the value of his shares.

         The Bank may, within ten days after the receipt of such demand, offer to pay the shareholder a sum for his shares, which, in the opinion of the Bank's Board of Directors, does not exceed the amount which would be paid upon such shares if the business and assets of the Bank were liquidated on the Effective Date. If a dissenting shareholder fails to accept such sum offered by the Bank for his shares, he may, within three weeks after the receipt by him of the Bank's offer of payment, or, if no offer is made by the Bank, within three weeks after the date upon which his demand for payment was served upon the Bank, institute an action in the Superior Court for the appointment of three appraisers. The Superior Court shall fix the compensation of the appraisers, which shall be paid by the Bank. The Bank and each dissenting shareholder may be represented by attorneys in the proceedings before such appraisers, and may present evidence. The determination of any two of the appraisers shall control. Upon the conclusion of their deliberations, the appraisers shall file in the Superior Court a report and appraisal of the value of the shares.

         The Bank and each dissenting shareholder shall have ten days after the appraisers file their report and appraisal to object to the appraisers' determination. If no objections are made, the report and appraisal shall be binding upon the Bank and upon the dissenting shareholders, and the Bank shall pay each such shareholder the value as determined by the appraisers, with interest from the Effective Date. If objections are made, the court shall make such order or judgment thereon as shall be the court shall find just.

         No notification of the beginning or end of any statutory period will be given by the Bank or Parke Bancorp, Inc. to any dissenting shareholder except as required by law. SHAREHOLDERS WHO ARE CONSIDERING DISSENTING AND CLAIMING AN APPRAISAL REMEDY ARE URGED TO CONSULT THEIR OWN LEGAL COUNSEL.

                       PROPOSAL II - ELECTION OF DIRECTORS

         The Board of Directors of Parke Bank currently consists of twelve members. Each current director has been nominated for reelection, each to serve for a one-year term and until his successor has been elected and qualified. The following table sets forth the nominees.

                     Nominees for Election to One-Year Terms
                            as Directors of the Bank:
                            -------------------------
                              Celestino R. Pennoni
                              Vito S. Pantilione

                              Fred G. Choate
                              Daniel J. Dalton
                              Arret F. Dobson
                              Thomas Hedenberg
                              Edward Infantolino
                              Anthony J. Jannetti
                              Jeffrey H. Kripitz
                              Richard Phalines
                              Jack C. Sheppard, Jr.
                              Ray H. Tresch

         It is intended that proxies solicited by the Board of Directors will, unless otherwise specified, be voted for the election of the named nominees. If any of the nominees is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve. For information regarding the nominees, see "Management of the Bank - Directors and Executive Officers."

             PROPOSAL III - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Bank has appointed McGladrey & Pullen, LLP as the Bank's independent auditor for the fiscal year ending December 31, 2005, subject to ratification by the Bank's shareholders. A representative of McGladrey & Pullen, LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

         Ratification of the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the shareholders of the Bank at the Meeting. The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of McGladrey &
                    ---
Pullen, LLP as the Bank's independent auditor for the 2005 fiscal year.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

Forward Looking Statements

         Parke Bank may from time to time make written or oral "forward-looking statements", including statements contained in the Bank's filings with the Federal Deposit Insurance Corporation (including this Proxy Statement and the Annual Report on Form 10-KSB, including the exhibits), in its reports to shareholders and in other communications by the Bank, which are made in good faith by the Bank.

         These forward-looking statements involve risks and uncertainties, such as statements of the Bank's plans, objectives, expectations, estimates and intentions, which are subject to change based on various important factors (some of which are beyond the Bank's control). The following factors, among others, could cause the Bank's financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Bank conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rates, market and monetary fluctuations; the timely development of and acceptance of new products and services of the Bank and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; changes in consumer spending and saving habits; and the success of the Bank at managing the risks resulting from these factors. The Bank cautions that the listed factors are not exclusive.

Overview

         The Bank's results of operations are dependent primarily on net interest income, which is the difference between the interest income earned on its interest-earning assets, such as loans and securities, and the interest expense paid on its interest-bearing liabilities, such as deposits and borrowings. The Bank also generates non-interest income such as service charges, BOLI income and other fees. The Bank's non-interest expenses primarily consist of employee compensation and benefits, occupancy expenses, marketing expenses, data processing costs and other operating expenses. The Bank is also subject to losses from its loan portfolio if borrowers fail to meet their obligations. The Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory agencies.

         We recorded net income of $2,721,758 or $1.05 per diluted share for 2004 and $2,001,899 or $.85 per diluted share for 2003. Pre-tax earnings were $4,465,858 for 2004 compared to $3,281,336 for 2003.

         Total assets increased by $50.3 million or 28.9%, reflecting significant increases in loans. Loans outstanding increased by $42.3 million or 28.9%, while investment securities increased by $10.0 million. Deposits also grew by $37.1 million or 26.1%. Growth in loans and deposits reflects our continued efforts in business development and advertising. Shareholders' equity increased $2.9 million or 14.7%, as a result of earnings and the exercise of stock warrants and options.

         The principal objective of this financial review is to provide a discussion and an overview of our consolidated financial condition and results of operations. This discussion should be read in conjunction with the accompanying financial statements and related notes as well as statistical information included in this Proxy Statement.

Critical Accounting Policies

         Allowance for Losses on Loans. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses. Loans that are determined to be uncollectible are charged against the allowance account, and subsequent recoveries, if any, are credited to the allowance. When evaluating the adequacy of the allowance, an assessment of the loan portfolio will typically include changes in the composition and volume of the loan portfolio, overall portfolio quality and past loss experience, review of specific problem loans, current economic conditions which may affect borrowers' ability to repay, and other factors which may warrant current recognition. Such periodic assessments may, in management's judgment, require the Bank to recognize additions or reductions to the allowance.

Operating Results for the Years Ended December 31, 2004 and 2003

         Net Interest Income/Margins. Our primary source of earnings is net interest income, which is the difference between income earned on interest-earning assets, such as loans and investment securities, and interest expense incurred on the interest-bearing sources of funds, such as deposits and borrowings. The level of net interest income is determined primarily by the average balances ("volume") and the rate spreads between the interest-earning assets and our funding sources.

         Net interest income increased to $8.0 million for 2004 compared to $6.3 million for 2003, a 28.1% increase. The increase was primarily attributable to the growth in average interest-earning assets, which totaled $175.0 million for 2004, a 23.7% increase as compared to $141.5 million for 2003. Average loans increased by 28.1% to $154.8 million and average investments decreased by 8.8% to $17.2 million.
Interest-earning asset growth was funded by a $28.0 million, or 24.6%, increase in average interest-bearing deposits. The average borrowed funds increased $2.4 million during the 2004 fiscal year.

         The key performance measure for net interest income is the "net interest margin," or net interest income divided by average interest-earning assets. Our net interest margin is affected by loan pricing, mix of earning assets, and the distribution and pricing of deposits and borrowings. Our net interest margin was 4.6% for the year ended December 31, 2004, compared to 4.4% for 2003. The yield on average interest-earning assets remained at 6.7%, while the cost of interest-bearing liabilities decreased by one basis point to 2.5%. A higher balance of loans as a percentage of interest-earning assets and a higher average balance of non-interest deposit accounts did offset the overall decrease in yields on interest-earning assets.

         Comparative Average Balances, Yields and Rates. The following table sets forth for the periods indicated the Bank's average volume of interest-earning assets and interest-bearing liabilities and average yields and rates. Changes in net interest income from period to period result from increases or decreases in the volume and mix of interest-earning assets and interest-bearing liabilities, increases or decreases in the average rates earned and paid on such assets and liabilities and the availability of particular sources of funds, such as non-interest-bearing deposits.

                                                                              For the Year Ended
                                               -------------------------------------------------------------------------------------
                                                                  December 31, 2004                           December 31, 2003
                                               ------------------------------------------    ---------------------------------------
                                                    Daily                                        Daily
                                                   Average          Income/       Yield/        Average         Income/       Yield/
                                                   Balance          Expense        Rate         Balance         Expense        Rate
                                                   -------          -------        ----         -------         -------        ----
Assets:
Loans (net of deferred costs/fees)(1)           $154,764,200      $10,977,820      7.1%       $120,796,806     $8,698,702      7.2%
Investment securities                             17,219,079          749,847      4.4          18,877,268        724,238      3.8
Federal funds sold                                 3,043,796           38,121      1.3           1,847,384         21,500      1.2
                                                ------------       ----------                 ------------     ----------
    Total interest-earning assets                175,027,075      $11,765,788      6.7         141,521,458     $9,444,440      6.7
                                                                   ==========                                  ==========

Allowance for loan losses                         (2,280,466)                                   (1,728,983)
Other assets                                      14,802,435                                    10,979,114
                                                ------------                                  ------------
    Total assets                                $187,549,044                                  $150,771,589
                                                ============                                  ============

Liabilities and shareholders' equity:
Interest-bearing deposits
  Regular savings deposits                      $ 22,160,550      $   464,186      2.1        $ 22,104,323    $   493,010      2.2
  NOW & money market savings                      28,510,645          476,607      1.7          24,351,546        381,592      1.6
  Time deposits                                   91,104,040        2,583,913      2.8          67,298,382      2,139,543      3.2
                                                ------------       ----------                 ------------     ----------
    Total interest-bearing deposits              141,775,235        3,524,706      2.5         113,754,251      3,014,145      2.6

Borrowed funds                                    10,271,726          221,427      2.2           7,827,679        167,527      2.1
                                                ------------       ----------                 ------------     ----------
    Total interest-bearing liabilities           152,046,961       $3,746,133      2.5         121,581,930     $3,181,672      2.6
                                                                   ==========                                  ==========

Non-interest-bearing demand deposits              13,422,274                                     9,270,022
Other liabilities                                  1,520,520                                     1,311,106
Shareholders' equity                              20,559,289                                    18,608,531
                                                ------------                                  ------------
    Total liabilities and
    shareholders' equity                        $187,549,044                                  $150,771,589
                                                ============                                  ============

Interest rate spread (average yield
  less average rate)                                                               4.2%                                        4.1%
Net interest income (interest income
  less interest expense)                                           $8,019,655                                  $6,262,768
                                                                   ==========                                  ==========
Net interest margin (net interest
  income/average interest-earning assets)                                          4.6%                                        4.4%

__________________________________________
1    Non-accrual loans are included in the calculation of average balances.

Return on Equity and Assets


                                                          December 31,
                                              ----------------------------------
                                               2004            2003        2002
                                               ----            ----        ----
Return on average assets...................    1.45%          1.33%       0.94%
Return on average equity...................   13.24%         10.76%       9.56%
Dividend payout ratio......................       0              0           0
Average equity to average assets ratio.....   10.96%         12.34%       9.80%

         Rate/Volume Analysis. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to
(i) changes in volume (i.e.,  changes in volume  multiplied by the old rate) and
(ii) changes in rate (i.e., changes in rate multiplied by old volume). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.


                                                 Year Ended December 31, 2004
                                                    Compared to Year Ended
                                                      December 31, 2003
                                       -----------------------------------------
                                                  Variance Due to Changes In
                                       -----------------------------------------
                                                                        Net
                                         Average                       Increase/
                                          Volume       Average Rate   (Decrease)
                                          ------       ------------   ----------

Interest Income:
  Loans (net of deferred costs/fees)   $ 2,409,394    $  (130,276)   $ 2,279,118
  Investment securities                    (72,209)        97,818         25,609
  Federal funds sold                        14,984          1,637         16,621
                                       -----------    -----------    -----------
Total interest income                    2,352,169        (30,821)     2,321,348
                                       -----------    -----------    -----------

Interest Expense:
  Deposits                                 696,636       (186,075)       510,561
  Borrowed funds                            52,686          1,214         53,900
                                       -----------    -----------    -----------

Total interest expense                     749,322       (184,861)       564,461
                                       -----------    -----------    -----------

Net interest income                    $ 1,602,847    $   154,040    $ 1,756,887
                                       ===========    ===========    ===========

         Non-Interest Income. Non-interest income is principally derived from service fees on deposit accounts, BOLI income, fee income from loan services and gains on sale of investment securities. Non-interest income for the year ended December 31, 2004 was $860,986 compared to $779,044 for the year ended December 31, 2003.


         Other fee income increased to $604,371 from $456,919 due primarily to increased loan fees. Loan fees included in other fee income consist of "exit fees" that are charged on construction loans if the builder sells the property before completing the construction project. Exit fees are intended to discourage construction borrowers from starting projects and quickly "flipping out" of the project before the project is completed. The gain on sale of securities decreased to $7,889 from $63,681 for 2003. Service charges on deposit accounts increased $24,375 or 11.1% due to an increase in the number of accounts during fiscal 2004


         Non-Interest Expense. Nearly all categories of non-interest expense increased during the year. Non-interest expenses totaled $3.6 million for 2004 compared to $2.8 million for the year ended December 31, 2003, an increase of $752,053 or 26.5%. This increase reflects greater costs associated with the growth of the Bank, including data processing costs, compensation and benefits, as well as increases in loans and deposit activities.

         Compensation and benefits increased $294,406 or 23.1% primarily due to staffing increases to support loan and deposit growth, as well as regular salary increases and higher benefit costs. Occupancy, equipment and data processing costs grew for 2004 in the amount of $3,491 or 0.4% when compared to the prior year.

         Professional services fees and expenses increased by $118,688 or 69.2% as a result of consulting costs, internal audit compliance and legal fees. Marketing and business development expenses increased by

$62,701 or 61.6% due to a major advertising campaign conducted during 2004. Other operating expenses increased $272,767 or 54.5% caused by expenses associated with servicing loans.

         Income Taxes. We recorded tax expense of $1,744,100 in 2004 compared to $1,279,437 in 2003, for an effective tax rate of 39.1% in 2004 and 39.0% in 2003.

Financial Condition at December 31, 2004 and December 31, 2003

         At December 31, 2004, we had total assets of $224.3 million, compared to $174.0 million at December 31, 2003, representing an increase of 28.9%. This increase was due to the continued expansion of business development efforts, and continued marketing of deposit and loan products. The Bank's overall growth in its core business, generating loans and gathering of deposits grew at the same rate as overall asset growth.

         Loans at December 31, 2004 were $188.6 million, compared to $146.3 million at December 31, 2003, which represents an increase of $42.3 million or 28.9%. Growth occurred in all categories of loans. Investment securities at December 31, 2004 increased by $9.5 million or 62.6% over the December 31, 2003 balance of $15.1 million.

         Total deposits increased by $37.1 million to $179.6 million, an increase of 26.1%, from $142.4 million at December 31, 2003.

         Shareholders  equity  increased  by  $2.9  million.   The  increase  is
attributable earnings of $2.7 million and exercise of stock options and warrants.

Loan Quality

         The Bank attempts to manage the risk characteristics of its loan portfolio through various control processes, such as credit evaluation of borrowers, establishment of lending limits and application of lending procedures, including the holding of adequate collateral and the maintenance of compensating balances. However, the Bank seeks to rely primarily on the cash flow of its borrowers as the principal source of repayment. Although credit policies are designed to minimize risk, management recognizes that loan losses will occur and the amount of these losses will fluctuate depending on the risk characteristics of the loan portfolio as well as general and regional economic conditions.


         The allowance for loan losses represents a reserve for losses in the loan portfolio. The adequacy of the allowance for loan loss is evaluated periodically based on a review of all significant loans, with a particular emphasis on non-accruing loans; past due and other loans that management believes require special attention.


         For significant problem loans, management's review consists of evaluation of the financial strengths of the borrower and the guarantor, the related collateral, and the effects of economic conditions. General reserves against the remaining loan portfolio are based on analysis of historical loan loss ratios, loan charge-offs, delinquency trends, previous collection experience, and the risk rating on each individual loan along with an assessment of the effects of external economic conditions.

         As of December 31, 2004, we had approximately $240,816 in non-accruing loans, compared with $794,135 million in non-accruing loans at December 31, 2003. Non-performing loans, expressed as a percentage of total loans, decreased to 0.1% at December 31, 2004 from 0.5% at December 31, 2003. At December 31, 2004, the allowance for loan losses was nearly tenfold the amount of non-accruing loans.

         The provision for loan losses is a charge to earnings in the current period to maintain the allowance at a level management has determined to be adequate based upon factors noted above. We provided $825,324 for loan losses for the year ended December 31, 2004, compared to $923,070 for 2003.

         As of December 31, 2004, the allowance for loan losses was $2.6 million, compared to the December 31, 2003 balance of $2.3 million, which represents a net increase of $364,581 or 16.2%. The growth in the allowance was driven by the growth and mix in the loan portfolio.

         The following table summarizes the allowance activities:

                                                              Years Ended December 31,
                                                              ------------------------
                                                               2004                2003
                                                            ----------      ----------
Allowance for loan losses, beginning of year.............   $2,256,070      $1,333,000
Loans charged off........................................     (460,743)         (1,000)
Recoveries...............................................            -           1,000
Provision for loan losses................................      825,324         923,070
                                                            ----------      ----------
Allowance for loan losses, end of year...................   $2,620,651      $2,256,070
                                                            ==========      ==========
Loans (net of deferred costs/fees)
   period-end balance.................................... $188,606,990    $146,334,331
                                                          ============    ============
Allowance as percentage of period-end loan balance.......          1.4%            1.5%
                                                                   ===             ===


         Management's judgment as to the level of losses on existing loans is based on its internal review of the loan portfolio, including an analysis of the borrowers' current financial position, the consideration of current and anticipated economic conditions and their potential effects on specific borrowers. In determining the collectibility of certain loans, management also considers the fair value of any underlying collateral. However, management's determination of the appropriate allowance level is based upon a number of assumptions about future events, which are believed to be reasonable, but which may or may not prove valid. Thus, there can be no assurance that charge-offs in future period will not exceed the allowance for loan losses or that additional increases in the allowance for loan losses will not be required. In addition an outside loan reviewer conducts an in dependent analysis of the loan loss reserve to ensure completeness.


Interest Rate Sensitivity and Liquidity

         Interest rate sensitivity is an important factor in the management of the composition and maturity configurations of earning assets and funding sources. The primary objective of asset/liability management is to ensure the steady growth of our primary earnings component, net interest income. Net interest income can fluctuate with significant interest rate movements. To lessen the impact of interest rate movements, management endeavors to structure the statement of financial condition so that re-pricing opportunities exist for both assets and liabilities in roughly equivalent amounts at approximately the same time intervals. Imbalances in these re-pricing opportunities at any point in time constitute interest rate sensitivity.

         The measurement of our interest rate sensitivity, or "gap," is one of the principal techniques used in asset/liability management. Interest sensitive gap is the dollar difference between assets and liabilities that are subject to interest-rate pricing within a given time period, including both floating rate or adjustable rate instruments and instruments that are approaching maturity.

         Our management and the Board of Directors oversee the asset/liability management function through the asset/liability committee of the Board and meeting periodically to monitor and manage the statement of financial condition, control interest rate exposure, and evaluate our pricing strategies. The asset mix of the statement of financial condition is continually evaluated in terms of several variables: yield, credit quality, appropriate funding sources and liquidity. Management of the liability mix of the statement of financial condition focuses on expanding the various funding sources.

         In theory, interest rate risk can be diminished by maintaining a nominal level of interest rate sensitivity. In practice, this is made difficult by a number of factors including cyclical variation in loan demand, different impacts on interest-sensitive assets and liabilities when interest rates change, and the availability of funding sources. Accordingly, we undertake to manage the interest-rate sensitivity gap by adjusting the maturity of an establishing rates on the earning asset portfolio and certain interest-bearing liabilities commensurate with management's expectations relative to market interest rates. Management generally attempts to maintain a balance between rate-sensitive assets and liabilities as the exposure period is lengthened to minimize our overall interest rate risk.

         Rate Sensitivity Analysis. The interest rate sensitivity position as of December 31, 2004 is presented in the table below. Assets and liabilities are scheduled based on maturity or re-pricing data except for mortgage loans and mortgage-backed securities that are based on prevailing prepayment assumptions and core deposits which are based on core deposit studies done for banks in the Mid-Atlantic region. The difference between rate-sensitive assets and rate-sensitive liabilities or the interest rate sensitivity gap, is shown at the bottom of the table. As of December 31, 2004, our interest sensitive liabilities exceeded interest sensitive assets within a one year period by $14.9 million or 0.84% of total assets.

                                                                            As of December 31, 2004
                                    -----------------------------------------------------------------------------------------------
                                                    Over 3
                                                    Months        Over 1 Year  Over 3 Years Over 5 Years
                                      3 Months     Through         Through       Through      Through       Over 15
                                       or Less    12 Months        3 Years       5 Years      15 Years       Years        Total
                                    -----------   -----------    -----------  ------------   -----------   ----------  ------------
Interest-earning assets:
    Loans                           $50,365,813   $20,873,855    $25,261,388  $ 30,829,525   $55,211,738   $6,064,671  $188,606,990
    Investment securities             4,602,878       510,788        916,680     6,347,000     2,059,666   10,153,422    24,590,434
    Federal funds sold                   21,508             -              -             -             -            -        21,508
                                    -----------   -----------    -----------  ------------   -----------   ----------  ------------
    Total interest-earning
      assets                        $54,990,199   $21,384,643    $26,178,068  $ 37,176,525   $57,271,404  $16,218,093  $213,218,932
                                    ===========   ===========    ===========  ============   ===========  ===========  ============

Interest-bearing liabilities:
    Regular savings deposits(1)     $ 4,386,684   $ 4,386,684    $ 4,386,684  $  4,386,684   $ 4,386,685  $ 4,386,685  $ 26,320,106
    NOW & money market
      savings deposits(1)             4,721,175     4,721,175      4,721,175     4,721,175     4,721,175    4,721,175    28,327,050
    Time deposits                    23,304,746    37,703,110     36,312,157    11,657,398             -            -   108,977,411
    Borrowed funds                    9,000,000     3,000,000      3,628,726     4,750,000             -            -    20,378,726
                                    -----------   -----------    -----------  ------------   -----------   ----------  ------------
    Total interest-bearing
      liabilities                   $41,412,605   $49,810,969    $49,048,742  $ 25,515,257   $ 9,107,860  $ 9,107,860  $184,003,293
                                    ===========   ===========    ===========  ============   ===========  ===========  ============

Interest rate sensitive gap         $13,577,594  $(28,426,326)  $(22,870,674) $ 11,661,268   $48,163,544  $ 7,110,233  $ 29,215,639

Cumulative interest rate gap        $13,577,594  $ 14,848,732   $(37,719,406) $(26,058,138)  $22,105,406  $29,215,639

Ratio of rate sensitive assets  to
      rate-sensitive liabilities        1.33         0.43           0.53          0.07          6.29         1.78

(1) Deposits are assumed to be eventually distributed among the time periods.

         Liquidity describes our ability to meet the financial obligations that arise out of the ordinary course of business. Liquidity addresses the Bank's ability to meet deposit withdrawals on demand or at contractual maturity, to repay borrowings as they mature, and to fund current and planned expenditures. Liquidity is derived from increased repayment and income from earning-assets. Our loan to deposit ratio was 105.0% and 102.7% at December 31, 2004 and December 31, 2003, respectively. Funds received from new and existing depositors provided a large source of liquidity for the year ended December 31, 2004. The Bank seeks to rely primarily on core deposits from customers to provide stable and cost-effective sources of funding to support local growth. The Bank also seeks to augment such deposits with longer term and higher yielding certificates of deposit. To the extent that retail deposits are not adequate to fund customer loan demand, liquidity needs can be met in the short-term funds market. Longer term funding requirements can be obtained through advances from the Federal Home Loan Bank ("FHLB"). As of December 31, 2004, the Bank maintained lines of credit with the FHLB totaling $18.8 million.

         As of December 31, 2004, the Bank's investment securities portfolio included $12.2 million of mortgage-backed securities that provide significant cash flow each month. Additionally, another $3.2 million is available in a mutual fund that consists of adjustable rate mortgage-backed securities. The majority of the investment portfolio is classified as available for sale, is readily marketable, and is available to meet liquidity needs. The Bank's residential real estate portfolio includes loans, which are underwritten to secondary market criteria, and provide an additional source of liquidity.
Presently  the  mortgage  portfolio  is  pledged  to  the  FHLB  as  collateral.
Management  is  not  aware  of  any  known  trends,   demands,   commitments  or
uncertainties that are reasonably likely to result in material changes in liquidity.

Off-Balance Sheet Arrangements

         The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet. The contract or notional amounts of these instruments reflect the extent of the Bank's involvement in these particular classes of financial instruments. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as they do for on-balance sheet instruments.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties. As of December 31, 2004 and 2003, commitments to extend credit amounted to approximately $70.4 million and $35.2 million, respectively.

         Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. As of December 31, 2004 and 2003, standby letters of credit with customers were $2.5 million and $2.3 million, respectively.

         The Bank does not issue or hold derivative instruments with the exception of loan commitments and standby letters of credit. These instruments are issued in the ordinary course of business to meet customer needs.
Commitments to fund fixed-rate loans were immaterial at December 31, 2004. Variable-rate commitments are generally issued for less than one year and carry market rates of interest. Such instruments are not likely to be affected by annual rate caps triggered by rising interest rates. Management believes that off-balance sheet risk is not material to the results of operations or financial condition.

Impact of Inflation and Changing Prices

         The consolidated financial statements and notes presented elsewhere in this Proxy Statement have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike most industrial companies, nearly all of our assets are monetary in nature. As a result, interest rates have a greater impact on our performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

Recent Accounting Pronouncements

         In December 2002, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effects of the method used on reported results.


         In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment." This statement revises the original guidance contained in SFAS No. 123 and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees, and its related implementation guidance. Under SFAS No. 123 (revised 2004), a public entity such as Parke Bank will be required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions) and recognize such cost over the period during which an employee is required to provide service in exchange for the reward
(usually the vesting period). For stock options and similar instruments, grant-date fair value will be estimated using option-pricing models adjusted for the unique characteristics of instruments (unless observable market prices for the same or similar instruments are available). For public entities, such as Parke Bank, that file as small business issuers, SFAS No. 123 (revised 2004) is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Bank is currently assessing the financial statement impact of adopting SFAS No. 123(R).

                           MARKET PRICES AND DIVIDENDS

General

         The Bank's common stock has been traded in the over the counter market and listed on the Nasdaq Stock Market under the trading symbol of "PKBK" since it commenced trading upon completion of our public offering on November 26, 2002. The following table reflects high and low bid prices as reported on www.nasdaq.com for the calendar quarters indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions. Prices reflect a 10% stock dividend paid in November 2003 and a 20% stock dividend paid in December 2004.


      Quarter Ended                                   High          Low
      -------------                                   ----          ---
      March 31, 2003                                 $9.50         $9.45
      June 30, 2003                                  $9.45         $9.08
      September 30, 2003                            $11.41        $10.30
      December 31, 2003                             $15.21        $10.93
      March 31, 2004                                $14.58        $14.08
      June 30, 2004                                 $14.33        $13.29
      September 30, 2004                            $14.60        $13.47
      December 31, 2004                             $19.45        $14.00
      January 1, 2005 through March 16, 2005        $19.40        $16.75

         The number of shareholders of record of common stock as of March 16, 2005, was approximately 438. This does not reflect the number of persons or entities who held stock in nominee or "street" name through various brokerage firms. At March 16, 2005, there were 2,195,217 shares of our common stock outstanding. To date, the Bank has not paid cash dividends.

         Because Parke Bancorp, Inc. is a newly formed corporation and has not yet issued stock, no information is provided as to historical market prices for Parke Bancorp, Inc.'s common stock. There can be no assurance that following the Reorganization Parke Bancorp, Inc.'s common stock will be quoted or traded at or above the current value of the Bank's common stock.

         Holders of Parke Bancorp, Inc. common stock will be entitled to receive dividends when, and if declared by the Board of Directors of Parke Bancorp, Inc. out of funds legally available therefor. The timing and amount of future dividends will be within the discretion of the Board of Directors of Parke Bancorp, Inc. and will depend on the consolidated earnings, financial condition, liquidity, and capital requirements of Parke Bancorp, Inc. and its subsidiaries, applicable governmental regulations and policies, and other factors deemed relevant by the Board. To date, the Bank has not paid cash dividends. Currently, it is not anticipated that the dividend policy of Parke Bancorp, Inc. will differ from the present dividend policy of the Bank.

Dividend Restrictions Imposed on Parke Bancorp, Inc.

         Certain restrictions generally imposed on corporations incorporated in New Jersey may have an impact on Parke Bancorp, Inc.'s ability to pay dividends to its shareholders. New Jersey law provides that dividends may not be paid if it would cause the corporation to be unable to pay its debts as they become due in the normal course of business or if it would cause the corporation's total assets to be less than its total liabilities.

Dividend Restrictions Imposed on the Bank

         After the Reorganization, dividends from the Bank will be Parke Bancorp, Inc.'s primary source of funds for the payment of dividends because initially Parke Bancorp, Inc. will have no source of income other than such dividends and the capital contributed to Parke Bancorp, Inc. by the Bank immediately prior to consummation of the Reorganization. The following restrictions on the payment of dividends by the Bank will continue to apply to dividends paid by the Bank to the Holding Company.

         Under the New Jersey Banking Act of 1948, a bank may declare and pay dividends only if after payment of the dividend the capital stock of the bank will be unimpaired and either the bank will have a surplus of not less than 50% of its capital stock or the payment of the dividend will not reduce the bank's surplus.

         The future dividend policy of the Bank is subject to certain regulatory considerations and to the discretion of the Board of Directors and depends upon a number of factors, including operating results, financial condition and general business conditions. Holders of the Bank's common stock are entitled to receive dividends as, if, and when declared by the Board of Directors of the Bank out of funds legally available for the payment of dividends, subject to the restrictions set forth in New Jersey law and the Federal Deposit Insurance Act. Under New Jersey law, the directors of a New Jersey state-chartered bank, such as the Bank, are permitted to declare dividends on common stock -only if, after payment of the dividend, the capital stock of the Bank will be unimpaired and either the Bank will have a surplus (additional paid-in capital) of not less than 50% of its capital stock or the payment of the dividend will not reduce the Bank's surplus.

         The Federal Deposit Insurance Act generally prohibits all payments of dividends by any insured bank that is in default of any assessment to the FDIC. Additionally, because the FDIC may prohibit a bank from engaging in unsafe or unsound practices, it is possible that under certain circumstances the FDIC could claim that a dividend payment constitutes an unsafe or unsound practice. The New Jersey Department of Banking and Insurance has similar power to issue cease and desist orders to prohibit what might constitute unsafe or unsound practices. The payment of dividends may also be affected by other factors (e.g., the need to maintain adequate capital or to meet loan loss reserve requirements).

                         BUSINESS OF PARKE BANCORP, INC.

         Parke Bancorp, Inc. is currently a non-operating, shell corporation. Upon the completion of the Reorganization, the Bank will become a wholly-owned subsidiary of Parke Bancorp, Inc. and each shareholder of the Bank will become a shareholder of Parke Bancorp, Inc. with the same respective ownership interest as presently held in the Bank.

         Immediately after consummation of the Reorganization, it is expected that Parke Bancorp, Inc. will not engage in any business activity other than to hold all of the stock of the Bank. It is anticipated, however, that Parke
Bancorp, Inc. in the future will begin to explore the feasibility of other investment opportunities, including possible diversification through acquisitions and mergers, although no specific future plans are being considered at this time.

         The initial Board of Directors of Parke Bancorp, Inc. consists of three of the current directors of the Bank. The directors of Parke Bancorp, Inc. are divided into three classes, each class as nearly equal in number as possible, and each class to serve for a three year period, with approximately one-third of the directors elected each year.

         The nine directors currently serving on the Board of Directors of the Bank who are not the initial directors of Parke Bancorp, Inc. are expected to be added to the Board of Parke Bancorp, Inc. on or about January 2007. The three initial directors intend to add nine new seats to the Board of Parke Bancorp, Inc. and appoint the nine directors who currently serve on the Bank's Board who are not initial directors of Parke Bancorp, Inc. to these new seats. The three initial directors may do so by board action. These nine directors would be divided evenly into the three classes of the Board and would serve until the next following annual meeting of shareholders of Parke Bancorp, Inc. at which they would be nominated by the Board for reelection into those three classes. The result will be that Parke Bancorp, Inc. will have a twelve member Board of Directors with four directors in each class, each serving a three-year term.

         The following executive officers of the Bank are currently serving as the executive officers of Parke Bancorp, Inc.:

     Vito S. Pantilione        President and Chief Executive Officer
     Ernest D. Huggard         Senior Vice President and Chief Financial Officer
     David O. Middlebrook      Senior Vice President and Corporate Secretary

         It is currently expected that, unless Parke Bancorp, Inc. becomes actively involved in the operation or acquisition of additional savings institutions or other businesses, no separate compensation will be paid to the directors and employees of Parke Bancorp, Inc. However, Parke Bancorp, Inc. may determine that separate compensation is appropriate in the future. Because the directors and employees of the Bank will not initially be compensated by Parke Bancorp, Inc. but will continue to serve and be compensated by the Bank, no new benefits plans are anticipated at this time. The Bank will continue to maintain its current benefit programs. The Company is not expected to initially own or lease real or personal property. Instead, it intends to utilize the premises, equipment, and furniture of the Bank without the direct payment of any rental fees to the Bank.

                             BUSINESS OF PARKE BANK

General

         The Bank is a New Jersey-chartered commercial bank, incorporated in August 1998. It commenced operations in January 1999. The Bank's deposits are currently FDIC insured, and the Bank is regulated by the New Jersey Department of Banking and Insurance and the FDIC.

         The Bank maintains its principal office at 601 Delsea Drive, Washington Township, New Jersey in the Parke Place age-restricted community. It also conducts business through a branch office in Northfield, New Jersey that opened in September 2002. The Bank opened another office in Washington Township, New

Jersey, adjacent to Kennedy Memorial Hospitals - University Medical Center, in February 2003. The Bank is a full service commercial bank, with an emphasis on providing personal and business financial services to individuals and small to mid-sized businesses in Gloucester, Atlantic and Cape May Counties in New Jersey and the Philadelphia area in Pennsylvania. At December 31, 2004, the Bank had assets of $224.3 million, deposits of $179.6 million and shareholders' equity of $22.9 million.

         The Bank has one subsidiary, Parke Capital Markets, a corporation, which was formed in 2001 to generate fee income from capital markets financing activities, which include term financings. At December 31, 2004, the Bank had 30 full-time and 6 part-time employees.

         The Bank focuses its commercial loan originations on small and mid-sized business (generally up to $7 million in annual sales). Commercial loan products include residential and commercial real estate construction loans; working capital loans and lines of credit; demand, term and time loans; and equipment, inventory and accounts receivable financing. Residential construction loans in tract development are also included in the commercial loan category. The Bank also offers a range of deposit products to its commercial customers. Commercial customers also have the ability to use overnight depository, ACH activity and wire transfer service, all at reduced rates.

         The Bank's retail banking activities emphasize consumer deposit and checking accounts. An extensive range of these services is offered by the Bank to meet the varied needs of its customers in all age groups. In addition to traditional products and services, the Bank offers contemporary products and services, such as debit cards and Internet banking. Retail lending activities by the Bank include residential mortgage loans, home equity lines of credit, fixed rate second mortgages, new and used auto loans and overdraft protection.

Market Area

         Substantially all of the Bank's business is with customers in its market areas of Southern New Jersey and the Philadelphia area of Pennsylvania. Most of the Bank's customers are individuals and small and medium-sized businesses which are dependent upon the regional economy. Adverse changes in economic and business conditions in the Bank's markets could adversely affect the Bank's borrowers, their ability to repay their loan and to borrow additional funds, and consequently the Bank's financial condition and performance.

         Additionally, most of the Bank's loans are secured by real estate located in Southern New Jersey and the Philadelphia area. A decline in local economic conditions could adversely affect the values of such real estate. Consequently, a decline in local economic conditions may have a greater effect on the Bank's earnings and capital than on the earnings and capital of larger financial institutions whose real estate loan portfolios are geographically diverse.

Competition

         The Bank faces significant competition, both in making loans and attracting deposits. The Bank's competition in both areas comes principally from other commercial banks, thrift and savings institutions, including savings and loan associations and credit unions, and other types of financial institutions, including brokerage firms and credit card companies. The Bank faces additional competition for deposits from short-term money market mutual funds and other corporate and government securities funds.

         Most of the Bank's competitors, whether traditional or nontraditional financial institutions, have a longer history and significantly greater financial and marketing resources than does the Bank. Among the advantages certain of these institutions have over the Bank are their ability to finance wide-ranging and effective advertising campaigns, to access international money markets and to allocate their investment resources to regions of highest yield and demand. Major banks operating in the primary market area offer certain services, such as international banking and trust services, which are not offered directly by the Bank.

         In commercial transactions, the Bank's legal lending limit to a single borrower enables the Bank to compete effectively for the business of individuals and smaller enterprises. However, the Bank's legal lending limit is considerably lower than that of various competing institutions, which have substantially greater capitalization. The Bank has a relatively smaller capital base than most other competing institutions which, although above regulatory minimums, may constrain the Bank's effectiveness in competing for loans.

Lending Activities

         Composition of Loan Portfolio. Set forth below is selected data relating to the composition of the Bank's loan portfolio by type of loan at the dates indicated.(1)

                                                                          December 31,
                          ----------------------------------------------------------------------------------------------------------
                                   2004                  2003                2002                   2001                 2000
                          --------------------  --------------------- --------------------  -------------------- -------------------
                              Amount   Percent      Amount    Percent   Amount     Percent     Amount    Percent     Amount  Percent
                              ------   -------      ------    -------   ------     -------     ------    -------     ------  -------

Commercial............... $  9,708,142    5.1%  $  8,799,899     6.0% $ 7,035,669     7.4%  $ 7,013,258    11.1% $ 4,647,089   12.4%
Real estate construction:
    Residential..........    1,252,811    0.7      2,164,811     1.5    1,370,266     1.4     1,491,077     2.4      588,830    1.6
    Commercial...........   37,270,464   19.8     29,896,562    20.4   17,122,397    18.0     6,912,656    10.9   10,190,251   27.2
Real estate mortgage:
    Residential..........   16,360,109    8.7     18,013,087    12.3   13,188,780    13.9    10,417,895    16.5    5,929,074   15.9
    Commercial...........  120,051,646   63.6     84,054,063    57.5   53,503,768    56.3    35,550,050    56.2   14,707,083   39.3
Consumer.................    3,963,818    2.1      3,405,909     2.3    2,874,330     3.0     1,852,236     2.9    1,336,419    3.6
                          ------------  -----   ------------   -----  -----------   -----   -----------   -----  -----------  -----
         Total loans..... $188,606,990  100.0%  $146,334,331   100.0% $95,095,210   100.0%  $63,237,172   100.0% $37,398,746  100.0%
                          ============  =====   ============   =====  ===========   =====   ===========   =====  ===========  =====

--------------------
(1) Amounts presented include adjustments for related unamortized deferred costs and fees.

         Loan Maturity. The following table sets forth the contractual maturity of certain loan categories at December 31, 2004.

                                                 Due after
                                    Due within   1 through    Due after
                                      1 year      5 years      5 years     Total
                                      ------      -------      -------     -----
Commercial.......................   $ 1,812,001   $4,060,233  $3,735,908  $ 9,708,142
Real estate construction:
    Residential..................     1,252,811            -           -    1,252,811
    Commercial...................    32,029,853    5,240,611           -   37,270,464
                                    -----------   ----------  ----------  -----------
         Total amount due........   $35,094,665   $9,400,844  $3,735,908  $48,231,417
                                    ===========   ==========  ==========  ===========

         The following table sets forth the dollar amount of loans in certain loan categories due after December 31, 2005, which have predetermined interest rates and which have floating or adjustable interest rates.


                                                    Floating or
                                 Fixed Rates(1)   Adjustable Rates      Total
                                 --------------   ----------------      -----

Commercial.....................      $6,027,501     $  1,768,640     $ 7,796,141
Real estate construction:
    Residential................               -                -               -
    Commercial.................         953,180        4,287,431       5,240,611
                                     ----------       ----------     -----------
         Total.................      $6,980,681       $6,056,071     $13,036,752
                                     ==========       ==========     ===========
______________
(1) Construction loans are adjustable rate loans, however, due to interest rate floors, they have been reclassified as fixed rate loans.

         Commercial Loans. The Bank originates secured loans for business purposes. Loans are made to provide working capital to businesses in the form of lines of credit, which may be secured by real estate, accounts receivable, inventory, equipment or other assets. The financial condition and cash flow of commercial borrowers are closely monitored by the submission of corporate financial statements, personal financial statements and income tax returns. The frequency of submissions of required financial information depends on the size and complexity of the credit and the collateral that secures the loan. The Bank's general policy is to obtain personal guarantees from the principals of the commercial loan borrowers. Such loans are made to businesses located in the Bank's market area.

         Commercial business loans generally involve a greater degree of risk than residential mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the mobility of collateral, the effects of general economic conditions and the increased difficulty of evaluating and monitoring these types of loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself and the general economic environment. If the cash flow from business operations is reduced, the borrower's ability to repay the loan may be impaired.

         Real Estate Development and Construction Loans. The Bank has emphasized the origination of construction loans to individuals and real estate developers in its market area. The advantages of construction lending are that the market is typically less competitive than more standard mortgage products, the interest rate typically charged is a variable rate, which permits the Bank to protect against sudden changes in its costs of funds, and the fees or "points" charged by the Bank to its customers can be amortized over the shorter term of a construction loan, typically, one to two years, which permits the Bank to recognize income received over a shorter period of time. The Bank from time to time structures construction loans in excess of the legal lending limit of the Bank, with respect to which the Bank sells participation interests in the construction loans to other lenders, while maintaining and servicing the construction loan.

         The Bank provides interim real estate acquisition development and construction loans to builders and developers. Real estate development and construction loans to provide interim financing on the property are based on acceptable percentages of the appraised value of the property securing the loan in each case. Real estate development and construction loan funds are disbursed periodically at pre-specified stages of completion. Interest rates on these loans are generally adjustable. The Bank carefully monitors these loans with on-site inspections and control of disbursements. These loans are generally made on properties located in the Bank's market area.

         Development and construction loans are secured by the properties under development and personal guarantees are typically obtained. Further, to assure that reliance is not placed solely in the value of the underlying property, the Bank considers the financial condition and reputation of the borrower and any guarantors, the amount of the borrower's equity in the project, independent appraisals, costs estimates and pre-construction sale information.

         Loans to residential builders are for the construction of residential homes for which a binding sales contract exists and the prospective buyers have been pre-qualified for permanent mortgage financing. Loans to residential developers are made only to developers with a proven sales record. Generally, these loans are extended only when the borrower provides evidence that the lots under development will be sold to potential buyers satisfactory to the Bank.

         The Bank also originates loans to individuals for construction of single family dwellings. These loans are for the construction of the individual's primary residence. They are typically secured by the property under construction, occasionally include additional collateral (such as second mortgage on the borrower's present home), and commonly have maturities of six to twelve months.

         Construction financing is labor intensive for the Bank, requiring employees of the Bank to expend substantial time and resources in monitoring and servicing each construction loan to completion. Construction financing is generally considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction and development, the accuracy of projections, such as the sales of homes or the future leasing of commercial space, and the accuracy of the estimated cost (including interest) of construction. Substantial deviations can occur in such projections. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, the Bank may be required to advance funds beyond the amount originally committed to permit completion of the development. If the estimate of value proves to be inaccurate, the Bank may be confronted, at or prior to the maturity of the loan, with a project having a value which is insufficient to assure full repayment. Also, a construction loan that is in default can cause problems for the Bank such as designating replacement builders for a project, considering alternate uses for the project and site and handling any structural and environmental issues that might arise.

         Commercial Real Estate Mortgage Loans. The Bank originates mortgage loans secured by commercial real estate. Such loans are primarily secured by office buildings, retail buildings, warehouses and general purpose business space. Although terms may vary, the Bank's commercial mortgages generally have maturities of twenty years, but re-price within five years.

         Loans secured by commercial real estate are generally larger and involve a greater degree of risk than one- to four-family residential mortgage loans. Of primary concern, in commercial and multi-family real estate lending is the borrower's creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties are often dependent on successful operation or management of the properties. As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy.

         The Bank seeks to reduce the risks associated with commercial mortgage lending by generally lending in its primary market area and obtaining periodic financial statements and tax returns from borrowers. It is also the Bank's general policy to obtain personal guarantees from the principals of the borrowers and assignments of all leases related to the collateral.

         Residential Real Estate Mortgage Loans. The Bank originates adjustable and fixed-rate residential mortgage loans. Such mortgage loans are generally originated under terms, conditions and documentation acceptable to the secondary mortgage market. Although the Bank has placed all of these loans into its portfolio, a substantial majority of such loans can be sold in the secondary market or pledged for potential borrowings.

         Consumer Loans. The Bank offers a variety of consumer loans. These loans are typically secured by residential real estate or personal property, including automobiles. Home equity loans (closed-end and lines of credit) are typically made up to 80% of the appraised or assessed value of the property securing the loan in each case, less the amount of any existing prior liens on the property, and generally have maximum terms of ten years, although the Bank does offer a 90% loan to value product if certain conditions related to the borrower and property are satisfied. The interest rates on second mortgages are generally fixed, while interest rates on home equity lines of credit are variable.

         Loans to One Borrower. Federal regulations limit loans to one borrower in an amount equal to 15% of unimpaired capital and unimpaired surplus. At December 31, 2004, the Bank's loan to one borrower limit was approximately $3.8 million and the Bank had fifteen borrowers with loan balances in excess of $3.5 million. At December 31, 2004, the Bank's largest loan to one borrower was a loan for construction and development, with a balance of $6.5 million and was secured by real estate. This loan is scheduled to be funded in stages after the houses are sold. At December 31, 2004, this loan was current and performing in accordance with the terms of the loan agreement.

         The size of loans which the Bank can offer to potential borrowers is less than the size of loans which many of the Bank's competitors with larger capitalization are able to offer. The Bank may engage in loan participations with other banks for loans in excess of the Bank's legal lending limits. However, no assurance can be given that such participations will be available at all or on terms which are favorable to the Bank and its customers.

Non-Performing and Problem Assets

         Non-Performing Assets. Non-accrual loans are those on which the accrual of interest has ceased. Loans are generally placed on non-accrual status if, in the opinion of management, collection is doubtful, or when principal or interest is past due 90 days or more unless the collateral is considered sufficient to cover principal and interest and the loan is in the process of collection. Interest accrued, but not collected at the date a loan is placed on non-accrual status, is reversed and charged against interest income. Subsequent cash receipts are applied either to the outstanding principal or recorded as interest income, depending on management's assessment of ultimate collectibility of principal and interest. Loans are returned to an accrual status when the borrower's ability to make periodic principal and interest payments has returned to normal (i.e., brought current with respect to principal or interest or restructured) and the paying capacity of the borrower and/or the underlying collateral is deemed sufficient to cover principal and interest.

         Impaired loans are measured based on the present value of expected future discounted cash flows, the market price of the loan or the fair value of the underlying collateral if the loan is collateral dependent. The recognition of interest income on impaired loans is the same as for non-accrual loans discussed above

         The following table sets forth information regarding non-accrual loans at the dates indicated.

                                                                                    At December 31,
                                                           ----------------------------------------------------------------------
                                                             2004            2003            2002            2001          2000
                                                           --------        --------       ----------      --------     ---------
Loans accounted for on a non-accrual basis:
Commercial..........................................       $      -        $      -       $        -      $      -     $       -
Real estate construction:
    Residential.....................................        240,816         289,257          289,000             -              -
    Commercial......................................              -               -                -             -              -
Real estate mortgage:
    Residential.....................................              -         504,838          742,067       745,000              -
    Commercial......................................              -               -                -             -              -
Consumer............................................              -               -                -             -              -
                                                           --------        --------       ----------      --------     ---------
     Total..........................................        240,816         794,135        1,031,067       745,000              -
                                                           --------        --------       ----------      --------     ---------
Accruing loans delinquent 90 days or more:
Commercial..........................................                              -                -             -              -
Real estate construction:                                         -
    Residential.....................................              -               -                -             -              -
    Commercial......................................                              -                -             -              -
Real estate mortgage:                                             -
    Residential.....................................              -               -                -             -              -
    Commercial......................................              -               -           50,000             -              -
Consumer............................................              -               -                 -             -             -
                                                           --------        --------       ----------      --------     ---------
     Total..........................................              -               -           50,000       745,000              -
                                                           --------        --------       ----------      --------     ---------
          Total non-performing loans................       $240,816        $794,135       $1,081,067      $745,000     $        -
                                                           ========        ========       ==========      ========     =========
Total non-performing loans as a
   percentage of net loans..........................          0.19%           0.55%            1.15%         1.19%          0.00%
                                                           ========        ========       ==========      ========     =========

         Classified Assets. Federal Regulations provide for a classification system for problem assets of insured institutions. Under this Classification System, problem assets of insured institutions are classified as substandard, doubtful or loss. An asset is considered "substandard" if it involves more than an acceptable level of risk due to a deteriorating financial condition, unfavorable history of the borrower, inadequate payment capacity, insufficient security or other negative factors within the industry, market or management. Substandard loans have clearly defined weaknesses which can jeopardize the timely payments of the loan.

         Assets classified as "doubtful" exhibit all of the weakness defined under the Substandard Category but with enough risk to present a high probability of some principal loss on the loan, although not yet fully

                                      -40
ascertainable in amount. Assets classified as "loss" are those considered un-collectable or of little value, even though a collection effort may continue after the classification and potential charge-off.

         The Bank also internally classifies certain assets as "special mention;" such assets do not demonstrate a current potential for loss but are monitored in response to negative trends which, if not reversed, could lead to a substandard rating in the future.

         When  an  insured  institution  classifies  problem  assets  as  either
"substandard" or "doubtful," it may establish specific allowances for loan losses in an amount deemed prudent by management. When an insured institution classifies problem assets as "loss," it is required either to establish an allowance for losses equal to 100% of that portion of the assets so classified or to charge off such amount.

         At December 31, 2004, the Bank had assets classified as follows:


Special mention..................................        $2,942,625
Substandard......................................         1,947,828
Doubtful.........................................           240,816
Loss.............................................                 -
                                                         ----------
     Total.......................................        $5,131,269
                                                         ==========

         Foreclosed Real Estate. Real estate acquired by the Bank as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until such time as it is sold. When real estate owned is acquired, it is recorded at the lower of the unpaid principal balance of the related loan or its fair value less disposal costs. Any write-down of real estate owned is charged to operations. At December 31, 2004, the Bank had real estate owned totaling $43,936.

         Allowance for Losses on Loans and Real Estate Owned. It is the policy of management to provide for losses on unidentified loans in its portfolio in addition to classified loans. A provision for loan losses is charged to operations based on management's evaluation of the inherent losses that may be incurred in the Bank's loan portfolio. Management also periodically performs valuations of Real Estate Owned and establishes allowances to reduce book values of the properties to their net realizable values when necessary.

         Management's  judgment  as to the  level of future  losses on  existing loans is based on its internal review of the loan portfolio, including an analysis of the borrowers' current financial position, the consideration of current and anticipated economic conditions and their potential effects on specific borrowers. In determining the collectibility of certain loans, management also considers the fair value of any underlying collateral. However, management's determination of the appropriate allowance level is based upon a number of assumptions about future events, which are believed to be reasonable, but which may or may not prove valid. Thus, there can be no assurance that charge-offs in future period will not exceed the allowance for loan losses or that additional increases in the allowance for loan losses will not be required.

         The following table sets forth information with respect to the Bank's allowance for losses on loans at the dates and for the periods indicated.

                                                                                  For the Year Ended December 31,
                                                     ---------------------------------------------------------------------------
                                                         2004              2003            2002          2001           2000
                                                     ------------      ------------    -----------    -----------    -----------
Balance at beginning of period.................      $  2,256,070      $  1,333,000    $   834,483    $   467,484    $   186,322
Charge-offs:
Commercial.....................................                 -                 -              -         (7,000)             -
Real estate construction:                                       -                 -              -              -              -
    Residential................................
    Commercial.................................                 -                 -              -              -              -
Real estate mortgage:                                           -                 -              -              -              -
    Residential................................          (460,743)                -              -              -              -
    Commercial.................................                 -                 -              -              -              -
Consumer.......................................                 -            (1,000)             -              -         (2,731)
     Total charge-offs:........................          (460,743)           (1,000)             -         (7,000)        (2,731)

Recoveries:
Commercial.....................................                 -                 -              -              -              -
Real estate construction:                                       -                 -              -              -              -
    Residential................................
    Commercial.................................                 -                 -              -              -              -
Real estate mortgage:                                           -                 -              -              -              -
    Residential................................                 -                 -              -              -              -
    Commercial.................................                 -                 -              -              -              -
Consumer.......................................                 -             1,000              -              -             -
     Total recoveries..........................                 -            1,000               -              -              -

Net charge-offs................................          (460,743)                -              -         (7,000)        (2,731)
Provision for loan losses......................           825,324           923,070        498,517        373,999        283,893
Balance at end of period ......................      $  2,620,651      $  2,256,070    $ 1,333,000    $   834,483    $   467,484
Period-end loans outstanding (net of
    deferred costs/fees).......................      $188,606,990      $146,334,331    $95,095,210    $63,237,172    $37,398,746
Average loans outstanding......................      $154,764,200      $120,796,806    $78,245,329    $49,878,934    $27,417,365
Allowance as a percentage of period
    end loans..................................             1.39%             1.54%          1.40%          1.32%          1.25%
Loans charged off as a percentage of
     average loans outstanding.................             0.30%             0.00%          0.00%          0.01%          0.01%

         Allocation of Allowance for Loan Losses. The following table sets forth the allocation of the Bank's allowance for loan losses by loan category at the dates indicated. The portion of the loan loss allowance allocated to each loan category does not represent the total available for future losses that may occur within the loan category as the total loan loss allowance is a valuation reserve applicable to the entire loan portfolio.

                                                                       At December 31,
                     ---------------------------------------------------------------------------------------------------------------
                           2004                      2003                 2002                     2001                2000
                     --------------------     -------------------    --------------------   ------------------    ------------------
                              Percent of              Percent of              Percent of             Percent of          Percent of
                             Loans in Each           Loans in Each           Loans in Each          Loans in Each      Loans in Each
                              Category to             Category to             Category to            Category to         Category to
Type of Loans:       Amount   Total Loans     Amount  Total Loans    Amount   Total Loans   Amount Total Loans    Amount Total Loans
--------------       ------   -----------     ------  -----------    ------   -----------   ------ -----------    ------ -----------

Commercial.......$  133,653         5.1%  $  135,364        6.0% $   98,642         7.4% $ 92,628      11.1%    $ 57,968      12.4%
Real estate
construction:
    Residential..    18,344         0.7       33,841        1.5      18,662         1.4    20,027       2.4        7,480       1.6
    Commercial...   518,889        19.8      460,238       20.4     239,940        18.0    90,959      10.9      127,623      27.2
Real estate
mortgage:
    Residential..   227,997         8.7      277,497       12.3     185,287        13.9   137,690      16.5       74,330      15.9
    Commercial... 1,666,734        63.6    1,297,240       57.5     750,479        56.3   468,979      56.2      183,721      39.3
Consumer.........    55,034         2.1       51,890        2.3      39,990         3.0    24,200       2.9       16,362       3.6
                 ----------       -----   ----------      -----  ----------       -----  --------     -----     --------     -----
         Total...$2,620,651       100.0%  $2,256,070      100.0% $1,333,000       100.0% $834,483     100.0%    $467,484     100.0%
                 ==========       =====   ==========      =====  ==========       =====  ========     =====     ========     =====

Investment Activities

         General. The investment policy of the Bank is established by senior management and approved by the Board of Directors. It is based on asset and liability management goals and is designed to provide a portfolio of high quality investments that foster interest income within acceptable interest rate risk and liquidity guidelines. In accordance with SFAS No. 115, the Bank classifies its portfolio of investment securities as "available for sale" or "held to maturity." At December 31, 2004, the Bank's investment policy allowed investments in instruments such as: (i) U.S. Treasury obligations, (ii) U.S. government agency or government-sponsored agency obligations, (iii) local municipal obligations, (iv) mortgage-backed securities, (v) certificates of deposit, and (vi) investment grade corporate bonds, trust preferred securities and mutual funds. The Board of Directors may authorize additional investments.

         Composition of Investment Securities Portfolio. The following table sets forth the carrying value of the Bank's investment securities portfolio at the dates indicated. For additional information, see Note 3 of the Notes to the Consolidated Financial Statements.

                                                               At December 31,
                                                  ---------------------------------------
                                                  2004              2003              2002
                                                  -----------   -----------   -----------
Securities Held to Maturity:
    Municipals..................................  $   547,632   $   548,999$  $         -
    Corporate trust preferred securities........            -       250,000       250,000
                                                  -----------   -----------   -----------
        Total securities held to maturity.......      547,632       798,999       250,000
                                                  -----------   -----------   -----------
Securities Available for Sale:
    U.S. government agency securities...........            -             -             -
    U.S. government-sponsored entity securities.    8,670,230     4,255,820     4,357,738
    Municipals..................................            -             -     1,000,230
    Mortgage-backed securities..................   12,176,244     6,931,181     7,481,384
    Mutual funds................................    3,196,328     3,136,034    10,064,145
                                                  -----------   -----------   -----------
        Total securities available for sale.....   24,042,802    14,323,035    22,903,497
                                                  -----------   -----------   -----------
         Total..................................  $24,590,434   $15,122,034   $23,153,497
                                                  ===========   ===========   ===========

         Investment Portfolio Maturities. The following table sets forth information regarding the scheduled maturities, carrying values, estimated fair values, and weighted average yields for the Bank's investments securities portfolio at December 31, 2004 by contractual maturity. The following table does not take into consideration the effects of scheduled repayments or the effects of possible prepayments.

                                                                                     At December 31, 2004
                             ------------------------------------------------------------------------------------------------------
                     Within One Year      One to Five Years  Five to Ten Years   More than Ten Years   Total Investment Securities
                   --------------------   -----------------  -----------------   -------------------   ---------------------------
                     Carrying   Average    Carrying  Average  Carrying  Average    Carrying  Average   Carrying Average    Market
                       Value     Yield       Value   Yield     Value    Yield       Value     Yield     Value    Yield      Value
                       -----     -----       -----   -----     -----    -----       -----     -----     -----    -----      -----
Securities
Held to Maturity:
----------------
  Corporate
    trust
    preferred
    securities..... $        -       -%   $        -      -%  $      -      -%  $         -      -% $         -      -% $         -
  Municipals.......          -       -             -      -    547,632    2.9             -      -      547,632    2.9      540,740
                    ----------     ---    ----------    ---   --------    ---   -----------    ---  -----------    ---  -----------
     Total
       securities
       held to
       maturity....          -       -             -      -    547,632    2.9             -      -      547,632    2.9      540,740
                    ----------     ---    ----------    ---   --------    ---   -----------    ---  -----------    ---  -----------

Securities
Available for Sale:
------------------
  U.S. government
    agency
    securities.....          -       -             -      -          -      -             -      -            -      -            -
  U.S. government-
    sponsored entity
    securities.....          -       -     2,042,700    4.6          -      -     6,627,530    4.8    8,670,230    4.7    8,670,230
  Mortgage-backed
    securities.....          -       -             -      -          -      -    12,176,244    4.7   12,176,244    4.7   12,176,244
  Mutual funds.....  3,196,328     2.5             -      -          -      -             -      -    3,196,328    2.5    3,196,328
                    ----------     ---    ----------    ---   --------    ---   -----------    ---  -----------    ---  -----------
      Total
        securities
        available
        for sale...  3,196,328     2.5     2,042,700    4.6          -           18,803,774    4.7   24,042,802    4.4   24,042,802
                    ----------     ---    ----------    ---   --------    ---   -----------    ---  -----------    ---  -----------
      Total........ $3,196,328     2.5%   $2,042,700    4.6%  $547,632    2.9%  $18,803,774    4.7% $24,590,434    4.4% $24,583,542
                    ==========     ===    ==========    ===   ========    ===   ===========    ===  ===========    ===  ===========

Sources of Funds

         General. Deposits are the major external source of the Bank's funds for lending and other investment purposes. In addition to deposits, the Bank derives funds from the amortization, prepayment or sale of loans, maturities of investment securities and operations. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and market conditions.

         Deposits. The Bank offers individuals and businesses a wide variety of accounts, including checking, savings, money market accounts, individual retirement accounts and certificates of deposit. Deposits are obtained primarily from communities that the Bank serves, however, the Bank held brokered deposits of $38.9 million and $38.0 million at December 31, 2004 and 2003, respectively. Brokered deposits are a more volatile source of funding than core deposits and do not increase the deposit franchise of the Bank.

In a rising rate environment, the Bank may be unwilling or unable to pay a competitive rate. To the extent that such deposits do not remain with the Bank, they may need to be replaced with borrowings which could increase the Bank's cost of funds and negatively impact its interest rate spread, financial condition and results of operation.

         The following tables detail the average amount, the average rate paid, and the percentage of each category to total deposits for the three years ended December 31, 2004.


                                                  Year ended December 31, 2004
                                                  ----------------------------
                                                  Daily                  Percent
                                                 Average       Average     of
                                                 Balance        Rate      Total
                                                 -------        ----      -----
NOW and money market
    savings deposits......................    $ 28,510,645        1.7%     18.4%
Regular savings deposits..................      22,160,550        2.1      14.3
Time deposits.............................      91,104,040        2.8      58.7
                                              ------------                -----
      Total interest-bearing deposits.....     141,775,235                 91.4

Non interest-bearing demand deposits......      13,422,274                  8.6
                                              ------------                -----
      Total deposits......................    $155,197,509                100.0%
                                              ============                =====


                                                  Year ended December 31, 2003
                                                  ----------------------------
                                                  Daily                  Percent
                                                 Average       Average     of
                                                 Balance        Rate      Total
                                                 -------        ----      -----
NOW and money market
    savings deposits......................    $ 24,351,546        1.6%     19.8%
Regular savings deposits..................      22,104,323        2.2      18.0
Time deposits.............................      67,298,382        3.2      54.7
                                              ------------                -----
      Total interest-bearing deposits.....     113,754,251                 92.5

Non interest-bearing demand deposits......       9,270,022                  7.5
                                              ------------                -----
      Total deposits......................    $123,024,273                100.0%
                                              ============                =====

                                              Year ended December 31, 2002
                                              ----------------------------
                                             Daily                    Percent
                                            Average        Average      of
                                            Balance         Rate       Total
                                            -------         ----       -----
NOW and money market
    savings deposits....................  $13,313,873        2.5%       16.0%
Regular savings deposits................    5,787,414        3.0         7.0
Time deposits...........................   55,150,628        4.0        66.2
                                          -----------                  -----
      Total interest-bearing deposits...   74,251,915                   89.2

Non interest-bearing demand deposits....    8,968,835                   10.8
                                          -----------                  -----
      Total deposits....................  $83,220,750                  100.0%
                                          ===========                  =====



         The following table indicates the amount of the Bank's certificates of deposit of $100,000 or more by time remaining until maturity as of December 31, 2004.


                                                   Certificates
Maturity Period                                     of Deposits
---------------                                     -----------

Within three months........................         $10,392,340
Three through six months...................           5,586,140
Six through twelve months..................           8,786,122
Over twelve months.........................          31,863,398
                                                    -----------
   Total...................................         $56,628,000
                                                    ===========

         Borrowings. Borrowings consist of reverse repurchase agreements and advances from the FHLB and other parties. Reverse repurchase agreements were priced at origination and are payable in four years or less. Borrowings from FHLB outstanding during 2004, 2003 and 2002 had maturities of five years or less and cannot be prepaid without penalty.

         The following table sets forth information regarding the Bank's borrowed funds:

                                                                       December 31,
                                                    -------------------------------------------------
                                                       2004               2003               2002
                                                    -----------        -----------         ----------
Amount outstanding at year end..................... $20,378,726        $10,340,123         $4,948,690
Weighted average interest rates at year end........        2.8%               1.8%               3.0%
Maximum outstanding at any month end............... $20,378,726        $14,195,110         $9,375,000
Average outstanding................................ $10,721,726         $7,827,679         $6,888,307
Weighted average interest rate during the year.....         2.2%               2.1%               3.6%

Properties

         The Bank's main office is located in Washington Township, Gloucester County, New Jersey, in an office building of approximately 13,000 square feet. The main office facilities include teller windows, a lobby area, drive-through windows, automated teller machine, a night depository, and executive and administrative offices. In December 2002, the Bank executed its lease option to purchase the building for $1.5 million.

         The Bank also conducts business from a full-service office in Northfield, Atlantic County, New Jersey and a full-service office in Washington Township, Gloucester County, New Jersey. These offices were opened by the Bank in September 2002, and February 2003, respectively. The Northfield Office is leased.

         Management considers the physical condition of all offices to be good and adequate for the conduct of the Bank's business. At December 31, 2004, net property and equipment totaled approximately $3.2 million.

Legal Proceedings

         There are various claims and lawsuits in which the Bank is periodically involved, such as claims to enforce liens, condemnation proceedings on properties in which the Bank holds security interests, claims involving the making and servicing of real property loans, and other issues incident to the Bank's business. In the opinion of management, no material loss is expected from any of such pending claims or lawsuits. Furthermore, at December 31, 2004, the Bank was not a party to any administrative or judicial proceedings arising under
Section 8 of the Federal Deposit Insurance Act.

                                   REGULATION

Regulation of Parke Bank

         General. Set forth below is a brief description of certain laws which relate to the regulation of the Bank. The description does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations. The Bank operates in a highly regulated industry. This regulation and supervision establishes a comprehensive framework of activities in which a bank may engage and is intended primarily for the protection of the deposit insurance fund and depositors and not shareholders of the Bank.

         Any change in applicable statutory and regulatory requirements, whether by the New Jersey Department of Banking and Insurance, the Federal Deposit Insurance Corporation (the "FDIC") or the United States Congress could have a material adverse impact on the Bank, and its operations. The adoption of regulations or the enactment of laws that restrict the operations of the Bank or impose burdensome requirements upon it could reduce its profitability and could impair the value of the Bank's franchise which could hurt the trading price of the Bank's stock.

         On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002 (the "Act"). The Securities and Exchange Commission (the "SEC") has promulgated certain regulations under the Act and will continue to propose additional implementing or clarifying regulations as necessary in furtherance of the Act. The passage of the Act and the regulations implemented by the SEC subject publicly-traded companies to additional and more cumbersome reporting regulations and disclosure. Compliance with the Act and corresponding regulations may increase the Bank's expenses.

         As a New Jersey-chartered commercial bank, the Bank is subject to the regulation, supervision, and control of the New Jersey Department of Banking and Insurance. As an FDIC-insured institution, the Bank is subject to regulation, supervision and control of the FDIC, an agency of the federal government. The regulations of the FDIC and the New Jersey Department of Banking and Insurance affect virtually all activities of the Bank, including the minimum level of capital the Bank must maintain, the ability of the Bank to pay dividends, the ability of the Bank to expand through new branches or acquisitions and various other matters.

         Insurance of Deposits. The Bank's deposits are insured up to a maximum of $100,000 per depositor under the Bank Insurance Fund of the FDIC. The FDIC has established a risk-based assessment system for all insured depository institutions. Under the risk-based assessment system, deposit insurance premium rates range from 0-27 basis points. Currently, the Bank's deposit insurance premium has been assessed at zero basis points of deposits.

         Capital Adequacy Guidelines. The Bank is subject to risk-based capital guidelines promulgated by the FDIC that are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks, to account for off-balance sheet exposure, and to minimize disincentives for holding liquid assets. Under the guidelines, assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.

         The minimum ratio of total capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) is 8%. At least 4% of the total capital is required to be "Tier I Capital," consisting of common shareholders' equity and qualifying preferred stock, less certain goodwill items and other intangible assets. The remainder ("Tier II Capital") may consist of (a) the allowance for loan losses of up to 1.25% of risk--weighted assets, (b) excess of qualifying preferred stock, (c) hybrid capital instruments, (d) perpetual debt, (e) mandatory convertible securities, and (f) qualifying subordinated debt and intermediate-term preferred stock up to 50% of Tier I capital. Total capital is the sum of Tier I and Tier II capital less reciprocal holdings of other banking organizations, capital instruments, investments in unconsolidated subsidiaries and any other deductions as determined by the FDIC (determined on a case-by-case basis or as a matter of policy after formal rule-making).

         In addition to the risk-based capital guidelines, the FDIC has adopted a minimum Tier I capital (leverage) ratio, under which a bank must maintain a minimum level of Tier I capital to average total consolidated assets of at least 3% in the case of a bank that has the highest regulatory examination rating and is not contemplating significant growth or expansion. All other banks are expected to maintain a leverage ratio of at least 100 to 200 basis points above the stated minimum.

         At December 31, 2004, the Bank had the requisite capital levels to qualify as "well capitalized."

Regulation of Parke Bancorp, Inc.

         General. Upon completion of the Reorganization, Parke Bancorp, Inc. will become a bank holding company within the meaning of the Bank Holding Company Act of 1956 (the "Act"). The Company will be subject to regulation by the Federal Reserve Board. The Federal Reserve Board will have enforcement authority over Parke Bancorp, Inc. and its non-bank subsidiaries which also permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to the subsidiary bank. This regulation and oversight is intended primarily for the protection of the depositors of the Bank and not for shareholders of Parke Bancorp, Inc.

         A bank holding company is prohibited under the Act from engaging in or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in non-banking activities unless the Federal Reserve Board, by order or regulation, has found such activities to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making such determinations, the Federal Reserve Board considers whether the performance of these activities by a bank holding company would offer benefits to the public that outweigh the possible adverse effects.

         As a bank holding company, Parke Bancorp, Inc. will be required to file with the Federal Reserve Board an annual report and any additional information as the Federal Reserve Board may require under the Act. The Federal Reserve Board will also examine Parke Bancorp, Inc. and its subsidiaries.

         Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the Act on extensions of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities of the bank holding company or its subsidiaries, and on the taking of such stock or securities as collateral for loans to any borrower. Furthermore, under amendments to the Act and regulations of the Federal Reserve Board, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or provision of credit or providing any property or services. Generally, this provision provides that a bank may not extend credit, lease or sell property, or furnish any service to a customer on the condition that the customer provide additional credit or service to the bank, to the bank holding company, or to any other subsidiary of the bank holding company or on the condition that the customer not obtain other credit or service from a competitor of the bank, the bank holding company, or any subsidiary of the bank.

         Extensions of credit by the Bank to executive officers, directors, and principal shareholders of the Bank or any affiliate thereof, including Parke Bancorp, Inc., are subject to Section 22(h) of the Federal Reserve Act, which among other things, generally prohibits loans to any such individual where the aggregate amount exceeds an amount equal to 15% of a bank's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus in the case of loans that are fully secured by readily marketable collateral.

         Federal Securities Law. The issuance of Parke Bancorp, Inc.'s common stock in connection with the Reorganization has been registered under the Securities Act of 1933. In addition, upon consummation of the Reorganization, Parke Bancorp, Inc. will register its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and become subject to the periodic reporting and other requirements of Section 12(g) of the 1934 Act, as amended. Parke Bank will, after the Reorganization, no longer file reports under the 1934 Act with the FDIC.

                        MANAGEMENT OF PARKE BANCORP, INC.

Directors and Executive Officers Parke Bancorp, Inc.

         The following table sets forth information concerning the directors and executive officers of Parke Bancorp, Inc. Please see "Management of the Bank" below for further information regarding such persons.


                                               Age at          Year First
                                            December 31,       Elected or
Name                                            2004            Appointed
----                                            ----            ---------

Directors:
Celestino R. Pennoni, Chairman                   67               2005
Fred G. Choate                                   59               2005
Daniel J. Dalton                                 55               2005

Executive Officers:
Vito S. Pantilione, President/CEO                53                N/A
Ernest D. Huggard, SVP, Treasurer                47                N/A
David O. Middlebrook, SVP                        46                N/A

                             MANAGEMENT OF THE BANK

Directors and Executive Officers

         The following table sets forth the names, ages, terms of, length of board service and the number and percentage of shares of Parke Bank common stock beneficially owned by the directors and executive officers of the Bank.

                                                       Shares of
                             Age at     Year First    Common Stock     Percent
                          December 31,  Elected or    Beneficially        of
Name                          2004      Appointed      Owned (1)        Class
----                          ----      ---------      ---------        -----
Directors:
Celestino R. Pennoni           67         1998         125,358(2)        5.62%
Vito S. Pantilione             53         1998         141,521(3)        6.16
Fred G. Choate                 59         2003             660              -
Daniel J. Dalton               55         2001          57,222(4)        2.59
Arret F. Dobson                33         1998          78,194(5)        3.50
Thomas Hedenberg               60         1998          80,749(6)        3.68
Edward Infantolino             57         1998          81,612(7)        3.66
Anthony J. Jannetti            67         1999          84,340(8)        3.82
Jeffrey H. Kripitz             53         1998         147,988(9)        6.64
Richard Phalines               62         1998          76,942(10)       3.45
Jack C. Sheppard, Jr.          51         1998          94,508(11)       4.29
Ray H. Tresch                  67         1998          71,202(12)       3.19

Executive Officers:
Ernest D. Huggard              47           N/A         52,607(13)       2.36
David O. Middlebrook           46           N/A         21,704(14)        *
Elizabeth Milavsky             53           N/A          5,900(15)        *
Paul Palmieri                  45           N/A          3,300(16)        *
Dolores M. Calvello            28           N/A         12,560(17)        *

---------------
*    Less than 1%.
(1) Beneficial ownership as of the Record Date. Includes shares of common stock held directly as well as by spouses or minor children, in trust, and other indirect beneficial ownership.
(2) Includes 36,846 shares of common stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.
(3) Includes 69,031 shares of common stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date and 33,657 shares of common stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.
(4) Includes 18,150 shares of common stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.
(5) Includes 36,432 shares of common stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.
(6) Includes 461 shares of common stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.
(7) Includes 34,056 shares of common stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.
(8) Includes 11,400 shares of common stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.

(9) Includes 31,876 shares of common stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.
(10) Includes 34,648 shares of common stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.
(11) Includes 7,920 shares of common stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.
(12) Includes 33,528 shares of common stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.
(13) Includes 26,690 shares of common stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date and 7,226 shares of common stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.
(14) Includes 18,770 shares of common stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date and 264 shares of common stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.
(15) Includes 4,100 shares of common stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date. (16) Includes 3,200 shares of common stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date. (17) Includes 12,560 shares of common stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.

         Set forth below is the business experience for the past five years of each of the directors and executive officers of the Bank.

         C.R. ("Chuck") Pennoni. Mr. Pennoni is the Chairman of the Board of Directors of the Bank. From 1996 to the present, Mr. Pennoni has been chairman and chief executive officer of Pennoni Associates, Inc., Consulting Engineers, employing over 600 professionals and support staff with offices in the United States, Mexico City, Shin Yokohama, Okinawau and Metro Manila.

         Vito S. Pantilione. From the time of the Bank's formation in 1998, Mr. Pantilione has served as the President and Chief Executive Officer and a director of the Bank. Mr. Pantilione previously was the president and owner of Eagle Valley, a diversified mortgage company located in Philadelphia, Pennsylvania. From 1992 to 1994, he was employed as president of First Commercial Bank of Philadelphia. In addition, he previously was the president and owner of Interstate Mortgage Management, a mortgage brokerage company located in South Jersey, and was the executive vice president of First Federal Savings of Hammonton. Mr. Pantilione also serves as a member of the foundation board of directors of the Rowan University Business College.

         Fred G. Choate. Mr. Choate is the President and controlling shareholder of Greater Philadelphia Venture Capital Corporation, a position he has held since 1997. From 1987 to 1997, Mr. Choate was a principal in Sandhurst Company, a venture capital fund. Mr. Choate has also served on the audit committee of the board of directors of another financial institution and a medical corporation.

         Daniel J. Dalton. Mr. Dalton is president of Dalton Insurance Agency, LLC located in Glassboro, New Jersey. From 1992 to 1994, Mr. Dalton served as the 26th Secretary of the State of New Jersey. From 1979 to 1992, Mr. Dalton served in the New Jersey State Legislature.

         Arret Dobson. From 1989 to the present, Mr. Dobson has been a builder and land developer, developing numerous residential and commercial projections. Mr. Dobson is president of, and has an ownership interest in, the White Oaks Country Club located in Newfield, New Jersey, and the Riverwinds Tennis Center and Golf Club located in West Deptford Township, New Jersey.

         Thomas Hedenberg. Mr. Hedenberg is Vice-Chairman of the Bank. From 1969 to the present, Mr. Hedenberg has been a builder and land developer, developing numerous residential, commercial and industrial projects. Some of his projects include Hollydell Business Park, Glassboro Business Park, Bunker Hill Medical Center, Wedgewood Village Shopping Center and Point Shopping Center. One of his current projects is the Parke Place Community, where the Bank has its main offices. He has also developed and is a general partner in the Hollydell Ice Arena. His projects include the Parke Place Community where the Bank has its main offices and development of office and retail buildings and age-restricted apartments at the Riverwinds Community in West Deptford, New Jersey.

         Edward Infantolino. Dr. Infantolino is president of Ocean Internal Medicine Associates, P.A. and has practiced as an internist in both Atlantic City and Somers Point, New Jersey since 1977. Dr. Infantolino is a long-standing member of the New Jersey and Atlantic County Medical Societies as well as a member of the National Association of Realtors, the New Jersey Association of Realtors and the Atlantic City and County Board of Realtors. He was a co-founder of Premium Federal Savings Bank and served as a director of that bank for approximately ten years.

         Anthony J. Jannetti. Mr. Jannetti is president of Anthony J. Jannetti, Inc., a national health care marketing, communications, publishing and management firm located in Pitman, New Jersey. Mr. Jannetti currently serves on the Board of Trustees of the Education Foundation, the Samaritan Foundation, the Nursing Economic Foundation and the Foundation of the National Student Nurses Association. He is also an Honorary Member of the American Nephrology Nurses' Association, National Student Nurses' Association, National Association of Orthopedic Nurses, National Association of Pediatric Nurse Associates and Practitioners and The Oncology Nursing Society. Mr. Jannetti is also a member of The American Society of Association Executives, The Health Care Marketing and Communications Counsel and The Professional Convention and Management Association.

         Jeffrey H. Kripitz. Mr. Kripitz is the owner and operator of Jeff Kripitz Agency in Northfield, New Jersey. He specializes in employee benefits such as life, health and long term care insurance for businesses and individuals. He was an advisory board member of Premium Federal Savings Bank. He has been a member of the Board of Directors of Linwood Golf and Country Club for 15 years. He was recently a division chairman for the Jewish Community Center Capital Campaign and previously was Chairman of Beth Israel Synagogue Capital Campaign.

         Richard Phalines. Mr. Phalines has been the co-owner of Concord Truss Company since 1982. Mr. Phalines is currently chairman of the local Planning Board in Woodbury Heights.

         Jack C. Sheppard, Jr. From 1983 to the present, Mr. Sheppard has been employed as vice president and treasurer of Storrie, Budd & Jones Agency, Inc., a subsidiary of Bollinger Insurance, providing full service insurance products. Mr. Sheppard is the Chairman of the Board of Trustees of Underwood Memorial Hospital Foundation. He also currently serves on the Board of Trustees of the Community Mental Health Center for Gloucester County and the Woodbury Chamber of Commerce.

         Ray H. Tresch. Mr. Tresch has been the owner and chief executive officer of Redy Mixt Konkrete in Woodbury, New Jersey for forty years. He is also a real estate developer in many various projects in Gloucester County, New Jersey. He is also currently the secretary and partner of Pearla Block in Moorestown, New Jersey, and Gibbsboro Block in Voorhees, New Jersey, and the managing partner of Hollydell Ice Arena. Mr. Tresch is also a partner in the development of office, retail, retail and age-restricted apartments at the Riverwinds Community in West Deptford, New Jersey.

         Ernest D. Huggard. Mr. Huggard is the Senior Vice President and Chief Financial Officer of the Bank. From 1989 to 1994, Mr. Huggard was the President and Chief Executive Officer of Roebling Savings Bank in Roebling, New Jersey. From 1982 to 1988, he was the Chief Financial Officer and Controller for Empire Savings Bank in Hammonton, New Jersey. Mr. Huggard is a Certified Public Accountant and has over twenty-two years of financial industry experience. He serves as president of the Board of Education for Galloway Township, New Jersey and is a member of the board of directors of Career Opportunity Development Incorporated. He also serves as a Lieutenant Colonel in the New Jersey National Guard.

         David O. Middlebrook. Mr. Middlebrook is the Senior Vice President, Senior Loan Officer and Corporate Secretary of the Bank. He has over twenty years experience in the commercial banking industry with a focus on commercial lending. Mr. Middlebrook also serves as treasurer of the board of directors for The Arc of Atlantic County, a non-profit entity that supports the developmentally disabled.

         Elizabeth Milavsky. Ms. Milavsky is a Senior Vice President of the Bank responsible for administration of the Bank's branch system, human resources and compliance. She joined the Bank in 2004. From 1982 until 2004, Ms. Milavsky was employed by Roxborough Manayunk Bank, Philadelphia, Pennsylvania, as Senior Vice President/Operations with responsibility for the supervision of Electronic Banking, Information Technology, Retirement and Check Processing Departments, as well as the operations of the retail branch network.

         Paul Palmieri. Mr. Palmieri is a Senior Vice President of the Bank responsible for launching a new full service branch and lending department in Center City Philadelphia. He joined the Bank in 2004 and has more than 25 years of banking and accounting experience in the Philadelphia area, specializing in commercial loans and management.

         Dolores M. Calvello. Ms. Calvello is an Assistant Vice President and the Assistant Corporate Secretary of the Bank. She is a ten-year veteran of the banking industry. She began her career with Eagle Valley Financial Services as a secretary and loan processor in 1997. As Eagle Valley spawned the formation of Parke Bank, Calvello became a critical asset in supporting the organization of the new bank. In 1999, when the Bank opened as a full-service commercial bank she became assistant to the president and provided additional support as a teller and customer service representative. In 2001, she was promoted to Assistant Corporate Secretary and became intricately involved in the lending department, focusing on construction and real estate loans.

Meetings and Committees of the Board of Directors

         The Board of Directors conducts its business through meetings of the Board and through activities of its committees. During the year ended December 31, 2004, the Board of Directors met ten times, including regularly scheduled meetings and special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and meetings of the committees on which he served during the year ended December 31, 2004. The Board maintains an Audit Committee, as well as a Loan Committee, a Compensation Committee, an Investment and Asset Liability Committee, a Marketing Committee, an Asset Quality Committee and a Nominating Committee.

         The Audit Committee consists of Directors Choate, Dalton and Phalines. The Board of Directors has determined that Mr. Choate, is an Audit Committee Financial Expert within the meaning of the regulations of the Securities and Exchange Commission. The Board of Directors as a whole has adopted a written charter for the Audit Committee, and a copy of the charter was attached as an appendix to the 2003 proxy statement. The Audit Committee's main responsibilities include establishing and reviewing the Bank's internal controls and operating procedures to ensure compliance by the Bank with all applicable laws, regulations, generally accepted accounting standards and customary operating procedures and practices. The Audit Committee also monitors the adequacy of the Bank's allowance for loan losses and the results of examinations by the Bank's regulators and the Bank's independent auditor. During the year ended December 31, 2004, this committee met five times.

         Other than Director Phalines, all of the members of the Audit Committee are currently considered independent under the rules of the Nasdaq Stock Market which require the Bank to have an audit committee consisting of a majority of independent directors. Mr. Phalines has been determined not to be independent in accordance with the rules of the Nasdaq Stock Market as a result of the Bank having previously leased its main office building and a branch office building from a limited liability company whose principals included Mr. Phalines. The Bank purchased these buildings from such company in December 2002 and February 2003, for fair market value. Nonetheless, the Board believed that Director Phalines would be an effective member of the Audit Committee and that his appointment to the Audit Committee was in the best interests of the Bank and its shareholders.

         The Bank's Compensation Committee consists of Directors Pennoni, Hedenberg and Phalines. The Compensation Committee did not hold an official meeting during 2004.

         Report of the Audit Committee. For the fiscal year ended December 31, 2004, the Audit Committee: (i) reviewed and discussed the Bank's audited financial statements with management, (ii) discussed with the Bank's independent auditor, McGladrey & Pullen, LLP, all matters required to be discussed under Statement on Auditing Standards No. 61, and (iii) received from McGladrey & Pullen, LLP disclosures regarding McGladrey & Pullen, LLP's independence as required by Independence Standards Board Standard No. 1 and discussed with McGladrey & Pullen, LLP its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Bank's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

         Audit Committee:

         Fred G. Choate (Chairman)
         Daniel J. Dalton
         Richard Phalines

Principal Accounting Fees and Services

         Effective July 30, 2002, the Securities and Exchange Act of 1934 was amended by the Sarbanes-Oxley Act of 2002 to require all auditing services and non-audit services provided by an issuer's independent auditor to be approved by the issuer's audit committee prior to such services being rendered or to be approved under pre-approval policies and procedures established by the issuer's audit committee. The Audit Committee has not established pre-approval procedures and instead specifically approves each service prior to the engagement of the auditor for all audit and non-audit services.

         It is the Audit Committee's policy to pre-approve all audit and non-audit services prior to the engagement of the Bank's independent auditor to perform any service. All of the services listed above for 2003 and 2004 were approved by the audit committee prior to the service being rendered. All of the services listed below for 2004 and 2003 were approved by the Audit Committee prior to the service being rendered. There were no services that were not recognized to be non-audit services at the time of engagement that were approved after the fact.

         Audit Fees. The aggregate fees billed by McGladrey & Pullen, LLP for professional services rendered for the audit of the Bank's annual consolidated financial statements and for the review of the consolidated financial statements included in the Bank's Quarterly Reports on Form 10-QSB for the fiscal years ended December 31, 2004 and 2003 were $69,750 and $63,000, respectively.

         Audit Related Fees. There were no fees billed by McGladrey & Pullen, LLP for assurance and related services related to the audit of the annual financial statements or to the review of the quarterly financial statements for the years ended December 31, 2004 and 2003.

         Tax Fees. The aggregate fees billed by RSM McGladrey, Inc. for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2004 and 2003 were $7,594 and $5,532, respectively.

         All Other Fees. There were no fees billed by McGladrey & Pullen, LLP for professional services rendered for services or products other than those listed under the captions "Audit Fees" and "Tax Fees" for the years ended December 31, 2004 and 2003.

Director Nomination Process

         The Bank's nominating committee is comprised of Directors Choate and Dalton who are independent directors. The committee met once during the year ended December 31, 2004 in this capacity. The Board has adopted a nominating committee charter, and a copy of the charter was attached as an appendix to the 2004 proxy statement.

         The Bank does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The process for identifying and evaluating potential Board nominees includes soliciting recommendations from directors and officers of the Bank. Additionally, the Board will consider persons recommended by shareholders of the Bank in selecting the Board's nominees for election. There is no difference in the manner in which persons recommended by directors or officers versus persons recommended by shareholders in selecting Board nominees are evaluated.

         To be considered in the selection of Board nominees, recommendations from shareholders must be received by the Bank in writing by at least 120 days prior to the date the proxy statement for the previous year's annual meeting was first distributed to shareholders. Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered. The Board believes potential directors should be knowledgeable about the business activities and market areas in which the Bank engages.

Shareholder Communications

         The Board of Directors does not have a formal process for shareholders to send communications to the Board. In view of the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Bank from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board encourages, but does not require, directors to attend the annual meeting of shareholders. All of the Board's members attended the 2004 annual meeting of shareholders.

Certain Relationships and Related Transactions

         A member of the Board of Directors, Jack C. Sheppard, Jr., is a principal of a commercial insurance agency that provides all of the insurance coverage for the Bank. The cost of such insurance was approximately $102,100 and $80,700 for the years ended December 31, 2004 and 2003, respectively. An insurance agency owned by another director of the Bank, Jeffrey H. Kripitz, provides employee benefits (medical insurance, life insurance and disability insurance) to the Bank. The cost of such employee benefits totaled approximately $196,800 and $150,700 for the years ended December 31, 2004 and 2003, respectively.

         In February 2003, the Bank purchased a branch office building for $650,000 from PFA II, LLC, a limited liability company in which all of the Directors of the Bank, except Directors Choate and Dalton, had an ownership interest. The Bank believes it purchased the building for fair market value and that the transaction was on terms no less favorable than the Bank could have obtained from an unaffiliated party.

         In the normal course of its business as a financial institution, the Bank has granted loans to its officers, directors and their affiliates. The terms of these related party loans, including interest rates, collateral and repayment terms, are similar to those prevailing for comparable transactions with other customers and do not involve more than a normal risk of collectibility or other unfavorable features. At December 31, 2004, the aggregate outstanding principal balance of all such related party loans was $10.3 million and all such loans were current and performing in accordance with their terms.

Director and Executive Officer Compensation

         Board Fees. Each director, other than the Chairman and Vice Chairman, is paid a fee of $300 per Board meeting. The Chairman and Vice Chairman receive a fee of $650 and $430, respectively, per meeting. The total fees paid to the directors for the year ended December 31, 2004 were approximately $51,800. Mr. Pantilione, who also serves as President and Chief Executive Officer of the Bank, does not receive compensation as a director.

         Summary Compensation Table. The following table sets forth the compensation awarded to or earned by the Bank's President, Chief Financial Officer and Senior Loan Officer for the three years ended December 31, 2004. No other officer received a total annual salary and bonus in excess of $100,000 for 2004.

                                                       Annual             Long-Term Compensation
                                                    Compensation                 Awards
                                                ---------------------    -------------------------
                                                                                        Securities
                                                                         Restricted     Underlying
                                      Fiscal                                Stock        Options/       All Other
Name and Principal Position            Year      Salary       Bonus         Awards        SARs(#)    Compensation(1)
---------------------------            ----      ------       -----         ------        -------    ---------------
Vito S. Pantilione, President and      2004     $210,000     $105,000    $        -         600         $ 4,200
  Chief Executive Officer              2003      195,000       97,500             -      15,959           4,000
                                       2002      175,000       87,500             -       7,872           2,745

Ernest D. Huggard, Senior Vice         2004     $113,750      $25,000    $        -       2,400         $ 2,415
  President and Chief Financial        2003      110,000       15,000             -       9,900           2,500
   Officer                             2002       95,000       25,000             -       8,580           1,994

David O. Middlebrook, Senior           2004     $ 94,500      $22,500    $        -       2,400        $  1,961
  Vice President, Senior Loan          2003       85,000       28,000             -       6,600           2,260
   Officer and Corporate Secretary     2002       72,000       10,000             -       4,620          11,308

----------------
(1)  For the year ended December 31, 2004,  consists of Bank's  contribution  to
     the  individual's  simple  IRA  account  of  $4,200,   $2,415  and  $1,961,
     respectively, to Messrs. Pantilione, Huggard and Middlebrook.

         Employment  Agreements.   The  Bank  has  entered  into  an  employment
agreement with Mr. Pantilione. Mr. Pantilione's base salary under the employment agreement for the year ended December 31,

2004 was $210,000. Mr. Pantilione's employment agreement has a term of three years that is automatically extended for one year on January 1st of each year , unless notice of termination of the automatic extension is given in accordance with the terms of the employment agreement. The employment agreement may be terminated by the Bank for "cause" as defined in the agreement. If the Bank terminates Mr. Pantilione's employment without just cause, he will be entitled to a continuation of his salary from the date of termination through the remaining term of the agreement. The employment agreement contains a provision stating that after Mr. Pantilione's employment is terminated in connection with any change in control, he will be paid a lump sum amount equal to the balance of the annual compensation due under the agreement plus an amount equal to 3.0 times the highest rate of bonus awarded to him during the three years prior to such termination. If payment had been made under the agreement as of December 31, 2004, the payment to Mr. Pantilione would have equaled approximately $945,000. The employment agreement also grants the right of the employee, within six months following a termination without cause or a voluntary termination by the employee for good reason, to require the Bank to repurchase all of the employee's shares of common stock of the Bank then owned by the employee at the closing price of such stock on the business day immediately preceding the date of notice of the employee's exercise of this right. The employment agreement also contains an agreement not to compete with the Bank which restricts certain post-employment activities of the employee within the Counties of Gloucester, Camden, Salem or Cumberland, New Jersey, for two years following termination of employment with the Bank.

         Supplemental Executive Retirement Plan ("SERP"). The Bank implemented a SERP program effective January 1, 2003. Vito S. Pantilione, President, Ernest D. Huggard, Senior Vice President, and David O. Middlebrook, Senior Vice President, are each participants in the plan. Under the plan, retirement benefits are payable to such participant commencing upon retirement after attainment of age 60 at the rate of 50% of their highest base salary paid while an employee of the Bank for the remainder of their life. If such retirement benefit payments are made for less than ten years, a survivor benefit will continue to be paid for the balance of such ten year period. Such benefits are in addition to any social security benefits. Upon a change of control of the Bank prior to the date of retirement of a participant, all benefits shall be deemed earned and non-forfeitable as if such participant had attained his or her retirement date at age 60. A participant may elect to retire after age 55 and such benefits payable shall be actuarially reduced to reflect the earlier payment commencement date. If a participant dies prior to age 60 while employed by the Bank, a survivor benefit will be paid equal to 100% of the participant's highest salary for one year and 50% of such salary for four additional years. Benefits under the plan may be paid in the form of a lump-sum on an actuarially equivalent basis. For the year ended December 31, 2004, the Bank had total accrued plan expense of $206,809 with respect to benefits payable under the SERP. Benefits under the SERP will be a tax deductible expense to the Bank at the time that actual benefit payments are made. The Bank has invested in various life insurance agreements (commonly known as BOLI for bank owned life insurance) with policy proceeds payable to the Bank in the event of the death of plan participants. Such insurance proceeds and earnings related to such investments are anticipated to exceed any plan costs related to benefit payments.

         Stock Options. The following table sets forth information concerning options granted to the named executive officers during the fiscal year ended December 31, 2004. The Bank has not granted to the named executive officers any stock appreciation rights.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

                          Number of    % of Total
                         Securities      Options
                         Underlying    Granted to    Exercise or
                           Option     Employees in   Base Price    Expiration
           Name          Granted (#)   Fiscal Year     ($/Sh)         Date
           ----          -----------   -----------     ------         ----
Vito S. Pantilione            600          4.9%        $15.00    February 2014
Ernest D. Huggard           2,400         19.6%        $15.00    February 2014
David O. Middlebrook        2,400         19.6%        $15.00    February 2014
Paul Palmieri               1,200          9.8%        $15.00     October 2014
Elizabeth Milavsky            600          4.9%        $15.00        June 2014
Dolores M. Calvello         1,800         14.7%        $15.00    February 2014

         The following table sets forth information concerning options held by the named executive officers as of December 31, 2004. The Bank has not granted to the named executive officers any stock appreciation rights.

                               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                      AND FISCAL YEAR END OPTION/SAR VALUES
                                                                       Number of Securities       Value of Unexercised
                                                                      Underlying Unexercised          in-the-Money
                       Average         Shares                         Options/SARs at Fiscal     Options/SARs at Fiscal
                       Exercise     Acquired on         Value         Year-End Exercisable/       Year-End Exercisable/
           Name         Price       Exercise (#)     Realized ($)       Unexercisable (#)         Unexercisable ($)(1)
------------------------------------------------------------------------------------------------------------------------
Vito S. Pantilione      $ 8.40           N/A             N/A               64,031 / 0                 $677,448 / 0
Ernest D. Huggard       $ 9.64           N/A             N/A               23,190 / 0                 $216,595 / 0
David O. Middlebrook    $10.06           N/A             N/A               15,270 / 0                 $136,208 / 0
Paul Palmieri           $15.00           N/A             N/A                1,200 / 0                 $  4,776 / 0
Elizabeth Milavsky      $15.00           N/A             N/A                  600 / 0                 $  2,388 / 0
Dolores M. Calvello     $10.16           N/A             N/A                9,060 / 0                 $ 79,908 / 0

----------------
    (1) Based on $18.98 per share, the closing price of the Bank's common stock on December 31, 2004.

Security Ownership of Certain Beneficial Owners and Management

         Persons and groups owning in excess of 5% of the outstanding shares of the Bank's common stock are required to file reports regarding such ownership in accordance with the Securities Exchange Act of 1934, as amended (the "1934 Act"). The following table sets forth, as of the Record Date, persons or groups who own more than 5% of the Bank's common stock and the ownership of all executive officers and Directors of the Bank as a group. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of the Bank's common stock at the Record Date.

                                                                       Percent of Shares of
                                              Amount and Nature of       Common Stock
Name and Address of Beneficial Owner         Beneficial Ownership(1)     Outstanding
------------------------------------         -----------------------     -----------

Vito S. Pantilione                                 141,521(2)               6.16%
601 Delsea Drive
Washington Township, New Jersey 08080

Celestino R. Pennoni                               125,358(3)               5.62%
601 Delsea Drive
Washington Township, New Jersey 08080

Jeffrey H. Kripitz                                 147,988(4)               6.64%
601 Delsea Drive
Washington Township, New Jersey 08080

All directors and executive officers of the      1,140,669(5)               43.63%
     Bank as a group (17 persons)

---------------
(1) Includes shares of common stock held directly as well as by spouses or minor children, in trust and other indirect beneficial ownership.

(2) Includes 69,031 shares of common stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date and 33,657 shares of common stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.
(3) Includes 36,846 shares of common stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.
(4) Includes 31,876 shares of common stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.
(5) Includes 132,351 shares of common stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date and 286,728 shares of common stock which may be acquired pursuant to the exercise of warrants within 60 days of the Record Date.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Bank's officers and directors, and persons who own more than 10% of the Bank's common stock, to file reports of ownership and changes in ownership with the Federal Deposit Insurance Corporation ("FDIC") and to provide copies of those reports to the Bank. The Bank is not aware of any beneficial owner, as defined under Section 16(a), of more than 10% of its common stock. Based on the Bank's review of such ownership reports furnished to the Bank or written representations from certain reporting persons, no officer, director or 10% beneficial owner of the Bank failed to file such ownership reports on a timely basis during the fiscal year ended December 31, 2004.

                          DESCRIPTION OF CAPITAL STOCK

General

         Parke Bancorp, Inc. is authorized to issue 10,000,000 shares of common stock, par value $0.10 per share and 1,000,000 shares of serial preferred stock, par value $0.10 per share. Upon the Effective Date of the Reorganization, each share of Parke Bank common stock will be converted into one share of Parke Bancorp, Inc. common stock. Each share of Parke Bancorp, Inc. common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. The common stock will represent non-withdrawable capital, will not be an account of insurable type and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency. The Board of Directors can, without shareholder approval, issue additional shares of common stock.

Common Stock

         Distributions. Parke Bancorp, Inc. can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations which are imposed by law. See "Market Prices and Dividends - Dividend Restrictions Imposed on Parke Bancorp, Inc." The holders of common stock of Parke Bancorp, Inc. will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of Parke Bancorp, Inc. out of funds legally available therefor. If Parke Bancorp, Inc. issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         Voting Rights. The holders of common stock will possess exclusive voting rights in Parke Bancorp, Inc., except to the extent that preferred stock is issued in the future with full or limited voting powers. The holder of shares of common stock will be entitled to one vote for each share held on all matters subject to shareholder vote and will not have any right to cumulate votes in the election of directors. The common stock of Parke Bancorp, Inc. to be issued in connection with the Reorganization will be validly issued, fully paid and non-assessable.

         Liquidation Rights. In the event of any liquidation, dissolution, or winding-up of Parke Bancorp, Inc., the holders of the common stock generally would be entitled to receive, after payment of all debts and liabilities of Parke Bancorp, Inc. (including all debts and liabilities of Parke Bank), all assets of Parke Bancorp, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         Preemptive Rights; Redemption. Because the holders of the common stock do not have any preemptive rights with respect to any shares Parke Bancorp, Inc. may issue, the Board of Directors of Parke Bancorp, Inc. may sell shares of capital stock of Parke Bancorp, Inc., including both common and preferred stock) without first offering such shares to existing shareholders. The common stock will not be subject to any redemption provisions.

Preferred Stock

         Parke Bancorp, Inc. is authorized to issue up to 1,000,000 shares of serial preferred stock and to fix and state voting powers, designations, preferences, or other special rights of preferred stock and the qualifications, limitations and restrictions of those shares as the Board of Directors may determine in its discretion. Preferred stock may be issued in distinctly designated series, may be convertible into common stock and may rank prior to the common stock as to dividends rights, liquidation preferences, or both, and may have full or limited voting rights. The issuance of preferred stock could adversely affect the voting and other rights of holders of common stock.

         The authorized but unissued shares of preferred stock and the authorized but unissued and unreserved shares of common stock will be available for issuance in future mergers or acquisitions, in future public offerings or private placements. Except as otherwise required to approve the transaction in which the additional authorized shares of preferred stock would be issued, no shareholder approval generally would be required for the issuance of these shares.

                             LEGAL AND TAX OPINIONS

         The legality of the issuance of Parke Bancorp, Inc. common stock being offered and certain matters relating to the Reorganization and federal taxation will be passed upon for us by Malizia Spidi & Fisch, PC, Washington, D.C.

                                     EXPERTS

         The consolidated financial statements of Parke Bank and Subsidiary at December 31, 2004 and 2003 and for each of the years in the two year period ended December 31, 2004 have been included in this Proxy Statement in reliance upon the report of McGladrey & Pullen, LLP, appearing elsewhere in this Proxy Statement and upon the authority of said firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                            PARKE BANK AND SUBSIDIARY

AUDITED CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent of Registered Public Accounting Firm...........................................F-1

Consolidated Balance Sheets as of December 31, 2004 and 2003 ....................................... F-2

Consolidated Statements of Operations for the Years Ended December 31, 2004 and 2003.................F-4

Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 2004 and 2003.......F-5

Consolidated Statements of Cash Flows       for the Years Ended December 31, 2004 and 2003.......... F-6

Notes to Consolidated Financial Statements.......................................................... F-7


         All schedules are omitted as the required information either is not applicable or is included in the consolidated financial statements or related notes.

         Separate financial statements for Parke Bancorp, Inc. have not been included in this prospectus because Parke Bancorp, Inc., which has engaged in only organizational activities to date, has no significant assets, contingent or other liabilities, revenues, expenses or earnings per share.

McGladrey & Pullen
Certified Public Accountants


Report of Independent Registered Public Accounting Firm



Directors and Shareholders
Parke Bank
Sewell, New Jersey


We have audited the accompanying consolidated balance sheets of Parke Bank and Subsidiary as of December 31, 2004 and 2003 and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Parke Bank and Subsidiary as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.



Blue Bell, Pennsylvania
January 19, 2005


McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities.

Parke Bank and Subsidiary

Consolidated Balance Sheets
December 31, 2004 and 2003

                                                                        2004                 2003
-----------------------------------------------------------------------------------------------------
Assets

Cash and due from banks                                          $   1,780,280         $   2,542,256
Federal funds sold                                                      21,508             1,725,000
                                                                 ------------------------------------
      Cash and cash equivalents                                      1,801,788             4,267,256
                                                                 ------------------------------------

Investment securities available for sale, at market value           24,042,802            14,323,035
Investment securities held to maturity, at amortized cost
(market value 2004 - $540,740; 2003 - $790,308)                        547,632               798,999
                                                                 ------------------------------------
      Total investment securities                                   24,590,434            15,122,034
                                                                 ------------------------------------

Restricted stock, at cost                                            1,064,200               497,300
                                                                 ------------------------------------

Loans                                                              188,606,990           146,334,331
Less:  allowance for loan losses                                    (2,620,651)           (2,256,070)
                                                                 ------------------------------------
      Total net loans                                              185,986,339           144,078,261
                                                                 ------------------------------------

Bank premises and equipment, net                                     3,247,179             3,239,413
Accrued interest receivable and other assets                         7,648,623             6,799,375
                                                                 ------------------------------------

                                                                 $ 224,338,563         $ 174,003,639
                                                                 ====================================

(Continued)

Parke Bank and Subsidiary

December 31, 2004 and 2003

                                                                  2004            2003
------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity

Liabilities
  Deposits
    Noninterest-bearing demand                              $  15,960,444    $  12,745,309
    Interest-bearing                                          163,624,567      129,701,202
                                                            ------------------------------
      Total deposits                                          179,585,011      142,446,511

  Borrowed funds                                               20,378,726       10,340,123

  Accrued interest payable and other accrued liabilities        1,545,675        1,224,398
                                                            ------------------------------
      Total liabilities                                       201,509,412      154,011,032
                                                            ------------------------------

Commitments and Contingencies (Note 15)

Shareholders' Equity
  Common stock,
    $5 par value, 10,000,000 shares authorized;
    2,175,559 and 1,786,235 shares issued and outstanding
    at December 31, 2004 and 2003, respectively                10,877,795        8,931,175
Additional paid-in capital                                      8,729,863       10,432,800
Retained earnings                                               3,292,697          570,939
Accumulated other comprehensive income (loss)                     (71,204)          57,693
                                                            ------------------------------

      Total shareholders' equity                               22,829,151       19,992,607
                                                            ------------------------------

                                                            $ 224,338,563    $ 174,003,639
                                                            ==============================

See Notes to Consolidated Financial Statements.

Parke Bank and Subsidiary

Consolidated Statements of Operations
Years Ended December 31, 2004 and 2003


                                                                     2004          2003
---------------------------------------------------------------------------------------
Interest and Dividend Income
  Interest and fees on loans                                  $10,977,820   $ 8,698,702
  Interest and dividends on securities                            749,847       724,238
  Interest on federal funds sold                                   38,121        21,500
                                                              -------------------------
      Total interest and dividend income                       11,765,788     9,444,440
                                                              -------------------------

Interest Expense
  Interest on deposits                                          3,524,706     3,014,145
  Interest on borrowings                                          221,427       167,527
                                                              -------------------------
      Total interest expense                                    3,746,133     3,181,672
                                                              -------------------------

        Net interest income                                     8,019,655     6,262,768

Provision for Loan Losses                                         825,324       923,070
                                                              -------------------------
        Net interest income after provision for loan losses     7,194,331     5,339,698
                                                              -------------------------

Noninterest Income
  Loan brokerage fees                                               5,225        39,318
  Service charges on deposit accounts                             243,501       219,126
  Other fee income                                                604,371       456,919
  Net gain on the sale of securities                                7,889        63,681
                                                              -------------------------
      Total noninterest income                                    860,986       779,044
                                                              -------------------------

Noninterest Expenses
  Compensation and benefits                                     1,567,271     1,272,865
  Occupancy, equipment and data processing                        794,110       790,619
  Marketing and business development                              164,558       101,857
  Professional services                                           290,226       171,538
  Other operating expenses                                        773,294       500,527
                                                              -------------------------
      Total noninterest expenses                                3,589,459     2,837,406
                                                              -------------------------

Income Before Income Tax Expense                                4,465,858     3,281,336

Income Tax Expense                                              1,744,100     1,279,437
                                                              -------------------------
      Net income                                              $ 2,721,758   $ 2,001,899
                                                              =========================

Net Income Per Common Share:
  Basic                                                       $      1.26   $      0.96
                                                              =========================
  Diluted                                                     $      1.05   $      0.85
                                                              =========================

Weighted Average Shares Outstanding:
  Basic                                                         2,152,069     2,088,730
                                                              =========================
  Diluted                                                       2,598,864     2,351,230
                                                              =========================

See Notes to Consolidated Financial Statements.

Parke Bank and Subsidiary

Consolidated Statements of Shareholders' Equity
Years Ended December 31, 2004 and 2003

                                                                                                            Accumulated     Total
                                                                                    Additional                  Other       Share-
                                                                        Common        Paid-In     Retained  Comprehensive   holders'
                                                                         Stock        Capital     Earnings  Income (Loss)   Equity
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2002                                            $ 7,880,280  $ 8,240,650  $ 1,306,860  $ 200,123 $ 17,627,913

Stock options and warrants exercised                                      243,875      261,758            -          -      505,633

10% common stock dividend                                                 807,020    1,930,392   (2,737,820)         -         (408)

Comprehensive income:

Net income - 2003                                                               -            -    2,001,899          -    2,001,899

Change in net unrealized gain (loss) on securities available for sale,
net of reclassification adjustment and tax effects, if any                      -            -            -   (142,430)    (142,430)
                                                                                                                       -------------

Total comprehensive income                                                                                                1,859,469
                                                                   -----------------------------------------------------------------

Balance, December 31, 2003                                              8,931,175   10,432,800      570,939     57,693   19,992,607

Stock options and warrants exercised                                      134,805      109,381            -          -      244,186

20% common stock dividend                                               1,811,815   (1,812,318)           -          -         (503)

Comprehensive income:

Net income - 2004                                                               -            -    2,721,758          -    2,721,758

Change in net unrealized gain (loss) on securities available for sale,
net of reclassification adjustment and tax effects, if any                      -            -            -   (128,897)    (128,897)
                                                                                                                       -------------

Total comprehensive income                                                                                                2,592,861
                                                                   -----------------------------------------------------------------

Balance, December 31, 2004                                           $ 10,877,795  $ 8,729,863  $ 3,292,697  $ (71,204)$ 22,829,151
                                                                   =================================================================

See Notes to Consolidated Financial Statements.

Parke Bank and Subsidiary

Consolidated Statements of Cash Flows
Years Ended December 31, 2004 and 2003


                                                                               2004            2003
-----------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
  Net income                                                             $  2,721,758    $  2,001,899
  Adjustments to reconcile net income to
    net cash provided by operating activities:
  Depreciation and amortization                                               251,482         194,874
  Provision for loan losses                                                   825,324         923,070
  Realized gains on sales of securities                                        (7,889)        (63,681)
  Net (accretion) amortization of purchase premiums
    and discounts on securities                                                 2,995          (6,714)
  Deferred income tax benefit                                                 (45,972)       (290,700)
  Changes in operating assets and liabilities:
  Increase in accrued interest receivable and other assets                   (717,345)       (857,385)
  Increase in accrued interest payable and other accrued liabilities          321,277         445,204
                                                                         ----------------------------
      Net cash provided by operating activities                             3,351,630       2,346,567
                                                                         ----------------------------

Cash Flows from Investing Activities
  Purchases of investment securities held to maturity                               -        (549,682)
  Purchases of investment securities available for sale                   (15,054,401)     (6,376,623)
  Purchases of restricted stock                                              (566,900)       (201,300)
  Proceeds from sales of investment securities available for sale           1,071,509       8,905,271
  Proceeds from maturities of investment securities available for sale      2,000,000       2,500,000
  Principal payments on mortgage-backed securities                          2,304,558       3,385,509
  Purchase of bank-owned life insurance                                             -      (2,000,000)
  Net increase in loans                                                   (42,733,402)    (51,239,121)
  Purchases of premises and equipment                                        (259,248)       (839,313)
                                                                         ----------------------------
      Net cash used in investing activities                               (53,237,884)    (46,415,259)
                                                                         ----------------------------

Cash Flows from Financing Activities
  Proceeds from exercise of stock options and warrants                        243,683         505,225
  Proceeds from borrowings                                                 18,850,000       8,000,000
  Repayment of borrowings                                                  (8,811,397)     (2,608,567)
  Net increase in interest-bearing deposits                                33,923,365      30,791,290
  Net increase in noninterest-bearing deposits                              3,215,135       4,107,624
                                                                         ----------------------------
      Net cash provided by financing activities                            47,420,786      40,795,572
                                                                         ----------------------------

      Decrease In Cash and Cash Equivalents                                (2,465,468)     (3,273,120)

Cash and Cash Equivalents, January 1,                                       4,267,256       7,540,376
                                                                         ----------------------------

Cash and Cash Equivalents, December 31,                                  $  1,801,788    $  4,267,256
                                                                         ============================

Supplemental Disclosure of Cash Flow Information:
  Cash paid during the year for:
    Interest on deposits and borrowed funds                              $  3,681,682    $  3,171,116
                                                                         ============================
    Income taxes                                                         $  2,179,000    $  1,492,000
                                                                         ============================

See Notes to Consolidated Financial Statements.

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 1. Description of Business and Summary of Significant Accounting Policies

Description of Business: Parke Bank (the "Bank") is a commercial bank, which was
-----------------------
incorporated on August 25, 1998, and commenced operations on January 28, 1999. The Bank is chartered by the New Jersey Department of Banking and Insurance and insured by the Federal Deposit Insurance Corporation. The Bank maintains its principal office at 601 Delsea Drive, Washington Township, New Jersey, and two additional branch office locations, one at 501 Tilton Road, Northfield, New Jersey and the other at 567 Egg Harbor Road, Washington Township, New Jersey. In addition, the Bank has a loan production office in Philadelphia, Pennsylvania.

The accounting and financial reporting policies of the Bank conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. The policies that materially affect the determination of financial position, results of operations and cash flows are summarized below.

Principles of Consolidation:  The accompanying consolidated financial statements
---------------------------
include the accounts of Parke Bank and its wholly-owned subsidiary Parke Capital Markets. All significant inter-company balances and transactions have been eliminated. Parke Capital Markets had no activity in 2004 and 2003.

Cash and Cash  Equivalents:  Cash and  cash  equivalents  include  cash on hand,
--------------------------
balances due from banks and federal funds sold.

Investment  Securities:  Investment  securities are classified  under one of the
----------------------
following categories: "held to maturity" and accounted for at historical cost, adjusted for accretion of discounts and amortization of premiums; "available for sale" and accounted for at fair market value, with unrealized gains and losses reported as a separate component of shareholders' equity; or "trading" and accounted for at fair market value, with unrealized gains and losses reported as a component of net income. The Bank does not hold trading securities.

At December 31, 2004 and 2003, the Bank held investment securities that would be held for indefinite periods of time, including securities that would be used as part of the Bank's asset/liability management strategy and possibly sold in response to changes in interest rates, prepayments and similar factors. These securities are classified as "available for sale" and are carried at fair value, with any temporary unrealized gains or losses reported as a separate component of other comprehensive income, net of the related income tax effect.

Also, at December 31, 2004 and 2003, the Bank reported investments in securities that were carried at cost, adjusted for amortization of premium and accretion of discount. The Bank has the intent and ability to hold these investment securities to maturity considering all reasonably foreseeable events or conditions. These securities are classified as "held to maturity."

Declines in the fair value of individual available for sale and held to maturity securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value, and the leases are included in noninterest income in the statements of operations. Factors affecting the determination of whether an other-than-temporary impairment has occurred include a downgrading of the security by rating agency, a significant deterioration in the financial condition of the issuer, the length of time a security has been in a loss position, or that management would not have the intent and ability to hold a security for a period of time sufficient to allow for any anticipated recovery in fair value.

The amortization of premiums and accretion of discounts over the contractual lives of the related securities, are recognized in interest income using the interest method. Gains and losses on the sale of such securities are accounted for using the specific identification method.

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 1. Description of Business and Summary of Significant Accounting Policies (Continued)

Restricted Stock:  Restricted stock includes  investments in the common stock of
----------------
the Federal Home Loan Bank of New York ("FHLBNY") and the Atlantic Central Bankers Bank for which no market exists and, accordingly, is carried at cost.

Loans: The Bank makes commercial, real estate and consumer loans to customers. A
-----
substantial portion of the loan portfolio is represented by loans in Southern New Jersey, however the Philadelphia market is growing at a rapid rate. The ability of the Bank's debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area. Loans are stated at the outstanding principal amount, adjusted for the allowance for loan losses and any deferred fees or costs on originated loans. Interest income on loans is recognized as earned based on contractual interest rates applied to daily principal amounts outstanding.

Loans-Nonaccrual:  Loans are  placed on  nonaccrual  status  and the  accrual of
----------------
interest income ceases, when a default of principal or interest exists for a period of ninety days except when, in management's judgment, the collection of principal and interest is reasonably anticipated (i.e. the loan is well secured and in the process of collection). Interest receivable on nonaccrual loans previously credited to income is reversed, and subsequently recognized as income only as received if the collection of principal is reasonably assured. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Loans-Restructured:  Restructured  loans are those  loans  whose terms have been
------------------
modified because of deterioration in the financial condition of the borrower to provide for a reduction of either interest or principal or an extension of the payment period.

Concentration  of Credit  Risk:  The Bank's loans are  generally to  diversified
------------------------------
customers in Southern New Jersey and the Philadelphia area of Pennsylvania. Loans to general building contractors, general merchandise stores, restaurants, motels, warehouse space, and real estate ventures (including construction loans) constitute a majority of commercial loans as of December 31, 2004. The concentrations of credit by type of loan are set forth in Note 4. Generally, loans are collateralized by assets of the borrower and are expected to be repaid from the borrower's cash flow or proceeds from the sale of selected assets of the borrower.

Loan Fees:  Loan fees and direct costs  associated  with loan  originations  are
---------
netted and deferred. The deferred amount is recognized as an adjustment to loan interest over the term of the related loans using the interest method. Loan brokerage fees, which represent commissions earned for facilitating loans between borrowers and other banks, are recorded in income as earned.

Allowance for Loan Losses:  The allowance for loan losses is maintained  through
-------------------------
charges to the provision for loan losses in the Statement of Operation as losses are estimated to have occurred through a provision for loan losses. Loans that are determined to be uncollectible are charged against the allowance, and subsequent recoveries, if any, are credited to the allowance. The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses in the balance of the loan portfolio, based on an evaluation of collectibility of existing loans and prior loss experience. When evaluating the adequacy of the allowance, an assessment of the loan portfolio will typically include changes in the composition and volume of the loan portfolio, overall portfolio quality and past loss experience, review of specific problem loans, current economic conditions which may affect borrowers' ability to repay, and other factors which may warrant current recognition. Such periodic assessments may, in management's judgment, require the Bank to recognize additions or reductions to the allowance.

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 1. Description of Business and Summary of Significant Accounting Policies (Continued)

Allowance for Loan Losses (Continued):  Various regulatory agencies periodically
------------------------------------
review the adequacy of the Bank's allowance for loan losses as an integral part of their examination process. Such agencies may require the Bank to recognize additions or reductions to the allowance based on their evaluation of information available to them at the time of their examination. It is reasonably possible that the above factors may change significantly and, therefore, affect management's determination of the allowance for loan losses in the near term.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial loans by either the present value of expected future cash flows discounted at the loans effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

Interest  Rate  Risk:  The  Bank  is  principally  engaged  in the  business  of
--------------------
attracting deposits from the general public and using these deposits, together with other borrowed and brokered funds, to make commercial, commercial mortgage, residential mortgage, and consumer loans, and to invest in overnight and term investment securities. Inherent in such activities is interest rate risk that results from differences in the maturities and re-pricing characteristics of these assets and liabilities. For this reason, management regularly monitors the level of interest rate risk and the potential impact on net income.

Bank  Premises and  Equipment:  Premises and  equipment  are stated at cost less
-----------------------------
accumulated depreciation and amortization. Depreciation is computed and charged to expense using the straight-line method over the estimated useful lives of the assets, generally three to seven years. Leasehold improvements are amortized to expense over the shorter of the term of the respective lease or the estimated useful life of the improvements, generally terms ranging from ten to forty years.

Income Taxes:  The amount  provided for federal  income taxes is based on income
------------
reported for consolidated financial statement purposes.

Deferred federal and state tax assets and liabilities are recognized for the expected future tax consequences of existing differences between financial statement and tax bases of existing assets and liabilities. The effect of a change in the tax rate on deferred taxes is recognized in the period of the enactment date.

Use of Estimates: The preparation of financial statements requires management to
----------------
make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A material estimate that is particularly susceptible to significant change in the near term is the determination of the allowance for loan losses.

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 1. Description of Business and Summary of Significant Accounting Policies (Continued)

Comprehensive  Income:  Accounting  principles generally require that recognized
---------------------
revenue, expenses, gains and losses be included in net income. However, certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income.

The components of other comprehensive income and related tax effects are as follows:


                                                                    2004           2003
                                                               ---------------------------
Unrealized holding losses on available for sale securities     $ (206,939)     $ (173,703)
Reclassification adjustment for net gains realized in income       (7,889)        (63,681)
                                                               ---------------------------
Net unrealized losses                                            (214,828)       (237,384)
Tax effect                                                         85,931          94,954
                                                               ---------------------------
Net-of-tax amount                                              $ (128,897)     $ (142,430)
                                                               ===========================


Earnings  Per Common  Share:  Basic  earnings  per common  share is  computed by
---------------------------
dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per common share considers common stock equivalents (when dilutive) outstanding during the period such as options and warrants outstanding. Both basic and diluted earnings per share computations give retroactive effect to stock dividends declared in 2004 (Note 13). Earnings per common share have been computed based on the following for the years ended December 31, 2004 and 2003:

                                                                    2004           2003
                                                               ----------------------------
Net income                                                      $2,721,758      $2,001,899
                                                                ===========================

Average number of common shares outstanding                      2,152,069       2,088,730
Effect of dilutive options                                         446,795         262,500
                                                                ---------------------------
Average number of common shares outstanding used
  to calculate diluted earnings per common share                 2,598,864       2,351,230
                                                                ===========================

Stock-Based   Employee   Compensation:   The  Bank  has   stock-based   employee
-------------------------------------
compensation plans which are more fully described in Note 13. As permitted under generally accepted accounting principles, grants of options under the plan are accounted for under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Because options granted under the plans had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant, no stock-based employee compensation cost is included in determining net income. The following table illustrates the effect on net income and earnings per share for the years ended December 31, 2004 and 2003 if the Bank had applied the fair value recognition provisions of Financial Accounting Standards Board ("FASB") Statement No. 123, Accounting for Stock-Based Employee Compensation, to stock-based employee compensation. Both basic and diluted calculations give retroactive effect to stock dividends declared.

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 1. Description of Business and Summary of Significant Accounting Policies (Continued)

Stock-Based Employee Compensation (Continued):
--------------------------------------------


                                                    2004            2003
                                                 ---------------------------

Net income, as reported                          $2,721,758      $2,001,899

Deduct total stock-based compensation expense
  determined under the fair value method for all
  awards, net of related tax effects                (41,000)       (114,000)
                                                 ---------------------------
Pro forma net income                             $2,680,758      $1,887,899
                                                 ===========================


Earnings per share:
Basic:
  As reported                                         $1.26           $0.96
  Pro forma                                           $1.25           $0.90
Diluted:
  As reported                                         $1.05           $0.85
  Pro forma                                           $1.03           $0.80


Recent Accounting Pronouncements:
---------------------------------

SOP 03-3 Accounting for Certain Loans or Debt Securities Acquired in a Transfer

In December 2003, the AICPA issued SOP 03-3. SOP 03-3 applies to a loan with the evidence of deterioration of credit quality since origination acquired by completion of a transfer for which it is probable at acquisition, that the Bank will be unable to collect all contractually required payments receivable. SOP 03-3 requires recognition of the excess of all cash flows expected at acquisition over the investor's initial investment in the loan as interest income on a level-yield basis over the life of the loan as the accretable yield. The loan's contractual required payments receivable in excess of the amount of its cash flows accepted at acquisition (nonaccretable difference) should not be recognized as an adjustment to yield, a loss accrual or a valuation allowance for credit risk. SOP 03-3 is effective for loans acquired in fiscal years beginning after December 31, 2004. Early adoption is permitted. The Bank does not expect adoption to have a material impact on the financial statements, results of operations or liquidity.

Staff Accounting Bulletin No. 105 (SAB 105) Application of Accounting Principles to Loan Commitments

In March 2004, the Securities and Exchange Commission released SAB 105. SAB 105 provides general guidance that must be applied when an entity determines the fair value of a loan commitment accounted for as a derivative. SAB 105 is effective for commitments to originate mortgage loans to be held for sale that are entered into after March 31, 2004. The adoption of SAB 105 did not have a material impact on the Bank's financial statements.

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 1. Description of Business and Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements (Continued):

EITF  Issue  03-1  The  Meaning  of  Other-Than-Temporary   Impairment  and  Its
Application to Certain Investments

In March 2004, FASB released EITF Issue 03-1. It provides guidance for determining when an investment is impaired and whether the impairment is other than temporary. In September 2004, the FASB approved for issuance a FASB Staff Position (FSP) EITF Issue 03-1-1. This issue delays the effective date, originally set for periods beginning after June 15, 2004, for the measurement and recognition guidance contained in paragraph 10-20 of EITF Issue 03-1. However, it does not suspend the requirements to recognize other-than-temporary impairments as required by existing authoritative literature. Management will continue to monitor the impact of EITF Issue 03-1 on the Bank's financial statements as the FASB issues additional guidance.

Statement No. 123 (Revised) Share-Based Payment ("SFAS No. 123(R)")

In December 2004, the FASB issued SFAS No. 123(R), which establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. SFAS No. 123(R) also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including stock options, restricted stock plans, performance-based stock awards, stock appreciation rights, and employee stock purchase plans. SFAS No. 123(R) replaces existing requirements under SFAS No. 123, "Accounting for Stock-Based Compensation," and eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25. The provisions for SFAS No. 123(R) are effective for the Bank on January 1, 2006. The Bank is currently assessing the financial statement impact of adopting SFAS No. 123(R).

Segment Reporting: Operations are managed and financial performance is evaluated
-----------------
on a Bank-wide basis. Accordingly, all of the Bank's operations are aggregated in one reportable segment.


Note 2.   Cash and Due from Banks

The Bank maintains various deposit accounts with other banks to meet normal funds transaction requirements, to satisfy deposit reserve requirements, and to compensate other banks for certain correspondent services. Management is responsible for assessing the credit risk of its correspondent banks. The withdrawal or usage restrictions of these balances did not have a significant impact on the operations of the Bank as of December 31, 2004, because reserve requirements were covered by vault cash and balances held at the Federal Reserve Bank of Philadelphia.

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 3. Investment Securities

The Bank's investment securities as of December 31, 2004 were as follows:

                                                                       Gross           Gross          Estimated
                                                     Amortized      Unrealized       Unrealized        Market
                                                       Cost            Gains           Losses           Value
                                                  -----------------------------------------------------------------
Available For Sale
------------------
U.S. Government sponsored entities                    $ 8,886,211       $  10,883        $ 226,864     $ 8,670,230
Mutual Funds                                            3,237,520               -           41,192       3,196,328
Mortgage-backed securities                             12,037,745         178,090           39,591      12,176,244
                                                  -----------------------------------------------------------------
Total securities available for sale                   $24,161,476       $ 188,973        $ 307,647    $ 24,042,802
                                                  =================================================================

Held to Maturity
----------------
Municipals                                            $   547,632       $       -        $   6,892    $    540,740
                                                  =================================================================

The Bank's investment securities as of December 31, 2003 were as follows:


                                                                       Gross           Gross          Estimated
                                                     Amortized      Unrealized       Unrealized        Market
                                                       Cost            Gains           Losses           Value
                                                  -----------------------------------------------------------------
Available For Sale
------------------
U.S. Government sponsored entities                    $ 4,329,013       $       -         $ 73,193     $ 4,255,820
Mutual Funds                                            3,162,435               -           26,401       3,136,034
Mortgage-backed securities                              6,735,433         195,748                -       6,931,181
                                                  -----------------------------------------------------------------
Total securities available for sale                  $ 14,226,881       $ 195,748         $ 99,594     $14,323,035
                                                  =================================================================

Held to Maturity
----------------
Municipals                                           $    548,999       $       -         $  8,691     $   540,308
Corporate trust preferred security                        250,000               -                -         250,000
                                                  -----------------------------------------------------------------
Total securities held to maturity                    $    798,999       $       -         $  8,691     $   790,308
                                                  =================================================================

The amortized cost and estimated market value of investment securities at December 31, 2004 by contractual maturities are shown below. Expected maturities may differ from contractual maturities for mortgage-backed securities because the mortgages underlying the securities may be called or prepaid without any penalties; therefore, these securities are not included in the maturity categories in the following maturity summary.

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 3. Investment Securities (Continued)

                                                        Available For Sale        Held to Maturity
                                                     Amortized        Market         Amortized        Estimated
                                                       Cost            Value            Cost        Market Value
                                                  -----------------------------------------------------------------
Maturing within one year                             $          -    $          -        $       -       $       -
Maturing after one year but within five years           2,033,334       2,042,700                -               -
Maturing after five years, but within ten years                 -               -          547,632         540,740
Maturing after ten years                                6,852,877       6,627,530                -               -
                                                  -----------------------------------------------------------------
                                                        8,886,211       8,670,230          547,632         540,740
Mortgage-backed securities                             12,037,745      12,176,244                -               -
Mutual funds                                            3,237,520       3,196,328                -               -
                                                  -----------------------------------------------------------------
Total securities                                     $ 24,161,476    $ 24,042,802        $ 547,632       $ 540,740
                                                  =================================================================

Gross realized gains amounted to $7,889 in 2004 and $75,814 in 2003. There were no realized losses in 2004 and losses of $12,133 in 2003.

As of December 31, 2004, approximately $12,187,192 of investment securities are pledged as collateral for borrowed funds (Note 10). In addition, securities with a carrying value of $558,880 were pledged to secure public deposits at December 31, 2004.

As of December 31, 2003, approximately $8,061,000 of investment securities are pledged as collateral for borrowed funds (Note 10). In addition, securities with a carrying value of $249,506 were pledged to secure public deposits at December 31, 2003.

The fair value of securities with unrealized losses by length of time that the individual securities have been in a continuous loss position at December 31, 2004, are as follows:

                                                  Continuous Unrealized Losses      Continuous Unrealized Losses
                                                  Existing for Less Than 12 Months  Existing for More Than 12 Months
                                                  -------------------------------------------------------------------
                                                                       Unrealized                       Unrealized

                                                       Fair Value        Losses         Fair Value        Losses
                                                  -----------------------------------------------------------------
Available For Sale
------------------
U.S. Government sponsored entities                    $   746,250        $     94      $ 2,050,000       $ 226,770
Mutual funds                                               60,827             196        3,162,435          40,996
Mortgage-backed securities                              2,362,135          40,504                -               -
                                                  -----------------------------------------------------------------
                                                        3,169,212          40,794        5,212,435         267,766
Held to Maturity
----------------
Municipals                                                      -               -          540,740           6,892
                                                  -----------------------------------------------------------------
      Total temporarily impaired securities           $ 3,169,212        $ 40,794      $ 5,753,175       $ 274,658
                                                  =================================================================

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 3. Investment Securities (Continued)

Management does not believe any individual unrealized loss as of December 31, 2004 represents an other-than-temporary impairment. A total of 35 securities are included in the continuous unrealized portion, of which 34 are in the available for sale category. The unrealized losses on these securities are primarily due to changes in general market interest rates. The Company believes it will collect all amounts contractually due on these securities as it has the ability to hold these securities until the fair value is at least equal to the carrying value.

The fair value of securities with unrealized losses by length of time that the individual securities have been in a continuous loss position at December 31, 2003 are as follows:

                                                  Continuous Unrealized Losses      Continuous Unrealized Losses
                                                  Existing for Less Than 12 Months   Existing for More Than 12 Months
                                                  -----------------------------------------------------------------
                                                                       Unrealized                       Unrealized
                                                       Fair Value        Losses         Fair Value        Losses
                                                  -----------------------------------------------------------------
Available For Sale
------------------
U.S. Government sponsored entities                    $   926,674       $  73,193       $        -       $       -
Mutual funds                                            3,136,034          26,401                -               -
                                                  -----------------------------------------------------------------
                                                        4,062,708          99,594                -               -
Held to Maturity
----------------
Municipals                                                540,308           8,691                -               -
                                                  -----------------------------------------------------------------
      Total temporarily impaired securities           $ 4,603,016       $ 108,285       $        -       $       -
                                                  =================================================================

Note 4. Loans

The composition of net loans as of December 31, 2004 and 2003 are as follows:


                                                      2004            2003
                                              --------------------------------

Commercial                                      $ 167,376,451   $ 122,943,181
Residential real estate                            17,612,920      20,152,977
Consumer                                            3,963,818       3,405,909
                                              --------------------------------
Total loans                                       188,953,189     146,502,067
Less: allowance for loan losses                    (2,620,651)     (2,256,070)
Less: net deferred loan fees                         (346,199)       (167,736)
                                              --------------------------------
Net loans                                       $ 185,986,339   $ 144,078,261
                                              ================================

At December 31, 2004, approximately $14,970,000 of residential real estate loans were pledged to the FHLBNY for potential borrowings (Note 10).

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 5. Loans and Deposits to Related Parties

In the normal course of business, the Bank has granted loans to officers, directors and their affiliates (related parties). In the opinion of management, the terms of these loans, including interest rates and collateral, are similar to those prevailing for comparable transactions with other customers and do not involve more than a normal risk of collectibility.

An analysis of the activity of such related party loans is as follows:


                                                   2004            2003
                                              --------------------------------

Balance, beginning of year                       $ 10,219,179    $  6,392,357
Advances                                            8,761,251       6,521,900
Less: repayments                                   (8,654,801)     (2,695,078)
                                              --------------------------------
Balance, end of year                             $ 10,325,629    $ 10,219,179
                                              ================================


Note 6. Allowance for Loan Losses

An analysis of the allowance for loan losses for the years ended December 31, 2004 and 2003 is as follows:

                                                       2004            2003
                                              ------------------------------

Balance, beginning of year                      $ 2,256,070     $ 1,333,000
Provision for loan losses                           825,324         923,070
Charge offs                                        (460,743)         (1,000)
Recoveries                                                -           1,000
                                              ------------------------------
Balance, end of year                            $ 2,620,651     $ 2,256,070
                                              ==============================

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


Note 6. Allowance for Loan Losses (Continued)

Information about impaired loans and nonaccrual loans as of and for the years ended December 31, 2004 and 2003 is as follows:


                                                          2004            2003
                                                       -------------------------

Impaired loans with a valuation allowance              $ 240,816     $ 1,171,713
Impaired loans without a valuation allowance                   -               -
                                                       -------------------------
Total impaired loans                                   $ 240,816     $ 1,171,713
                                                       =========================
Related allowance for loan losses for loans impaired   $ 114,135     $   486,591
                                                       =========================
Nonaccrual loans (included in total impaired loans)    $ 240,816     $   794,135
                                                       =========================
Loans past due ninety days or more and still
  accruing                                             $  54,859     $         -
                                                       =========================
Average monthly balance of impaired loans
  (based on month-end balances)                        $ 708,514     $ 1,241,944
                                                       =========================
Interest income recognized on cash basis
  on impaired loans                                    $  12,674     $    43,430
                                                       =========================

Interest income of $64,000 and $29,000 would have been recorded on non-accrual loans in accordance with their original terms in 2004 and 2003, respectively.


Note 7. Bank premises and equipment

A summary of the cost and accumulated depreciation of bank premises and equipment as of December 31, 2004 and 2003 is as follows:

                                                     2004            2003
                                             --------------------------------

Land                                               $ 470,000       $ 470,000
Building and improvements                          2,536,512       2,484,510
Furniture and equipment                              882,812         675,566
                                             --------------------------------
Total premises and equipment                       3,889,324       3,630,076
Less: accumulated depreciation
and amortization                                    (642,145)       (390,663)
                                             --------------------------------
Premises and equipment, net                      $ 3,247,179     $ 3,239,413
                                             ================================

Depreciation expense was $251,482 in 2004 and $194,874 in 2003.

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 7.   Bank Premises and Equipment (Continued)

The Bank has a non-cancelable operating lease agreement related to its Northfield branch office. The term of the lease is for 10 years through March 2012 with two 5-year renewal options. The Bank is responsible for its pro-rata share of real estate taxes, and all insurance, utilities, maintenance and repair costs for the benefit of the branch office. In addition, the Bank leases certain computer software under an operating lease expiring 2008. At December 31, 2004, the required future rental payments under these leases are as follows:


       Years Ending December 31,
       -------------------------
                 2005                           $ 176,000
                 2006                             186,000
                 2007                             203,000
                 2008                             204,000
                 2009                              69,000
                                                ---------
     Total minimum lease payments               $ 838,000
                                                =========


Rent expense was $165,000 in 2004 and $53,250 in 2003.


Note 8.   Bank-Owned Life Insurance

The Bank has purchased $4,500,000 of Bank-owned life insurance on selected officers, which amount is recorded at its cash surrender value and is included in "accrued interest receivable and other assets" in the accompanying consolidated balance sheets. There are no restrictions on the use of any proceeds and at December 31, 2004 and 2003 there were no loans outstanding. Earnings from the policies, which amounted to approximately $199,000 in 2004 and $180,000 in 2003, are credited to "other fee income" in the accompanying Statement of Operations.


Note 9.   Deposits

Deposits at December 31, 2004 and 2003 consisted of the following:

                                                        2004            2003
                                                  ------------------------------

Demand deposits, noninterest-bearing               $ 15,960,444    $ 12,745,309
Demand deposits, interest-bearing                    28,327,050      24,168,980
Savings deposits                                     26,320,106      22,735,902
Time deposits of $100,000 or more                    56,628,000      42,806,744
Other time deposits                                  52,349,411      39,989,576
                                                  ------------------------------
Total deposits                                    $ 179,585,011   $ 142,446,511
                                                  ==============================

Deposits included brokered deposits totaling approximately $38,880,000 and $37,998,000 at December 31, 2004 and 2003, respectively.

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 9.   Deposits (Continued)

Scheduled maturities of certificates of deposit at December 31, 2004 are as follows:

       Years Ending December 31,
       -------------------------
                 2005                        $ 61,007,856
                 2006                          31,161,811
                 2007                           5,150,346
                 2008                           1,872,418
                 2009                           9,784,980
                                             ------------
                                             $108,977,411
                                             ============


Deposits from related parties totaled approximately $6,092,000 and $5,877,000 at December 31, 2004 and 2003, respectively.


Note 10.  Borrowed Funds

An analysis of borrowed funds totaled approximately $6,092,000 and $5,877,000 at December 31, 2004 and 2003, respectively.

                                                                             2004                       2003
                                                                         ----------------------------------------------------
                    Maturity Date                                           Amount         Rate        Amount        Rate
-----------------------------------------------------------------------------------------------------------------------------
Federal Home Loan Bank Repurchase Agreements          June 2004            $          -          -    $    500,000     5.18%
                                                      June 2006               1,000,000      3.05%               -         -
                                                      December 2006           1,100,000      3.33%               -         -
Federal Home Loan Bank  Advances                      January 2004                    -          -       4,000,000     1.18%
                                                      July 2004                       -          -       2,000,000     1.24%
                                                      August 2004                     -          -       1,250,000     2.57%
                                                      January 2005            8,000,000      1.94%               -         -
                                                      December 2005           2,000,000      3.10%               -         -
                                                      July 2005               1,000,000      1.57%       1,000,000     1.57%
                                                      December 2006           1,000,000      3.41%               -         -
                                                      January 2007              528,726      4.73%         590,123     4.73%
                                                      June 2008                 750,000      3.89%               -         -
                                                      June 2009               4,000,000      4.07%               -         -
Other Borrowings                                      February 2004                   -          -       1,000,000     1.20%
                                                      February 2005           1,000,000      2.40%               -         -
                                                                           ------------               ------------
Total Borrowed Funds                                                       $ 20,378,726               $ 10,340,123
                                                                           ============               ============

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 10.   Borrowed Funds (Continued)

At December 31, 2004, the Bank had a $9,419,950 line of credit from the FHLBNY. In addition, the bank has available a $9,419,950 one-month overnight re-pricing line of credit. No amounts were outstanding at December 31, 2004 relating to the available lines of credit.

Certain investment securities (Note 3), loans (Note 4), and FHLBNY stock are pledged as collateral for borrowed funds.


Note 11.   Income Taxes

The net deferred tax asset, which is included in "accrued interest receivable and other assets" at December 31, 2004 and 2003, includes the following:


                                                  2004            2003
                                           --------------------------------

Deferred tax assets                            $ 1,034,350       $ 862,864
Deferred tax liabilities                          (359,161)       (319,578)
                                           --------------------------------
Net deferred tax asset                         $   675,189       $ 543,286
                                           ================================


Income tax expense for the years ended December 31, 2004 and 2003 consisted of the following:


                                                   2004            2003
                                           --------------------------------
Current tax expense:
  Federal                                      $ 1,357,072     $ 1,212,122
  State                                            433,000         358,015
                                           --------------------------------
                                                 1,790,072       1,570,137
Deferred tax (benefit)                             (45,972)       (290,700)
                                           --------------------------------
                                               $ 1,744,100     $ 1,279,437
                                           ================================

The components of the net deferred tax asset, which is included in other assets, are as follows:


                                                2004            2003
                                           --------------------------------
Allowance for loan losses                      $ 1,004,511       $ 835,309
Deferred loan costs                               (213,276)       (191,371)
Securities available for sale                       47,470         (38,461)
Other                                             (163,516)        (62,191)
                                           --------------------------------
                                               $   675,189       $ 543,286
                                           ================================

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 11. Income Taxes (Continued)

A reconciliation of the Bank's effective income tax rate with the statutory Federal rate for the years ended December 31, 2004 and 2003 is as follows:


                                                       2004            2003
                                                 ------------------------------

Tax expense at statutory rate (34%)                $ 1,518,392     $ 1,115,654
Permanent differences and other, net                   (39,564)        (31,128)
State income taxes, net of Federal tax benefit         265,272         194,911
                                                 ------------------------------
                                                   $ 1,744,100     $ 1,279,437
                                                 ==============================

Note 12.   Retirement Plans

Supplemental  Executive  Retirement Plan: The Bank has a Supplemental  Executive
----------------------------------------
Retirement Plan ("SERP") covering certain members of management. The net periodic SERP pension cost was approximately $207,000 in 2004 and $151,000 in 2003. The unfunded accumulated benefit obligation, which was included in "accrued interest payable and other liabilities", was approximately $672,000 and $490,000, respectively, at December 31, 2004 and 2003.

Simple  IRA  Plan:  The  Bank  has a  simple  IRA  Plan  (the  "Plan")  covering
-----------------
substantially all employees. The Bank is required to contribute 2% of the employees' eligible salary to the Plan. All Bank contributions are immediately vested. Plan expense amounted to approximately $22,000 in 2004 and $16,000 in 2003.


Note 13.   Regulatory Matters

Capital Ratios: The Bank is subject to various  regulatory capital  requirements
--------------
administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the Regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2004 and 2003, that the Bank meets all capital adequacy requirements to which it is subject.

The most recent notification from the Federal Deposit Insurance Corporation, as of June 30, 2003 categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since the notification that management believes have changed the Bank's category.

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 13.   Regulatory Matters (Continued)

Capital Ratios (Continued): The Bank's actual capital amounts and ratios as of December 31, 2004 and 2003 are presented in the following tables:

                                                                               To Be Well Capitalized
                                                            For Capital        Prompt Under Corrective
                                       Actual             Adequacy Purposes      Action Provisions
                                --------------------   ---------------------   -----------------------
                                 Amount       Ratio      Amount       Ratio      Amount      Ratio
                               -----------------------------------------------------------------------
  As of December 31, 2004:
  (amounts in thousands)
  ----------------------

  Total Risk Based Capital      $ 25,254        13%      $ 15,042       8%      $ 18,802       10%
  (to Risk Weighted Assets)

  Tier I Capital                $ 22,900        12%      $ 7,521        4%      $ 11,281        6%
  (to Risk Weighted Assets)

  Tier I Capital                $ 22,900        11%      $ 8,301        4%      $ 10,376        5%
  (to Average Assets)


                                                                               To Be Well Capitalized
                                                            For Capital        Prompt Under Corrective
                                       Actual             Adequacy Purposes      Action Provisions
                                --------------------   ---------------------   -----------------------
                                 Amount       Ratio      Amount       Ratio      Amount      Ratio
                               -----------------------------------------------------------------------
  As of December 31, 2003:
  (amounts in thousands)
  ----------------------

  Total Risk Based Capital        $ 21,764     15%        $ 11,670     8%         $ 14,588    10%
  (to Risk Weighted Assets)

  Tier I Capital                  $ 19,935     14%        $  5,835     4%         $  8,753     6%
  (to Risk Weighted Assets)

  Tier I Capital                  $ 19,935     12%         $ 6,574     4%         $  8,218     5%
  (to Average Assets)

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 14. Shareholders' Equity

Common  Stock  Dividend:  In  December  2004,  the Bank paid a 20% common  stock
-----------------------
dividend (362,363 shares) to shareholders. In December 2003, the Bank paid a 10% common stock dividend (161,404 shares) to shareholders.

Stock Options and Warrants:  In 1999, 2002 and 2003, the  shareholders  approved
--------------------------
the Bank's Employee Stock Option Plans (the "Plans"). The Plans are "non-qualified" stock option plans. Reserved for issuance upon the exercise of options granted or to be granted by the Board of Directors is an aggregate of 207,055 shares of common stock. All options issued under the Plans are fully vested upon issuance. Certain officers and employees of the Bank have been granted options under the Plans. All stock option amounts and prices included in the following discussions have been adjusted for stock dividends through December 31, 2004.

A summary of the status of options granted is as follows:

                                              2004                         2003
                                    ------------------------------------------------------
                                      Number        Exercise       Number        Exercise
                                    of Options       Price       of Options        Price
                                    ------------------------------------------------------

Outstanding, beginning of year       $ 122,897      $8.88          $ 74,796       $7.58
Granted                                 12,420     $15.00            49,553      $10.61
Expired / terminated                       300      $7.58                 -       $0.00
Exercised                               (1,650)     $7.58            (1,452)      $7.58
                                     ---------                    ---------
Outstanding, end of year             $ 133,967      $9.39         $ 122,897       $8.88
                                     =========                    =========

Information regarding options outstanding and exercisable at December 31, 2004 is as follows:


                                              Weighted-Average
                Exercise         Number         Remaining
                  Price        Outstanding   Contractual Life
             -------------------------------------------------
                 $ 7.58          72,522            5.6
                 $10.61          49,025            8.5
                 $13.00          12,420            9.1
                             ----------------
                                133,967
                             ================


At December 31, 2004, there were 71,243 shares available for grant under the Plans.

The Bank has adopted the disclosure-only provisions of FASB No. 123. The Bank accounts for its Plans in accordance with Accounting Principles Board Opinion No. 25 and related interpretations. Accordingly, no compensation cost has been recognized for the Plan in 2004 and 2003. Compensation cost that would have been recognized using the fair value method pursuant to FASB No. 123, if the Bank had so elected, would have been approximately $68,000 in 2004 and $190,000 in 2003. The method of determining proforma compensation cost for 2004 and 2003 was based on certain assumptions, including the past trading ranges of the Bank's stock, volatility of 25%, expected option lives of 5 - 7 years, risk-free interest rate of 4%, and no expected payment of dividends.

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 14. Shareholders' Equity (Continued)

Stock Options and Warrants  (Continued):  In connection  with the Bank's initial
--------------------------------------
stock offering in 1998, approximately 732,000 (as adjusted for stock dividends in 2003 and 2004) warrants were issued. These warrants have an exercise price of $7.58 per share and expire in 2008. During 2004, 25,586 warrants were exercised and 47,675 warrants were exercised in 2003.

Note 15. Other Related Party Transactions

A member of the Board of Directors is a principal of a commercial insurance agency that provides all the insurance coverage for the Bank. The cost of the insurance was approximately $102,100 in 2004 and $80,700 in 2003. An insurance agency owned by another Board Member provides employee benefits (medical insurance, life insurance, and disability insurance). The cost of these employee benefits totaled $196,800 in 2004 and $150,700 in 2003.

During 2003, the Bank purchased its Kennedy branch for $650,000 from a partnership in which certain partners were Board Members.

Note 16. Commitments and Contingencies

The Bank has entered into employment contract with the President of the Bank, which provides for continued payment of certain employment salaries and benefits in the event of a change in control, as defined.

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet. The contract or notional amounts of these instruments reflect the extent of the Bank's involvement in these particular classes of financial instruments. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as they do for on-balance sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties. As of December 31, 2004 and 2003, commitments to extend credit amounted to approximately $70,418,000 and $35,211,000, respectively.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. As of December 31, 2004 and 2003, standby letters of credit with customers were $2,489,492 and $2,280,163, respectively.

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 16. Commitments and Contingencies (Continued)

The Bank does not issue or hold derivative instruments with the exception of loan commitments and standby letters of credit. These instruments are issued in the ordinary course of business to meet customer needs. Commitments to fund fixed-rate loans were immaterial at December 31, 2004. Variable-rate commitments are generally issued for less than one year and carry market rates of interest. Such instruments are not likely to be affected by annual rate caps triggered by rising interest rates. Management believes that off-balance sheet risk is not material to the results of operations or financial condition.

In the normal course of business, there are outstanding various contingent liabilities such as claims and legal action, which are not reflected in the financial statements. In the opinion of management, no material losses are anticipated as a result of these actions or claims.

Note 17. Fair Value of Financial Instruments

The Bank discloses estimated fair values for its significant financial instruments. Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The following fair value estimates, methods and assumptions were used to estimate the fair value of each class of significant financial instruments, for which it is practical to estimate that value:

Cash and Cash  Equivalents:  The carrying  amount of cash and federal funds sold
--------------------------
approximates fair value.

Investment  Securities:  The fair value of  investment  securities is based upon
----------------------
quoted market prices or dealer quotes.

Loans:  Fair values are estimated for portfolios of loans with similar financial
-----
characteristics. Loans are segregated by type such as commercial, residential mortgage and other consumer. Each loan category is further segmented into groups by fixed and adjustable rate interest terms and by performing and non-performing categories.

The fair value of performing loans is typically calculated by discounting scheduled cash flows through their estimated maturity, using estimated market discount rates that reflect the credit and interest rate risk inherent in each group of loans. The estimate of maturity is based on contractual maturities for loans within each group, or on the Bank's historical experience with repayments for each loan classification, modified as required by an estimate of the effect of current economic conditions.

Fair value for nonperforming loans is based on the discounted value of expected future cash flows, discounted using a rate commensurate with the risk associated with the likelihood of repayment and/or the fair value of collateral (if repayment of the loan is collateral dependent).

For all loans, assumptions regarding the characteristics and segregation of loans, maturities, credit risk, cash flows, and discount rates are judgmentally determined using specific borrower and other available information.

Accrued Interest  Receivable and Payable:  The fair value of interest receivable
----------------------------------------
and payable is estimated to approximate the carrying amounts.

Parke Bank and Subsidiary

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 17. Fair Value of Financial Instruments (Continued)

Deposits:  The fair value of deposits  with no stated  maturity,  such as demand
--------
deposits, checking accounts, savings and money market accounts, is equal to the carrying amount. The fair value of certificates of deposit is based on the discounted value of contractual cash flows, where the discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

Borrowed Funds:  The fair value of borrow funds is based on the discounted value
--------------
of estimated cash flows. The discounted rate is estimated using the rates currently offered for similar advances.

Off-Balance  Sheet  Instruments:  Since the  majority of the Bank's  off-balance
-------------------------------
sheet instruments consist of non fee-producing, variable rate commitments, the Bank has determined they do not have a distinguishable fair value.

The following table summarizes carrying amounts and fair values for financial instruments at December 31, 2004:

                                             Carrying Value     Fair Value
                                             --------------------------------
Financial Assets:
  Cash and cash equivalents                    $  1,801,788    $  1,801,788
  Investment securities                          24,590,434      24,583,542
  Restricted stock                                1,064,200       1,064,200
  Loans, net                                    185,986,339     186,968,704
  Accrued interest receivable                       972,235         972,235

Financial Liabilities:
  Demand deposits and savings deposits         $ 70,607,600    $ 70,607,600
  Time deposits                                 108,977,411     108,745,773
  Borrowed funds                                 20,378,726      20,378,726
  Accrued interest payable                          382,583         382,583


The following table summarizes carrying amounts and fair values for financial instruments at December 31, 2003:


                                             Carrying Value     Fair Value
                                             --------------------------------
Financial Assets:
  Cash and cash equivalents                    $  4,267,256    $  4,267,256
  Investment securities                          15,122,034      15,113,343
  Restricted stock                                  497,300         467,300
  Loans, net                                    144,078,261     144,403,876
  Accrued interest receivable                       743,274         743,274

Financial Liabilities:
  Demand deposits and savings deposits         $ 59,650,191    $ 59,650,191
  Time deposits                                  82,796,320      83,048,224
  Borrowed funds                                 10,340,123      10,340,123
  Accrued interest payable                          318,134         318,134

                                                                      APPENDIX A

                               PLAN OF ACQUISITION
                          OF ALL THE OUTSTANDING STOCK
                                  OF PARKE BANK
                                       BY
                               PARKE BANCORP, INC.


         THIS PLAN OF ACQUISITION (the "Plan") is entered into as of this 26th day of January 2005, by and between PARKE BANK, a commercial bank organized under the laws of the State of New Jersey, with its principal office at 601 Delsea Drive, Washington Township, New Jersey 08080 (the "Bank") and PARKE BANCORP, INC., a corporation organized under the laws of the State of New Jersey with its principal office at 601 Delsea Drive, Washington Township, New Jersey 08080 ("Bancorp").

         WHEREAS, the Bank is desirous of forming a bank holding company because it believes that the holding company will provide it with future flexibility in undertaking the Bank's current activities and future new activities and may assist the Bank in raising capital and remaining an independent institution, if the Board determines that remaining independent is in the best interests of the Bank and its shareholders; and

         WHEREAS, the Bank's Board of Directors has determined that the formation of a holding company is in the best interest of the Bank's shareholders; and

         WHEREAS, Bancorp was formed under the New Jersey Business Corporation Act on behalf of the Bank at the direction of the Bank's Board of Directors; and

         WHEREAS, N.J.S. 17:9A-355 et seq. authorizes a New Jersey corporation and a state-chartered bank to enter into a plan of acquisition to exchange shares in the bank for shares in the holding company, to submit the plan to the New Jersey Department of Banking and Insurance for approval and implement the plan if it is approved by the Bank's shareholders, subject to the right of the Bank's shareholders to dissent and receive the fair value of their shares; and

         WHEREAS, the Boards of Directors of the Bank and Bancorp have adopted this Plan pursuant to the provisions of N.J.S. 17:9A-357.

         NOW, THEREFORE, the parties hereto agree as follows:


         1.0 Plan of Acquisition Required by Section 17:9A-357.

         1.1 Name and Address of Acquiring Corporation. The name and the address of the acquiring corporation is:

                      Parke Bancorp, Inc.
                      601 Delsea Drive
                      Washington Township, New Jersey 08080

         1.2 Name and Address of Participating Bank. The name and address of the participating bank is:

                      Parke Bank
                      601 Delsea Drive
                      Washington Township, New Jersey 08080

         1.3 Names and Addresses of Directors of the Acquiring Corporation. The names and addresses of the members of the Board of Directors of Bancorp are:

                 Name                              Mailing Address
                 ----                              ---------------
                 Fred G. Choate                    601 Delsea Drive
                                                   Washington Township, NJ 08080

                 Daniel J. Dalton                  601 Delsea Drive
                                                   Washington Township, NJ 08080

                 Celestino R. Pennoni              601 Delsea Drive
                                                   Washington Township, NJ 08080

         1.4 Shares of Other Banks Owned by Acquiring Corporation. Bancorp does not own any shares of capital stock of any other bank.

         1.5 Terms and Conditions of Acquisition. The terms and conditions of the acquisition are the terms set forth in Sections 2, 3, 5, and 6 hereof.

         1.6 Effective Date. The effective date shall be the date selected in accordance with Section 7 hereof.

         1.7 Other Provisions. There are no other provisions of the Plan except as set forth herein.

         2.0 Capitalization; Terms of Acquisition.

         2.1 Capitalization of Bancorp. Bancorp is authorized to issue 10,000,000 shares of common stock, par value $0.10 per share ("Common Stock") and 1,000,000 shares of serial preferred stock, par value $0.10 per share. Bancorp shall not issue any shares of capital stock prior to the Effective Date.

         2.2 Capitalization of the Bank. The Bank is authorized to issue 10,000,000 shares of common stock, par value $5.00 per share (the "Bank Common Stock"). As of December 31, 2004, 2,175,559 shares were issued and outstanding.

         2.3 Terms of Exchange. Upon the Effective Date, each outstanding share of the Bank Common Stock shall be converted into one share of Common Stock, subject to the rights of dissenting shareholders as provided in Section 4 hereof. Each outstanding option to purchase shares of Bank Common Stock under the Bank's 1999 Employee Stock Option Plan, 2002 Employee

Equity Incentive Plan and 2003 Stock Option Plan shall be converted into an option to purchase the same number of shares of Common Stock on the same terms and conditions, and each outstanding Warrant to Purchase Common Stock of Parke Bank issued upon the Bank's organization in 1998 shall be converted into a warrant to purchase the same number of shares of Common Stock on the same terms and conditions.

         3.0 Mode of Carrying into Effect the Plan of Exchange.

         3.1 Exchange Effective Immediately. Upon the Effective Date, each certificate representing shares of the Bank Common Stock (other than shares held by a dissenting shareholder) shall by virtue of the Plan and without any action on the part of the holder thereof, be deemed to represent the same number of shares of Common Stock, and shall no longer represent the Bank Common Stock. As set forth in Section 4 hereof, after the Effective Date, any dissenting shareholder who complies with the requirements of N.J.S. 17:9A-360 et seq. shall have only the rights accorded dissenting shareholders and such stock certificates shall not be deemed to represent shares of Common Stock or the Bank Common Stock.

         3.2 Issuance of Shares of Bank to Bancorp. Upon the Effective Date, the Bank shall issue to Bancorp one share of Bank Common Stock for each share of Bank Common Stock outstanding immediately prior to the Effective Date.

         3.3 Means of Effecting Exchange of Certificates of Bank Stock for Certificates in Bancorp. Upon or immediately after the Effective Date, the Bank shall notify each Bank shareholder of record on the Effective Date (except a holder who is a dissenting shareholder as provided in Section 4 hereof) of the procedure by which certificates representing the Bank Common Stock may be exchanged for certificates of Common Stock. The Bank's transfer agent, Registrar and Transfer Company, Cranford, New Jersey, shall act as exchange agent in effecting the exchange of certificates. After receipt of such notification, each holder shall be obligated to surrender the certificates representing the Bank Common Stock for exchange into certificates of Common Stock as promptly as possible.

         4.0 Dissenting Shareholders.

         Any shareholder of the Bank who desires to dissent from the transactions contemplated by the Plan shall have the right to dissent by complying with all of the requirements set forth in N.J.S. 17:9A-360 et seq., and, if the transactions contemplated by the Plan are consummated, shall be entitled to be paid the fair value of his shares in accordance with those provisions.

         5.0 Conditions for Consummation of the Plan and Right of the Bank to Terminate the Plan Prior to Consummation.

         5.1 Conditions for Consummation. The consummation of the transactions provided for under the Plan is conditioned upon the following:

                  (a) Approval of the Plan by the Commissioner of Banking of the State of New Jersey;

                  (b) Approval of the Plan by the holders of two-thirds (2/3) or more of the outstanding Bank Common Stock entitled to vote; and

                  (c) Non-objection of the Board of Governors of the Federal Reserve System to a notification by Bancorp of its proposed acquisition of Bank.

         5.2 Right of Bank to Terminate Plan Prior to the Effective Date. At any time prior to the Effective Date, the Board of Directors of the Bank may terminate the Plan if in the judgment of the Board of Directors the consummation of the Plan is inadvisable for any reason. To terminate the Plan, the Bank's Board of Directors shall adopt a resolution terminating the Plan and, in the event such termination occurs after the shareholders of the Bank have voted on the Plan, promptly give written notice that the Plan has been terminated to the shareholders of the Bank. Upon the adoption of the Board resolution, the Plan shall be of no further force or effect and the Bank and Bancorp shall not be liable to each other, to any shareholder of the Bank or to any other person by reason of the Plan or the termination thereof. Without limiting the reasons for which the Bank's Board of Directors may terminate the Plan, the Board may terminate the Plan if:

                  (a) The number of shareholders dissenting from the Plan and demanding payment of the fair value of their shares would in the judgment of the board render the Plan inadvisable; or

                  (b) The Bank or Bancorp fails to receive, or fails to receive in form and substance satisfactory to the Bank or Bancorp, any permit, license or qualification from any federal or state authority required in connection with the consummation of the Plan.

         6.0 Expenses.

         The Bank will bear all of the expenses incurred by the Bank and by Bancorp in connection with the Plan, including, without limiting the foregoing, all attorneys, accountants, and printing fees and all licensing fees incurred in connection with the Plan and the formation of Bancorp.

         7.0 Effective Date.

         The Plan shall become effective upon a date selected by the mutual agreement of the parties hereto (the "Effective Date"). The date so selected shall be within a reasonable period after the conditions set forth in Section
5.1 have been complied with and the Bank has received any approvals or consents without which it might terminate the Plan under Section 5.2. At least one week prior to the agreed upon Effective Date, the Plan shall be filed with the New Jersey Department of Banking and Insurance together with a certification by the President or a Vice President of the Bank that the Bank's shareholders have approved the Plan and a writing specifying the Effective Date.

         IN WITNESS WHEREOF, the Board of Directors of each of Parke Bank and Parke Bancorp, Inc. have authorized the execution of the Plan and caused the Plan to be executed as of the date first written above.

                                   PARKE BANK

ATTEST:


                                     By:   /s/Vito S. Pantilione
                                           -------------------------------------
David O. Middlebrook                       Vito S. Pantilione
---------------------------
Corporate Secretary                        President and Chief Executive Officer


                                           PARKE BANCORP, INC.

ATTEST:


                                     By:   /s/Vito S. Pantilione
                                           -------------------------------------
David O. Middlebrook                       Vito S. Pantilione
---------------------------
Corporate Secretary                        President and Chief Executive Officer

                                                                      APPENDIX B

                          CERTIFICATE OF INCORPORATION
                                       OF
                               PARKE BANCORP, INC.


                                    ARTICLE I

                                      Name
                                      ----

         The name of the corporation is Parke Bancorp, Inc. (herein the "Corporation").


                                   ARTICLE II

                                Registered Office
                                -----------------

         The address of the Corporation's registered office in the State of New Jersey is 601 Delsea Drive, Washington Township, New Jersey in the County of Gloucester. The name of the Corporation's registered agent at such address is Vito S. Pantilione.


                                   ARTICLE III

                                     Powers
                                     ------

         The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be organized under 14A:2-1 of the New Jersey Business Corporation Act.


                                   ARTICLE IV

                                      Term
                                      ----

         The Corporation is to have perpetual existence.


                                    ARTICLE V

                                Initial Directors
                                -----------------

         The number of directors constituting the initial board of directors of the Corporation is three (3) and the names and addresses of the persons who are to serve as directors until their successors are elected and qualified, are:

       Name                           Mailing Address
       ----                           ---------------
Celestino R. Pennoni                  601 Delsea Drive
                                      Washington Township, New Jersey  08080
Fred G. Choate                        601 Delsea Drive
                                      Washington Township, New Jersey  08080
Daniel J. Dalton                      601 Delsea Drive
                                      Washington Township, New Jersey  08080


                                   ARTICLE VI

                                  Capital Stock
                                  -------------

         The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 11,000,000 of which 10,000,000 are to be shares of common stock, $.10 par value per share, and of which 1,000,000 are to be shares of serial preferred stock, $.10 par value per share. The shares may be issued by the Corporation without the approval of stockholders except as otherwise provided in this Article VI or the rules of a national securities exchange or listing service, if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

         A  description  of the  different  classes  and  series (if any) of the
Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

         A. Common Stock. Except as provided in this Certificate, the holders of
            ------------
the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when as declared by the board of directors of the Corporation.

         In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

         Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

         B. Serial Preferred Stock. Except as provided in this Certificate,  the
            ----------------------
board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including, but not limited to determination of any of the following:

         1. the distinctive serial designation and the number of shares constituting such series; and

         2. the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends; and

         3. the voting powers, full or limited, if any, of the shares of such series; and

         4. whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which, such shares may be redeemed; and

         5. the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

         6. whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds; and

         7. whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; and

         8. the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

         9. whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

         Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series.


                                   ARTICLE VII

                                Preemptive Rights
                                -----------------

         No holder of any of the shares of any class or series of capital stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures of other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates or indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.


                                  ARTICLE VIII

                              Repurchase of Shares
                              --------------------

         The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of capital stock of any class, bonds, debentures, notes, script, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition or as are imposed by law or regulation.


                                   ARTICLE IX

              Meetings of Stockholders; Cumulative Voting; Proxies
              ----------------------------------------------------

         A. Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation, any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, if all stockholders entitled to vote thereon consent thereto in writing. The power of stockholders to take action by non-unanimous consent is specifically denied. In the case of a merger, consolidation, acquisition of all capital shares of the Corporation or sale of assets, such action may be taken without a meeting only if all stockholders consent in writing, or if all stockholders entitled to vote consent in writing and all other stockholders are provided the advance notification required by Section 14A: 5-6(2)(b) of the New Jersey Business Corporation Act.

         B. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the President of the Corporation, by a majority of the board of directors of the

Corporation, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the Bylaws of the Corporation, include the power and authority to call such meetings, but such special meetings may not be called by any other person or persons.

         C. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. To be valid, a proxy must be executed and authorized as required or permitted by law.

         D. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.

         E. Meetings of stockholders may be held within or outside the State of New Jersey, as the Bylaws may provide.

         F. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of voting stock shall constitute a quorum at a meeting of stockholders.


                                    ARTICLE X

                      Notice for Nominations and Proposals
                      ------------------------------------

         Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.


                                   ARTICLE XI

                                    Directors
                                    ---------

         A. Number;  Vacancies. The number of directors of the Corporation shall
            ------------------
be such number as shall be provided from time to time in or in accordance with the Bylaws, provided that a decrease in the number of directors shall not have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the board of directors of the Corporation, however caused, and newly-created directorships shall be filled by a vote of a majority of the directors then in office, whether or not a quorum, or by a sole remaining director, and any director so chosen shall hold office for a term expiring at the next annual meeting of stockholders. Directors shall not be required to own any shares of the Corporation's common stock and need not be residents of any particular state, country or other jurisdiction.

         B. Classified Board. The board of directors of the Corporation shall be
            ----------------
divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year. At the first annual meeting of stockholders: directors in Class I shall be elected to hold office for a term expiring at the first succeeding annual meeting thereafter, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting thereafter, and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Subject to the foregoing, at each annual meeting of stockholders, the successor to a director whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until his or her successor shall have been duly elected and qualified unless such director's position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

         If the number of directors of the Corporation is reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. If the number of directors of the Corporation is increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

         Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article XI. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

         The initial board of directors shall consist of three individuals. The following individuals divided into the following classes shall serve as directors until the first annual meeting and until their successors are elected and qualified:


          Class I                 Class II                    Class III
          -------                 --------                    ---------
     Daniel J. Dalton         Fred G. Choate            Celestino R. Pennoni


                                   ARTICLE XII

                              Removal of Directors
                              --------------------

         Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation, any director or the entire board of directors of the Corporation may be removed for cause, at any time, by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. In addition, the board of directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

                                  ARTICLE XIII

                      Certain Limitations on Voting Rights
                      ------------------------------------

         Notwithstanding any other provision of this Certificate, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

         A.       The following definitions shall apply to this Article XIII.

     1. "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of this Certificate.

     2. "Beneficial Ownership" (including beneficially owned) shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of this Certificate; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any Common Stock:

         (1) which such person or any of its affiliates beneficially owns, directly or indirectly; or

         (2) which such person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of sections of Article XIV) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

         (3) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

and provided further, however, that (1) no Director or Officer of this Corporation (or any affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such Director or Officer (or any affiliate thereof), and (2) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

         3. "Continuing Directors" shall mean those members of the board of directors who were directors prior to the time when the Interested stockholder became an Interested stockholder.

         4. A "person" shall mean any individual, firm, corporation, or other entity.

         B. The board of directors of the Corporation shall have the power to construe and apply the provisions of this Article XIII and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Common Stock beneficially owned by any person, (ii) whether a person is an affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of the section to the given facts, or (v) any other matter relating to the applicability or effect of this Article XIII. Any constructions, applications, or determinations made by the directors pursuant to this Article XIII in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

         C. The Board of directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holders of record of Common Stock beneficially owned by any person in excess of the Limit) ("Holder in Excess") supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, (ii) any other factual matter relating to the applicability or effect of this Article XIII as may reasonably be requested of such person. The Board of directors shall further have the right to receive from any Holder in Excess reimbursement for all expenses incurred by the Board in connection with its investigation of any matters relating to the applicability or effect of this section on such Holder in Excess, to the extent such investigation is deemed appropriate by the Board of directors as a result of the Holder in Excess refusing to supply the Corporation with the information described in the previous sentence.

         D. Except as otherwise  provided by law or  expressly  provided in this
Article XIII, the presence in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Article XIII) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

         E. The provisions of this Article XIII shall not be applicable to the acquisition of more than 10% of any class of equity security of the Corporation if such acquisition has been approved by a majority of the Corporation's Continuing Directors.

         F. In the event any provision (or portion thereof) of this Article XIII shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article XIII shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken here from or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Article XIII remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.


                                   ARTICLE XIV

                        Approval of Business Combinations
                        ---------------------------------

         A.  Definitions and Related  Matters.  For the purposes of this Article
             --------------------------------
XIV and as otherwise expressly referenced hereto in this Certificate:

                  1. "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

                  2. "Announcement date," when used in reference to any business combination, means the date of the first public announcement of the final, definitive proposal for that business combination.

                  3. "Associate," when used to indicate a relationship with any person, means (1) any corporation or organization of which that person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting stock, (2) any trust or other estate in which that person has a substantial beneficial interest or as to which that person serves as trustee or in a similar fiduciary capacity, or (3) any relative or spouse of that person, or any relative of that spouse, who has the same home as that person.

                  4. "Beneficial owner," when used with respect to any stock, means a person:

                           (1) that,  individually or with or through any of its
affiliates or associates, beneficially owns that stock, directly or indirectly;

                           (2) that,  individually or with or through any of its
affiliates or associates, has (a) the right to acquire that stock (whether that right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the beneficial owner of stock tendered pursuant to a tender or exchange offer made by that person or any of that person's affiliates or associates until that tendered stock is accepted for purchase or exchange; or (b) the right to vote that stock pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a person shall not be deemed the beneficial owner of any stock under this subparagraph if the agreement, arrangement or understanding to vote that stock (i) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations under the Exchange Act, and (ii) is not then reportable on a Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (3)   that   has  any   agreement,   arrangement   or
understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in subparagraph (b) of paragraph (2) of this subsection), or disposing of that stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, that stock.

                  5. "Business combination," when used in reference to the Corporation and any interested stockholder of the Corporation, means:

                           (1) any merger or consolidation of the Corporation or
any subsidiary of the Corporation with (a) that interested stockholder or (b) any other corporation (whether or not it is an interested stockholder of the Corporation) which is, or after a merger or consolidation would be, an affiliate or associate of that interested stockholder;

                           (2) any  sale,  lease,  exchange,  mortgage,  pledge,
transfer or other disposition (in one transaction or a series of transactions) to or with that interested stockholder or any affiliate or associate of that interested stockholder of assets of the Corporation or any subsidiary of the Corporation (a) having an aggregate market value equal to 10% or more of the aggregate market value of all the assets, determined on a consolidated basis, of the Corporation, (b) having an aggregate market value equal to 10% or more of the aggregate market value of all the outstanding stock of the Corporation, or
(c) representing 10% or more of the earnings power or income, determined on a consolidated basis, of the Corporation;

                           (3) the  issuance or transfer by the  Corporation  or
any subsidiary of the Corporation (in one transaction or a series of transactions) of any stock of the corporation or any subsidiary of the Corporation which has an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding stock of the Corporation to that interested stockholder or any affiliate or associate of that interested stockholder, except pursuant to the exercise of warrants or rights to purchase stock offered, or a dividend or distribution paid or made, pro rata to all stockholders of the Corporation;

                           (4) the  adoption  of any  plan or  proposal  for the
liquidation or dissolution of the Corporation proposed by, on behalf of or pursuant to any agreement, arrangement or understanding (whether or not in writing) with that interested stockholder or any affiliate or associate of that interested stockholder;

                           (5) any  reclassification  of securities  (including,
without limitation, any stock split, stock dividend, or other distribution of stock in respect of stock, or any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the Corporation with any subsidiary of the Corporation, or any other transaction (whether or not with, or into, or otherwise involving that interested stockholder), proposed by, on behalf of or pursuant to any agreement, arrangement or understanding (whether or not in writing) with that interested stockholder or any affiliate or associate of that interested stockholder, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into voting stock of the Corporation or any subsidiary of the Corporation which is directly or indirectly owned by that interested stockholder or any affiliate or associate of that interested stockholder, except as a result of immaterial changes due to fractional share adjustments; or

                           (6) any receipt by that interested stockholder or any
affiliate or associate of that interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through the Corporation; provided, however, that the term "business combination" shall not be deemed to include the receipt of any of the foregoing benefits by the Corporation or any of the Corporation's affiliates arising from transactions (such as intercompany loans or tax sharing arrangements) between the Corporation and its affiliates in the ordinary course of business.

                  6. "Common stock" means any stock other than preferred stock.

                  7.   "Consummation   date,"  with   respect  to  any  business
combination, means the date of consummation of that business combination.

                  8. "Control," including terms "controlling" "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person's beneficial ownership of 10% or more of the voting power of the Corporation's voting stock shall create a presumption that person has control of the Corporation. Notwithstanding the foregoing in this subsection, a person shall not be deemed to have control of a corporation if that person holds voting power, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more beneficial owners who do not individually or as a group have control of the Corporation.

                  9. "Exchange Act" means the "Securities Exchange Act of 1934," (15 U.S.C. ss.78a et seq.) as the same has been or hereafter may be amended from time to time.

                  10. "Interested stockholder," when used in reference to the Corporation, means any person (other than the Corporation or any subsidiary of the Corporation) that:

                           (1) is the beneficial owner, directly  or indirectly,
of 10% or more of the voting power of the outstanding voting stock of the Corporation; or

                           (2) is an affiliate  or associate of the  Corporation
and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the Corporation. For the purpose of determining whether a person is an interested stockholder pursuant to this subsection, the number of shares of voting stock of the Corporation deemed to be outstanding shall include shares deemed to be beneficially owned by the person through application of subsection
A.4 of this Article but shall not include any other unissued shares of voting stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                           (3) is an assignee of or has  otherwise  succeeded to
any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  11. "Market value," when used in reference to property of the Corporation, means:

                           (1) in the case of stock,  the highest  closing sales
price of the stock during the 30 day period immediately preceding the date in question, on the principal United States securities exchange registered under the Exchange Act on which that stock is listed, or, if that stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of that stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System, or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of the Corporation's stock as determined by the board of directors of the Corporation in good faith; and

                           (2) in the case of property other than cash or stock,
the fair market value of that property on the date in question as determined by the board of directors of the Corporation in good faith.

                  12. "Stock" means:

                           (1) any stock or similar security, any certificate of
interest, any participation in any profit sharing agreement, any voting trust certificate, or any certificate of deposit for stock; and

                           (2)  any  security   convertible,   with  or  without
consideration, into stock, or any warrant, call or other option or privilege of buying stock without being bound to do so, or any other security carrying any right to acquire, subscribe to or purchase stock.

                  13. "Stock acquisition date," with respect to any person and the Corporation, means the date that such person first becomes an interested stockholder of the Corporation.

                  14.   "Subsidiary"   of  the   Corporation   means  any  other
corporation of which voting stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Corporation.

                  15. "Voting stock" means shares of capital stock of the Corporation entitled to vote generally in the election of directors.

B. Approval of Business Combinations.
   ---------------------------------

         The Corporation shall not engage in a business combination with any interested stockholder for a period of five years following that interested stockholder's stock acquisition date unless the business combination is approved by the board of directors prior to the interested stockholder's stock acquisition date.

         In  addition,   the  Corporation  shall  not  engage  in  any  business
combination with any interested stockholder of the Corporation at any time unless one of the following three conditions is met:

         1. the business combination is approved by the board of directors of the Corporation prior to that interested stockholder's stock acquisition date and thereafter approved by stockholders in accordance with applicable law.

         2. the business combination is approved by the affirmative vote of the holders of at least 80% of the voting stock not beneficially owned by that interested stockholder at a meeting called for such purpose.

         3. the business combination meets all of the following conditions:

                  (1) the aggregate amount of the cash and the market value, as of the consummation date, of consideration other than cash to be received per share by holders of outstanding shares of common stock of the Corporation in that business combination is at least equal to the higher of the following:

                           (a)  the  highest  per  share  price  (including  any
brokerage commissions, transfer taxes and soliciting dealers' fees) paid by that interested stockholder for any shares of common stock of the same class or series acquired by it (i) within the five-year period immediately prior to the announcement date with respect to that business combination, or (ii) within the five-year period immediately prior to, or in, the transaction in which that interested stockholder became an interested stockholder, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which that highest per share acquisition price was paid through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of common stock since that earliest date, up to the amount of that interest; and

                           (b) the market value per share of common stock on the
announcement date with respect to that business combination or on that interested stockholder's stock acquisition date, whichever is higher; plus interest compounded annually from that date through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of common stock since that date, up to the amount of that interest;

                  (2) the aggregate amount of the cash and the market value as of the consummation date of consideration other than cash to be received per share by holders of outstanding shares of any class or series of stock, other than common stock, of the Corporation is at least equal to the highest of the following (whether or not that interested stockholder has previously acquired any shares of that class or series of stock):

                           (a)  the  highest  per  share  price  (including  any
brokerage commissions, transfer taxes and soliciting dealers' fees) paid by that interested stockholder for any shares of that class or series of stock acquired by it (i) within the five-year period immediately prior to the announcement date with respect to that business combination, or (ii) within the five-year period
immediately   prior  to,  or  in,  the
transaction in which that interested stockholder became an interested stockholder, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of that class or series of stock since that earliest date, up to the amount of that interest;

                           (b) the  highest  preferential  amount  per  share to
which the holders of shares of that class or series of stock are entitled in the event of any liquidation, dissolution or winding up of the Corporation, plus the aggregate amount of any dividends declared or due as to which those holders are entitled prior to payment of dividends on some other class or series of stock (unless the aggregate amount of those dividends is included in that preferential amount); and

                           (c) the  market  value  per  share  of that  class or
series  of  stock  on the  announcement  date  with  respect  to  that  business combination or on that interested stockholder's stock acquisition date, whichever is higher; plus interest compounded annually from that date through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of that class or series of stock since that date, up to the amount of that interest;

                  (3) the consideration to be received by holders of a particular class or series of outstanding stock (including common stock) of the Corporation in that business combination is in cash or in the same form as the interested stockholder has used to acquire the largest number of shares of that class or series of stock previously acquired by it;

                  (4) the holders of all outstanding shares of stock of the Corporation not beneficially owned by that interested stockholder immediately prior to the consummation of that business combination are entitled to receive in that business combination cash or other consideration for those shares in compliance with paragraphs (1), (2) and (3) of this subsection; and

                  (5) after that interested stockholder's stock acquisition date and prior to the consummation date with respect to that business combination, that interested stockholder has not become the beneficial owner of any additional shares of stock of the Corporation, except:

                           (a) as part of the transaction which resulted in that
interested stockholder becoming an interested stockholder;

                           (b) by virtue of  proportionate  stock splits,  stock
dividends or other distributions of stock in respect of stock not constituting a business combination as defined in Section A.5(5) of this Article;

                           (c) through a business combination meeting all of the
conditions of paragraph (3) and this paragraph; or

                           (d)   through  the   purchase   by  that   interested
stockholder at any price which, if that price had been paid in an otherwise permissible business combination, the announcement date and consummation date of which was the date of that purchase, would have satisfied the requirements of paragraphs (1), (2) and (3) of this subsection.

                  (6) Exceptions. The provisions of this Article XIV shall not apply to any business combination of the Corporation with an interested stockholder of the Corporation which became an interested stockholder inadvertently, if such interested stockholder (i) as soon as practicable divests itself, himself or herself of a sufficient amount of the voting stock of the Corporation so that it, he or she no longer is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of the Corporation or a subsidiary corporation, and (ii) would not at any time within the five-year period preceding the announcement date with respect to that business combination have been an interested stockholder but for that inadvertent acquisition. Nothing contained in this Article XIV shall be construed to relieve any interested stockholder from any fiduciary obligation imposed by law.


                                   ARTICLE XV

                  Stockholder Approval of Certain Transactions
                  --------------------------------------------

         A.  Stockholder  Vote.  Any  merger,  consolidation,   liquidation,  or
             -----------------
dissolution of the Corporation or any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall require the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Corporation eligible to vote at a legal meeting.

         B. Board Approval. The provisions of this Article XV shall not apply to
            --------------
a particular transaction and such transaction shall require only such stockholder vote, if any, as would be required by applicable law, if such a transaction is approved by the board of directors of the Corporation.


                                   ARTICLE XVI

                       Evaluation of Business Combinations
                       -----------------------------------

         In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the stockholders, when evaluating a business combination or a tender or exchange offer, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of entering into the transaction on the Corporation and its subsidiaries, and its present and future employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or entity, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (iii) the competence, experience, and integrity of the acquiring person or entity and its or their management.

                                  ARTICLE XVII

                Elimination of Directors' and Officers' Liability
                -------------------------------------------------

         Directors and officers of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, provided that this Article XVII shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of the director's or officer's duty of loyalty to the Corporation or its stockholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. Any repeal or modification of this
Article XVII by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation hereunder or otherwise with respect to any act or omission occurring before such repeal or modification is effective. If the New Jersey Business Corporation Act is amended to further limit the personal liability of directors and officers, then such liability will be limited to the fullest extent permitted under the law.


                                  ARTICLE XVIII

                                 Indemnification
                                 ---------------

         A. Indemnification.  The Corporation shall indemnify any person who was
            ---------------
or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under New Jersey law.

         B. Advance  Payment.  The  Corporation  may pay in advance any expenses
            ----------------
(including attorneys' fees) which may become subject to indemnification under Section A of this Article XVIII if the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he or she is not entitled to indemnification by the Corporation under New Jersey law.

         C.  Nonexclusive.  The  indemnification  and  advancement  of  expenses
             ------------
provided by Sections A and B of this Article XVIII or otherwise granted pursuant to New Jersey law shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

         D. Continuation.  The  indemnification  and advance payment provided by
            ------------
Sections A and B shall continue as to a person who has ceased to hold a position named in paragraph A of this Article XVIII and shall inure to his or her heirs, executors and administrators. In addition, any repeal or modification of this
Article XVIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation hereunder or otherwise with respect to any act or omission occurring before such repeal or modification is effective.

         E. Insurance.  The  Corporation may purchase and maintain  insurance on
            ---------
behalf of any person who holds or who has held any position named in Section A of this Article XVIII, against any liability incurred by him or her in any such position, or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability under this Article and New Jersey law.

         F. Savings Clause. If this Article XVIII or any portion hereof shall be
            --------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this
Article XVIII that shall not have been invalidated and to the full extent permitted by applicable law.


                                   ARTICLE XIX

                               Amendment of Bylaws
                               -------------------

         In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation by a vote of two-thirds of the board of directors present at a legal meeting held in accordance with the provisions of the Bylaws. Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than 80% of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).


                                   ARTICLE XX

                    Amendment of Certificate of Incorporation
                    -----------------------------------------

         The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles VII, IX, X, XI, XII, XIII, XIV, XV, XVII, XVIII, XIX and this
Article XX of this Certificate may not be repealed, altered, amended or rescinded in any respect unless such action is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is properly included in the notice of such meeting).

                                                                      APPENDIX C

                                     BYLAWS

                                       OF

                               PARKE BANCORP, INC.


                             ARTICLE I - Home Office

         The home office of Parke Bancorp, Inc. (the "Corporation") shall be located at 601 Delsea Drive, Washington Township, in the County of Gloucester, in the State of New Jersey. The Corporation may also have offices at such other places within or outside of the State of New Jersey as the board of directors shall from time to time determine.

                            ARTICLE II - Shareholders

         Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Corporation or at such other place in the State of New Jersey as the board of directors may determine.

         Section 2. Annual Meeting. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

         Section 3. Special Meetings. Notwithstanding any other provision of the Certificate of Incorporation of the Corporation or these Bylaws, any action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, only as provided in the Certificate of Incorporation.

         Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with rules and procedures adopted by the board of directors.

         Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

         Section 6. Fixing of Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or the shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 6 of Article II, such determination shall apply to any adjournment.

         Section 7. Voting Lists. A list of shareholders shall be kept on file at the home office of the Corporation and shall be subject to inspection, for a proper purpose and upon five days written demand, by any shareholder who has been a shareholder of record for at least six months preceding his or her demand or, any person holding, or so authorized in writing by the holders of at least 5% of the outstanding shares.

         Section 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time, subject to the notice requirements of Section 5 of this Article II. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

         Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed by the shareholder in the manner provided by the Certificate of Incorporation. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

         Section 10. Voting. At each election for directors, every shareholder entitled to vote at such election shall be entitled to one vote for each share of stock held by him or her. Directors shall be elected by a plurality of votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided in the Certificate of Incorporation, by statute, or by these Bylaws, in matters other than the election of directors, a majority of the shares present in person or represented by proxy at a lawful meeting and entitled to vote on the subject matter, shall be sufficient to pass on a transaction or matter.

         Section 11. Voting of Shares in the Name of Two or More Persons. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         Section 12. Voting of Shares of Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Corporation nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         Section 13. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

         Unless otherwise prescribed by regulation of the board, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         Section 14. Nominating Committee. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of Article II, Section 15 of these Bylaws.

         Section 15. Notice for Nominations and Proposals. Nominations of candidates for election as directors at any annual meeting of shareholders may be made (a) by, or at the direction of, a majority of the board of directors or
(b) by any shareholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 15 shall be eligible for election as directors at an annual meeting. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 15 shall be provided for use at the annual meeting.

         Nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 15. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation; provided, however, that with respect to the first scheduled annual meeting, notice by the shareholder must be so delivered or received no later than the close of business on the tenth day following the day on which notice of the date of the scheduled meeting must be delivered or received no later than the close of business on the fifth day preceding the date of the meeting. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director and as to the shareholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Corporation stock which are Beneficially Owned (as defined in Article XIV of the Certificate of Incorporation) by such person on the date of such shareholder notice, and
(iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of Schedule 14A to be filed on with the Securities and Exchange Commission (or any successors of such items or schedule); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and
(ii) the class and number of shares of Corporation stock which are Beneficially Owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. At the request of the board of directors, any person nominated by, or at the direction of, the Board for election as a director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

         Proposals, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 15. For shareholder proposals to be included in the Corporation's proxy materials, the shareholder must comply with all the timing and informational requirements of Rule 14a-8 of the Exchange Act (or any successor regulation). With respect to shareholder proposals to be considered at the annual meeting of shareholders but not included in the Corporation's proxy materials, the shareholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation. Such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and, to the extent known, any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Corporation stock which are Beneficially Owned by the shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal (other than interests which all shareholders would have).

                        ARTICLE III - Board of Directors

         Section 1. General Powers. The business and affairs of the Corporation shall be under the direction of its board of directors. The board of directors may annually elect a chairman of the board and one or more vice chairmen from among its members and shall designate, when present, either the chairman of the board or in his or her absence, one of the vice chairmen to preside at its meetings.

         Section 2. Number, Term and Election. The board of directors shall consist of such number of members, not greater than fifteen, as shall be determined by resolution of the board from time to time. The board of directors shall be classified in accordance with the provisions of the Corporation's Certificate of Incorporation. The members of each class shall be elected for terms specified by the Certificate of Incorporation and until their successors are elected or qualified. Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting of shareholders at which a quorum is present.

         Section 3. Residency Requirement. Each director of the Corporation must, at all times, reside in a county, city or town within the State of New Jersey which is no more than fifty (50) miles in distance from the main branch or nearest branch office location of the Corporation's wholly-owned subsidiary, Parke Bank. The residency requirement of this Section 3 shall not apply to any member of the Corporation's board of directors as of January 25, 2005.

         Section 4. Place of Meeting. All annual and special meetings of the board of directors shall be held at the principal office of the Corporation or at such other place, within or outside the State of New Jersey, as the board of directors may determine and as designated in the notice of such meeting.

         Section 5. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this Bylaw at such time and date as the board of directors may determine.

         Section 6. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within or outside the State of New Jersey, as the place for holding any special meeting of the board of directors called by such persons.

         Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

         Section 7. Notice of Special Meeting. Written notice of at least 24 hours regarding any special meeting of the board of directors or of any committee designated thereby shall be given to each director in accordance with these Bylaws, although such notice may be waived by the director. The attendance of such director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in the notice of waiver of notice of such meeting.

         Section 8.  Quorum.  A majority  of the  number of  directors  fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 7 of this Article III.

         Section 9. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Certificate of Incorporation or the laws of New Jersey.

         Section 10. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         Section 11. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president.

         Section 12. Vacancies. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

         Section 13. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation as the board of directors may determine.

         Section 14. Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 15. Removal of Directors. Directors of the Corporation may be removed only in accordance with the Corporation's Certificate of Incorporation.

         Section 16. Minimum Share Requirement. Each director of the Corporation must be a shareholder of the Corporation and own at least twenty-five thousand (25,000) shares of the Corporation's Common Stock. The minimum share requirement of this Section 16 shall not apply to any member of the Corporation's board of directors as of January 25, 2005.

         Section 17. Affiliations With Other Depository Institutions. A person is not eligible to serve as director of the Corporation if he or she is a "management official" of another "depository institution" or "depository holding company" as those terms are defined in Depository Institution Management Interlocks Act (12 U.S.C. ss.3201). If elected director of the Corporation, a person may not thereafter serve or agree to serve as a management official of a depository institution or depository holding company unless and until his or her term as director of the Corporation has expired.

         Section 18. Eligibility Requirement. A person is not eligible to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense, involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) is a person against whom a federal or state bank regulatory agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal;
3) has been found either by any federal or state regulatory agency whose decision is final and not subject to appeal, or by a court to have (a) committed a wilful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency; or (b) breached a fiduciary duty involving personal profit; or (4) has been nominated by a person who would be disqualified from serving as a director of this Corporation under Section 18 (1), (2) or (3).

                   ARTICLE IV - Executive And Other Committees

         Section 1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

         Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the Certificate of Incorporation or these Bylaws of the Corporation, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business; a voluntary dissolution of the Corporation; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

         Section  3.  Tenure.  Subject  to the  provisions  of Section 8 of this
Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

         Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

         Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

         Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

         Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Corporation. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

         Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

         Section 10. Other Committees. The board of directors may by resolution establish any other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution, and procedures thereof.

                              ARTICLE V - Officers

         Section 1. Positions. The officers of the Corporation shall include a chief executive officer, president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer, but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

         Section 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights of the person so removed.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

         Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors, or by a compensation committee of the board of directors in accordance with applicable requirements of the Rules of the Nasdaq Stock Market, or by employment contracts or otherwise.

               ARTICLE VI - Contracts, Loans, Checks, and Deposits

         Section 1. Contracts. Except as otherwise prescribed by these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

         Section 2. Loans. In accordance with Section 402 of the Sarbanes-Oxley Act of 2002, the Corporation may not, directly or indirectly, make a personal loan to or for any director or executive officer of the Corporation, except as otherwise permitted thereby. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees, or agents of the Corporation, which may include facsimile signatures, in such manner as shall from time to time be determined by the board of directors.

         Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the board of directors may select.

            ARTICLE VII - Certificates for Shares and Their Transfer

         Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the chief executive officer or by any other officer of the Corporation authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Corporation as the board of directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner for all purposes.

         Section 3. Payment for Shares. No certificate shall be issued for any shares until such share is fully paid.

         Section 4. Form of Payment for Shares. The consideration for the issuance of shares shall be paid in accordance with the provisions of New Jersey law.

         Section 5. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 7 of Article II of these Bylaws or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

         Section 6. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

         Section 7. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

                    ARTICLE VIII - Fiscal Year; Annual Audit

         The fiscal year of the Corporation shall end on the last day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

                             ARTICLE IX - Dividends

         Subject only to the terms of the Corporation's Certificate of Incorporation and applicable law, the board of directors may, from time to time, declare and the Corporation may pay, dividends on its outstanding classes of capital stock which are eligible for dividends.

                           ARTICLE X - Corporate Seal

         The board of directors shall provide a Corporate seal which shall be two concentric circles between which shall be the name of the Corporation. The year of incorporation or an emblem may appear in the center.

                             ARTICLE XI - Amendments

         These Bylaws may be amended only as specified in the Corporation's Certificate of Incorporation.

                                                                      APPENDIX D

            SECTIONS 140 TO 145 OF THE NEW JERSEY BANKING ACT OF 1948
                       (RIGHTS OF DISSENTING SHAREHOLDERS)

17:9A-140. Rights of dissenting stockholders: settlement by agreement

A.   A stockholder who

          (1)  is entitled to vote at the meeting of stockholders  prescribed by section 137; and who
          (2) serves a written notice of dissent from the merger agreement, in the manner, at the place, and within the time prescribed in subsections B and C of this section; and who
          (3) does not vote to approve the merger agreement at the meeting prescribed by section 137, or at any adjournment thereof,

         may, within thirty days after the filing of the agreement in the department as provided by section 137, serve a demand upon the receiving bank at its principal office, for the payment to him of the value of his shares of stock. The receiving bank may, within ten days after the receipt of such demand, offer to pay the stockholder a sum for his shares, which, in the opinion of the board of directors of the receiving bank, does not exceed the amount which would be paid upon such shares if the business and assets of the bank whose stock such stockholder holds were liquidated on the day of the filing of the agreement pursuant to section 137.

B. Service of the notice of dissent prescribed by paragraph (2) of subsection A of this section shall be made at the principal office of the bank whose stock is held by the dissenting stockholder, and shall be made not later than the third day prior to the day fixed for the meeting of the stockholders of such bank pursuant to section 137.

C. Service of the notice of dissent and of the demand for payment prescribed by this section may be made by registered mail or personally by the dissenting stockholder or his agent.

17:9A-141. Appointment of appraisers

         If a stockholder fails to accept the sum offered for his shares pursuant to section 140, he may, within three weeks after the receipt by him of the bank's offer of payment, or, if no offer is made by the bank, within three weeks after the date upon which his demand was served upon the bank as specified in section 140, institute an action in the Superior Court for the appointment of a board of three appraisers to determine the value of his shares of stock as of the day of the filing of the merger agreement pursuant to section 137. The court may proceed in the action in a summary manner or otherwise. Any other stockholder who has the right to institute a similar action may intervene. The court shall, in respect to any one bank, appoint a single board of three appraisers to determine the value of the shares of all stockholders of such bank who are parties to such action.

17:9A-142. Duties of appraisers; report; objections; compensation; vacancies

A. The appraisers shall be sworn to the faithful discharge of their duties. They shall meet at such place or places, and shall give such notice of their meetings as the court may prescribe. The bank and each stockholder who is a party to the action instituted pursuant to section 141, may be represented by attorneys in the proceedings before such appraisers, and may present such evidence to them as shall be material to the issue. The determination of any two of the appraisers shall control. Upon the conclusion of their deliberations, the appraisers shall file in the Superior Court a report and appraisal of the value of the shares of stock, and shall mail a copy thereof to the bank and to each stockholder who is a party to said action.

B. The bank and each stockholder who is a party to said action shall have ten days after the filing of the report and appraisal within which to object thereto in the Superior Court. In the absence of any objections, the report and appraisal shall be binding upon the bank and upon such stockholders, and the bank shall pay each such stockholder the value of his shares, as reported by the appraisers, with interest from the date of the filing of the merger agreement pursuant to section 137, at such rate, not in excess of the legal rate, as shall be fixed by the appraisers. If objections are made, the court shall make such order or judgment thereon as shall be just.

C. The Superior court shall fix the compensation of the appraisers, which shall be paid by the bank, and shall be vested with full jurisdiction over all matters arising out of any action instituted pursuant to section 141. In the case of a vacancy in the board of appraisers, the Superior Court shall, on its own motion, or upon motion of a stockholder, or of the receiving bank, fill such vacancy.

17;9A-143. Assignment of stock to bank

         Upon payment by the bank of the value of shares of stock pursuant to this article, the holder thereof shall assign such shares to the bank.

17:91-144.        Effect of stockholder's failure to act

         A stockholder who fails to act pursuant to sections 140 and 141 shall be forever barred from bringing any action to enforce his right to be paid the value of his shares in lieu of continuing his status as a stockholder in the receiving bank.

                                     PART II


Item 21.          Exhibits and Financial Statements Schedules

         The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

         (a) List of Exhibits (filed herewith unless otherwise noted)

         2.1    Plan of Acquisition*
         3(i)   Certificate of Incorporation of Parke Bancorp, Inc.*
         3(ii)  Bylaws of Parke Bancorp, Inc.*
         4.1    Common stock certificate of Parke Bancorp, Inc.*
         4.2    Common stock purchase warrant *
         5      Opinion of Malizia Spidi & Fisch, PC *
         8      Federal Tax Opinion of Malizia Spidi & Fisch, PC
         10.1   Employment Agreement between Parke Bank and Vito S. Pantilione *
         10.2   Supplemental Executive Retirement Plan *
         10.3   1999 Stock Option Plan *
         10.4   2002 Stock Option Plan *
         10.5   2003 Stock Option Plan *
         21     Subsidiaries of the Registrant *
         23.1   Consent of McGladrey & Pullen, LLP
         23.2 Consent of Malizia Spidi & Fisch, PC (contained in its opinions filed as Exhibits 5 and 8)
         24     Power of Attorney (set forth on the signature page)
         99.1   Form of Proxy*
         99.2   Consent of Persons to be Named as Directors
         ------------
         * Previously filed.



         (b)  Financial Statement Schedules

         All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, hereunto duly authorized, in the State of New Jersey on April 1, 2005.

                                           Parke Bancorp, Inc.

                                           /s/Vito S. Pantilione
                                           -------------------------------------
                                           Vito S. Pantilione
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on April 1, 2005 in the capacities indicated.

/s/Celestino R. Pennoni                             /s/Vito S. Pantilione
--------------------------------------------        -------------------------------------
Celestino R. Pennoni                                Vito S. Pantilione
Director, Chairman of the Board                     President and Chief Executive Officer
                                                    (Principal Executive Officer)


/s/Ernest D. Huggard                                /s/Daniel J. Dalton
--------------------------------------------        -------------------------------------
Ernest D. Huggard                                   Daniel J. Dalton
Senior Vice President/ Chief Financial              Director
Officer
(Principal Financial and Accounting Officer)


/s/Fred G. Choate
--------------------------------------------
Fred G. Choate
Director
